  As filed with the Securities and Exchange Commission on ______________, 1997.

                                                      Registration No. _________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-11

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         RESOURCE ASSET INVESTMENT TRUST
      (Exact name of registrant as specified in its governing instruments)

             1521 Locust Street, Sixth Floor, Philadelphia, PA 19102
                    (Address of principal executive offices)

                                  Jay J. Eisner
                      President and Chief Operating Officer
                         Resource Asset Investment Trust
                         1521 Locust Street, Sixth Floor
                             Philadelphia, PA 19102
                     (Name and address of agent for service)

                                   COPIES TO:

J. Baur Whittlesey, Esquire        Robert B. Ott, Esquire        Thurston R. Moore, Esquire
Ledgewood Law Firm, P.C.           Arnold & Porter               Hunton & Williams
1521 Locust Street, 8th Floor      555 Twelfth Street, N.W.      951 East Byrd Street
Philadelphia, PA  19102            Washington, D.C.  20004       Richmond, VA  23219

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

                                          Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Title of securities           Amount being               Proposed maximum             Proposed maximum               Amount of
being registered              registered                 offering price per           aggregate offering             registration
                                                         unit                         price(2)                       fee
------------------------------------------------------------------------------------------------------------------------------------
Common Shares(1)              12,075,000 Shares               $15.00                     $181,125,000                  $54,886.36
------------------------------------------------------------------------------------------------------------------------------------

(1) Includes 1,500,000 Common Shares which the Underwriters have the option to purchase to cover over-allotments, if any, and 575,000 Common Shares issuable upon exercise of warrants granted to the Representative of the Underwriters.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) (with respect to Common Shares other than those relating to the Representative's warrants) and Rule 457(g)(2) (with respect to Common Shares relating to the Representative's warrants).

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 3, 1997

PROSPECTUS

                                _________ Shares

                         RESOURCE ASSET INVESTMENT TRUST

                                  Common Shares

                                   ----------

         Resource Asset Investment Trust ("RAIT" and, together with its subsidiaries, the "Company") is a newly organized Maryland real estate investment trust. RAIT will elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). RAIT has formed two subsidiaries that will be the general partner and initial limited partner, respectively, of a newly-formed Delaware limited partnership, RAIT Partnership, L.P. (the "Operating Partnership"), through which substantially all of the Company's assets will be owned and operated.

         All of the ______________ common shares of beneficial interest of the Company (the "Common Shares") offered pursuant to this Prospectus (the "Offering") are being offered by the Company. In addition, ____________________ Common Shares will be sold by the Company to Resource America, Inc. ("RAI") upon the completion of this Offering at the initial public offering price net of any underwriting discounts or commissions. After that sale, RAI will own approximately 9.8% of the Company's outstanding Common Shares, assuming that the Underwriters do not exercise their over-allotment option.

         It is currently anticipated that the initial public offering price for the Common Shares will be $_____ per share. Prior to this Offering, there has been no market for the Common Shares. The public offering price will be determined by negotiation between the Company and the Underwriters. See "Underwriting." Application has been made for listing the Company's Common Shares on the Nasdaq Stock Market under the symbol "________."

         See "Risk Factors" beginning on page ______ for certain factors relevant to an investment in the Common Shares including, among others:

         o The Company has specified uses for only ______% of the net proceeds of the Offering (assuming the Underwriters do not exercise their overallotment option) and, accordingly, investors will not have an opportunity to evaluate a substantial portion of the Company's investments.

         o The Company's principal business activity will be to provide mortgage and debt financing in situations that, generally, will not conform to the underwriting standards of institutional lenders or sources that provide financing through securitization, and will emphasize wraparound loans and other forms of junior lien or subordinate financing. Financing provided by the Company, accordingly, will be subject to greater risks than institutional and senior lien financing.

         o The Company's investments will be sensitive to many economic factors over which the Company has no control.

         o The Company may incur debt in furtherance of its business activities and operations and, accordingly, will be subject to the risks associated with the use of leverage.

         o Ownership of the Common Shares by each shareholder other than RAI is limited to 8.5% of the outstanding Common Shares, which may deter third parties from seeking control of, or seeking to acquire, the Company. See "Description of Shares of Beneficial Interest - Restrictions on Ownership and Transfer."

         o The Company will be taxed as a regular corporation if it fails to qualify as a REIT.

         o There are certain conflicts of interest between the Company and RAI and its affiliates in connection with the Company's acquisition of investments and the management of properties.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

============================================================================================================================
                                                Price to               Underwriting
                                                 Public                 Discount(1)              Proceeds to Company(2)
----------------------------------------------------------------------------------------------------------------------------
Per Share................................           $                        $                              $
Total(3)(4)..............................           $                        $                              $
============================================================================================================================

(1) Does not reflect: (i) reimbursement by the Company of certain out-of-pocket expenses incurred by the Underwriters, to a maximum of $_____; (ii) a warrant granted to

         Friedman, Billings, Ramsey & Co., Inc., the representative of the Underwriters (the "Representative") to purchase up to _______ Common Shares at a price of $_____ per share, exercisable for a period of five years from the completion of the Offering; and (iii) a two year right granted to the Representative to be first offered the right to act as financial advisor to or lead underwriter for the Company with respect to certain transactions, including sales of assets, equity or debt securities, mergers, acquisitions and capital markets transactions. The Company also has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses in connection with the Offering, estimated at $__________, including the Underwriters' expenses referred to in (1), above, which will be payable by the Company.
(3) The Company has granted the Underwriters a 30-day option to purchase up to _________ additional Common Shares to cover over-allotments. If all such Common Shares are purchased, the total Price to Public, Underwriting Discount and Proceeds to Company before expenses of this Offering will be $__________, $__________ and $__________, respectively. See "Underwriting."
(4) The total Price to Public and the total Proceeds to Company reflect the sale of ___________ Common Shares to RAI net of the Underwriting Discount.

         The Common Shares are offered by the Underwriters, subject to receipt and acceptance by the Underwriters, approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offers and to reject orders in whole or in part. It is expected that delivery of the Common Shares will be made in New York, New York on or about _____________, 1997.


                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                The date of this Prospectus is __________, 1997.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON SHARES, INCLUDING STABILIZATION, THE PURCHASE OF COMMON SHARES TO COVER SYNDICATE SHORT POSITIONS, AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS (AND SELLING GROUP MEMBERS) MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON SHARES ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes that (i) the transactions relating to the formation of the Company are consummated, (ii) the Underwriters' overallotment option is not exercised and (iii) the offering price (the "Offering Price") of the Common Shares is $____ per share. Unless the context otherwise requires, all references in this Prospectus to (i) the "Company" shall mean Resource Asset Investment Trust and (a) its wholly-owned subsidiaries, RAIT General, Inc. (the "General Partner") and RAIT Limited, Inc. (the "Initial Limited Partner") and (b) RAIT Partnership, L.P. (the "Operating Partnership"), in which the General Partner initially will own a 1% interest and the Initial Limited Partner initially will own a 99% interest; and (ii) the "Common Shares" shall mean the Company's common shares of beneficial interest, par value $.01 per share. Capitalized terms used but not defined herein shall have the meanings set forth in the Glossary beginning on page ______.

                                   The Company

         General. RAIT is a newly-formed Maryland real estate investment trust that will elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). The Company's principal business activity will be to provide mortgage or other debt financing ("Financing") in situations that, generally, do not conform to the underwriting standards of institutional lenders or sources that provide financing through securitization. The Company believes that its anticipated Financing activity provides it with an underserved niche market in the real estate finance industry. The Company will rely primarily on the relationships its management personnel have developed as a result of their many years of experience in the mortgage lending, real estate and real estate finance industries to generate financing opportunities.

         Investment Objectives and Policies. The Company intends to purchase or originate Financing relating to multi-family residential, office and other commercial properties. The Company believes that, under current market conditions, institutional lenders and lending sources that provide financing through securitization (which the Company believes are currently the principal sources of real property financing), require that loans made by them satisfy certain standard criteria. Typically, these lenders will require that the requested loan be within the institution's size parameters and bear a specified relation to the appraised value of the property securing the loan, that the property have historical operating results demonstrating a ratio of cash flow to projected debt service meeting standards established by the institution and that the loan be secured by a first lien on the property. These lenders frequently restrict the ability of the borrower to incur junior lien loans on the property without the lender's consent and impose substantial penalties on loan prepayment. Lenders may also establish guidelines with respect to type of property, type and amount of insurance, uses of funds, appraisals and loan documentation. The Company believes that borrowers or properties needing attention to specific or unique situations are frequently unable to obtain financing from these sources, or cannot obtain financing adapted to their particular needs, providing the Company with a niche market with substantial growth potential. The Company also believes that the recent trend towards consolidation among regulated financial services providers has enhanced the opportunity for unregulated financial services providers, such as the Company, to compete in this niche.

         In providing Financing, the Company will emphasize wraparound loans and, to a lesser extent, other forms of junior lien and subordinated loans with principal amounts generally between $1 million and $8 million. The Company is not, however, limited in the type of Financing it may provide and, accordingly, may originate or acquire first lien loans. A wraparound loan is a junior lien or unsecured loan having a principal amount equal to the sum of the outstanding principal balances of loans with senior priority of lien plus the net amount advanced by the wraparound lender. From payments it receives on the wraparound loan, the wraparound lender pays principal and interest to holders of the senior lien loans. Wraparound loans (and other junior loans) offer the potential for higher yields than yields ordinarily obtained in senior lien financing (and, in the case of wraparound loans, the possibility of increasing yields as the principal amounts of senior loans are amortized). However, such loans carry a greater credit risk, including a substantially greater risk of non-payment of interest or principal, than senior lien financing. See "Risk Factors - Investment Activity Risks - Financing Considerations:
Enhanced Credit Risks of Subordinate Financing."

         As compensation for the foregoing risks, the Company will seek to originate or acquire Financing that not only has current cash returns higher than those obtained in typical first lien institutional financing but that also has various features increasing the Company's potential return over the term of the Financing. These features may include participations in any appreciation of the value of the property underlying the Financing or participations in any increase in property revenues (in addition to any increase in yields resulting from amortization of the principal amount of senior debt). The Company will typically seek a minimum participation rate of 25%. There can be no assurance that the Company will be able to obtain that rate, or any participation interests at all.

         The Company's Financing will consist of direct loans to borrowers and the acquisition of existing loans. In its direct Financing, the Company will endeavor to adapt the financing terms to the needs of its borrowers, utilizing a variety of financing techniques such as staged payments, event specific loan advances, different rates of interest payment and interest accrual, deferred (or "balloon") principal payments and similar techniques. In acquiring existing Financing, the Company will focus on Financing that, because of one or more past problems (such as complex ownership situations with respect to the property underlying the Financing, lack of a strong operating history for the property, historical credit or cash flow problems or other factors) can be acquired at a discount to its outstanding balance and the appraised value of its underlying property. The Company will not acquire any such Financing unless material steps have been taken by prior lienholders (or others) to resolve the past problems.

         As appropriate, either as part of the Company's investment strategy or for tax planning purposes, the Company may acquire direct or indirect interests in real property including interests in partnerships, joint ventures or limited liability companies owning real property ("Property Interests"). Although the Company will generally seek to obtain Property Interests which have preferences as to current distributions and return of capital, the Company is not limited as to the kinds of Property Interests it may acquire, and some or all of its Property Interests may not have a preferred position. The Company believes that acquiring Property Interests will be advantageous for three reasons. First, it will give the Company flexibility in addressing the financial needs and tax situations of borrowers in situations where debt financing may not be appropriate. Second, it will provide the Company with the possibility of capital appreciation in addition to the current income realized from its loan portfolio. Third, it will assist the Company in tax planning. It is anticipated that certain of the Financings made by the Company may result in recognition of income for federal income tax purposes in advance of the receipt of the related cash flow, which will increase the Company's distribution requirement in such year without a contemporaneous corresponding receipt of cash by the Company. Depreciation deductions associated with the Company's investments in Property Interests, however, should help offset such adverse tax effects. See "Risk Factors - Legal and Tax Risks - Tax Risks" and "Federal Income Tax Considerations - Requirements for Qualification:
Distribution Requirements."

         The Company intends to fund its activities with the proceeds of this Offering and future equity offerings. Although the Company is permitted to incur debt to originate or acquire Financing or Property Interests, the Company generally will not do so unless it does not have immediately available capital sufficient to invest in a particular opportunity. The Company anticipates that, in normal operations, it will not exceed a debt to equity ratio of 0.5:1. However, the Company is not limited in the amount of debt which it may incur and, accordingly, may exceed that ratio in the future. See "Investment Objectives and Policies - Leverage" and "Risk Factors - Other Investment Activity Considerations: Use of Leverage."

         Initial Investments. The Company has identified 12 loans for acquisition and origination at an aggregate cost estimated at $41.3 million (the "Initial Investments"). Eleven loans, with an aggregate cost of $40.0 million, will be purchased from RAI (representing 97.0%, by cost, of the Initial Investments). Each of the acquired loans is being acquired at a discount to the outstanding balance due from the borrower on the loan. The aggregate outstanding balance was $90.5 million at June 30, 1997. The Company will also originate one loan which, at funding, will have an aggregate balance of $7.6 million. The Company's investment, on a cost basis, in the Initial Investments is 82% of the appraised value of the underlying properties, and ______% of the estimated replacement cost (as set forth in such appraisals) of such properties. There is an aggregate of $18.8 million of debt held by third parties which is secured by the properties underlying the Initial Investments and to which the Initial Investments are subordinated. Subsequent to the completion of the Offering, the Company intends to acquire $5.2 million of such senior debt. See "Investment Objectives and Policies - Initial Investments" and "Use of Proceeds."

         Management of the Company. The Company's senior management has many years of experience in the mortgage lending, real estate and real estate finance industries. Its Chairman and Chief Executive Officer, Betsy Z. Cohen, is the founder and current Chairman and Chief

Executive Officer of JeffBanks, Inc. ("JeffBanks"), a bank holding company with approximately $1.2 billion in assets as of June 30, 1997. The President, Jay J. Eisner, until he joined the Company, was the chief financial officer of several real estate investment, financing and development firms. The Chief Financial Officer, Ellen J. DiStefano, until she joined the Company, was the chief financial officer of a real estate development and management firm (which is an affiliate of RAI). See "The Company - Trustees and Executive Officers" and "Investment Objectives and Policies - Loan Origination Sources."

                                  Risk Factors

         An investment in the Common Shares involves various material risks. Prospective investors should carefully consider the matters set forth under "Risk Factors" in connection with an investment in the Common Shares. Such risks include, among others:

         o The Company is a newly-formed entity with no history of operations upon which to base an investment decision.

         o The Company has specified uses for only _____% of the net proceeds of this Offering (assuming the Underwriters do not exercise their overallotment option) and, accordingly, investors will not have an opportunity to evaluate a substantial portion of the Company's investments.

          o The Company's principal business activity will be to provide mortgage and other debt financing in situations that, generally, will not conform to the underwriting standards of institutional lenders or sources that provide financing through securitization. The Company intends to emphasize wraparound loans and, to a lesser extent, other forms of junior lien or subordinated financing. Financing provided by the Company will, accordingly, be subject to greater risks than institutional and senior lien financing.

         o The Company may be subject to intense competition in identifying suitable loans for acquisition or origination.

          o The value of the Company's portfolio of Financings and Property Interests, and the Company's income from them, may be adversely affected by economic factors over which the Company has no control.

         o Geographic concentration of the Company's Financings and Property Interests may subject them to regional economic fluctuations.

         o Environmental risks may adversely affect the value of the Company's Financings and Property Interests.

         o The Company may incur debt in furtherance of its business activities and operations and, accordingly, will be subject to the risks associated with the use of leverage.

         o The Company's senior management lacks prior experience in managing a REIT.

         o The Company's investment policies may be revised by the Board of Trustees without shareholder approval.

         o If the Company fails to qualify or maintain its qualification as a REIT, the Company will be taxed as a regular corporation for federal income tax purposes which would materially adversely affect income available for distribution to shareholders.

         o The Company may provide Financing that may result in recognition of income for federal income tax purposes in advance of the receipt of the related cash flow, which will increase the Company's distribution requirement in that year without a contemporaneous corresponding receipt of cash by the Company. To the extent the Company does not acquire Property Interests generating sufficient non-cash tax deductions to offset such income, or does not generate funds for distribution to shareholders (through cash on hand, borrowings, asset sales, or otherwise) sufficient to meet REIT distribution requirements under the Code, the Company could lose its REIT qualification or could be subject to an excise tax, either of which would materially adversely affect shareholder distributions.

         o If the Company fails to qualify for an exemption from registration as an investment company under the Investment Company Act of 1940 (the "Investment Company Act"), the Company will be required to change the manner in which it conducts operations so as to avoid the registration requirement or register as an investment company, either of which could have an adverse effect on the Company.

         o There are certain conflicts of interest between the Company and RAI and its affiliates in connection with the Company's origination and acquisition of Financing and Property Interests, and with the management of properties underlying the Company's Financings or that may be included in the Company's Property Interests.

         o The amount of the outstanding Common Shares which any shareholder may own is limited (for purposes of maintaining REIT qualification) to 8.5% (except for shares owned by RAI), which may deter third parties from seeking control of, or seeking to acquire, the Company.

                              Conflicts of Interest

         RAI, which is the sponsor of the Company, will own 9.8% of the outstanding Common Shares upon consummation of this Offering, assuming the Underwriters do not exercise their overallotment option. RAI may acquire Common Shares after the Offering to a maximum of 15% of Common Shares outstanding. RAI, until such time as its ownership of outstanding Common Shares is less than 5%, has the right to nominate one member of the Board of Trustees. One of the Company's current trustees, Jonathan Z. Cohen, is serving as RAI's nominee. Mr. Cohen is the son of Betsy Z. Cohen, the Chairman and Chief Executive Officer of the Company, and her spouse, Edward E. Cohen. Edward E. Cohen is the Chairman, Chief Executive Officer and President of RAI. Of the Initial Investments, 97%, by cost, will be purchased by the Company from RAI which will also be reimbursed for $______ it has advanced to the Company for pre-Offering organization expenses. See "Investment Objectives and Policies - Initial Investments" and "The Company - Certain Relationships; Conflicts of Interest." The Company anticipates that, subject to the limitations referred to in the next paragraph, it will purchase additional investments from RAI. The Company also may from time to time (but is not obligated to) retain RAI to perform due diligence investigations on properties underlying proposed Financing (excluding Financings being acquired from RAI) or on Property Interests the Company is considering for acquisition. Brandywine Construction & Management, Inc. ("Brandywine"), an affiliate of RAI, will also provide real property management or management supervisory services to properties underlying the Company's Financings or included in the Company's Property Interests. In addition, Mrs. Cohen is the Chairman and Chief Executive Officer of JeffBanks, with which the Company may have banking relations and from which the Company may initially obtain loan administration services. Accordingly, the Company's relationship with RAI and its affiliates, and with JeffBanks, will be subject to various conflicts of interest.

         The Company has instituted certain procedures to mitigate the effects of any such conflicts, including (i) requiring that a majority of its Trustees be persons who, within the past two years, have not (a) been affiliates of RAI, Brandywine, or their affiliates, (b) been officers of the Company, or (c) had any material business or professional relationship with the Company, RAI, Brandywine, JeffBanks or their affilaites ("Independent Trustees"), (ii) requiring that the acquisition price of any investment acquired from RAI (or in which an officer or trustee of the Company has an interest) be determined based upon independent appraisal of the underlying property, (iii) limiting the investments which may be acquired from RAI to a maximum of 30% of the Company's investments (excluding the Initial Investments), based upon the Company's investment cost (the amount of the investment plus legal, filing and other related fees and expenses), (iv) requiring that any fees for services performed by RAI, Brandywine, JeffBanks or their affiliates be no greater than prevailing fees in the area for similar services provided by unrelated third parties, (v) requiring that any service arrangements with an affiliated entity provide that services will be rendered only as and to the extent requested by the Company from time to time and that, in any event, the arrangements be cancelable by the Company, without penalty, on no more than 30 days' notice, (vi) requiring that any investment acquisition or services arrangement, and every transaction with RAI, Brandywine, JeffBanks and their affiliates, or relating to any property in which any such persons (including Mrs. Cohen) has an interest, receive the prior approval of a majority of the Independent Trustees (who, in giving such approval, may rely upon information provided by RAI, Brandywine, JeffBanks or their affiliates), and (vii) with respect to real estate management or management supervisory services performed by Brandywine, requiring that the aggregate of the fee received by Brandywine and the manager being supervised may not exceed the normal and customary fee for similar property management services with respect to similar properties in the same area. The Company will not, however, be required to obtain the approval of the Independent Trustees to retain RAI to perform a due diligence investigation of a property where the amount of the fee for such services will not exceed the lesser of 1% of the property's appraised value or $10,000.

         Since each of the Company, RAI and JeffBanks seeks to originate or, in the case of the Company and RAI, acquire mortgage loans, there may be conflicts of interest among the Company, RAI and JeffBanks regarding the allocation of loan opportunities. The Company believes, however, that these conflicts are substantially mitigated since there are significant differences between the investment objectives of the Company, RAI and JeffBanks. RAI has advised the Company that it seeks to acquire loans which are either in default, or at risk of imminent default, requiring active intervention by RAI in the workout process. The Company, however, seeks to acquire loans where the workout process has already been initiated and there is no need for its active intervention. JeffBanks has advised the Company that it seeks to provide customary commercial lending services emphasizing (with respect to real estate loans) first lien financing that is subject to specified underwriting standards. The Company seeks to provide Financing that does not conform to JeffBanks' underwriting standards. The Company believes that conflicts are further mitigated because the anticipated sources of the Company's loan referrals (apart from loans acquired from RAI) are different from those of RAI and JeffBanks.

         To further limit conflicts between the Company and RAI, the Company and RAI have agreed that, for two years following the completion of the Offering,
(i) RAI will not sponsor another REIT with investment objectives and policies which are the same as, or substantially similar to, those of the Company; (ii) if RAI originates a proposal to provide wraparound or other junior lien or subordinated Financing with respect to multifamily, office or other commercial properties to a borrower (other than to a borrower with an existing loan from RAI), RAI must first offer the opportunity to the Company; and (iii) if RAI desires to sell any loan it has acquired that conforms to the Company's investment objectives and policies with respect to acquired loans, it must first offer to sell it to the Company.

                                  The Offering

Shares offered to the public(1)(2)...........................      _____________
Shares to be outstanding after offering(1)(2)(3).............      _____________
Proposed Nasdaq symbol.......................................      _____________

------------------------
(1) Assumes that the Underwriters' option to purchase up to an additional _________ shares to cover over-allotments is not exercised.
(2)      See "Description of Capital Shares" and "Capitalization."

(3) Includes _______ shares that RAI has committed to purchase in connection with the Offering (see "Capitalization"), but excludes shares issuable pursuant to warrants granted to the Underwriters (see "Underwriting").

                                 Use of Proceeds

         The Company has contracted (subject to the approval of the Independent Trustees) to acquire or originate the Initial Investments upon completion of this Offering for an investment cost of approximately $41.3 million, which is equal to approximately ______% of the expected net proceeds of this Offering (_____% if the Underwriters exercise their overallotment option). The Initial Investments will consist of those Financings described at "Investment Objectives and Policies - Initial Investments." Of the Initial Investments, $40.0 million, by cost, will be acquired from RAI. In addition, the Company will reimburse RAI for $_____________ of organizational expenses advanced by RAI to the Company prior to the completion of the Offering.

         At the time of their acquisition, the Initial Investments being acquired from RAI will be subject to $12.5 million of loan participation interests or other debt that is senior to the loan interests acquired from RAI. The Company anticipates acquiring $5.2 million of such senior loan participation interests from the proceeds of this Offering. However, the Company also anticipates that, following acquisition, the Company will seek to sell participations in the loans as to which it has acquired the prior senior loan participation interests or that borrowers may seek to refinance some portion of the loans and, accordingly, that the Company will obtain the return of some portion or all of the funds utilized to acquire the senior loan participation interests. For certain information concerning the senior participations to be acquired (including interest rate and maturity date) see "Investment Objectives and Policies - Initial Investments." There can be no assurance, however, that any such sales or refinancings will occur.

         The balance of the Offering proceeds (including any funds obtained from sales of participations in or refinancings of loans as referred to above) will be invested in the manner described in "Investment Objectives and Policies." It is anticipated that the investment process will take up to 18 months after the Offering has been completed, although there can be no assurance that the process will not take longer. Pending such investment, the balance of the net proceeds will be invested in readily marketable, interest-bearing securities which, following the expiration of the one year investment period provided by the Code, will be limited to those securities allowing the Company to continue to qualify as a REIT. See "Federal Income Tax Considerations - Requirements for
Qualification: Asset Tests."

                               Distribution Policy

         The Company intends to distribute to its shareholders at least 95% of its net taxable income each year (subject to certain adjustments) so as to qualify for the tax benefits accorded to REITs under the Code. The Company intends to make distributions quarterly. It is anticipated that the first distribution to shareholders will be made promptly after the first full calendar quarter following completion of the Offering.

                            Tax Status of the Company

         The Company intends to qualify and will elect to be taxed as a REIT under sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income. Although the Company does not intend to request a ruling from the Internal Revenue Service (the "Service") as to its REIT status, counsel to the Company has rendered its opinion, based on certain assumptions and representations about the Company's ongoing businesses, investment activities and other matters, that the Company qualifies as a REIT. There can be no assurance that the Company will be able to comply with such assumptions and representations in the future. Furthermore, counsel's opinion is not binding on either the Service or any court. If the Company fails to qualify as a REIT in any taxable year, it would be subject to federal income tax at regular corporate rates and distributions to its shareholders would not be deductible. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property. The Company will adopt the calendar year as its taxable year. In connection with the Company's election to be taxed as a REIT, its Declaration of Trust imposes restrictions on the transfer and ownership of the Common Shares. See "Risk Factors - Legal and Tax Risks: REIT Tax Risks" and "Federal Income Tax Considerations - Taxation of the Company."

                             FORMATION AND STRUCTURE

         RAIT, the Operating Partnership, the General Partner of the Operating Partnership and the Initial Limited Partner of the Operating Partnership were each formed in August, 1997. The Operating Partnership will undertake the business of the Company, including the origination and acquisition of Financing and the acquisition of Property Interests. The following diagram illustrates the structure of the Company, the Operating Partnership, the General Partner and the Initial Limited Partner, and their relationship with RAI, assuming successful completion of the Offering:

          ---------------------------
          |  Public Shareholders    |
          ---------------------------
                      |
          ---------------------------   (1)   -------------------
          |          RAIT           -----------       RAI       |
          ---------------------------         -------------------
         (2)  |             |  (2)                 |
---------------------  ---------------------       |
| RAIT Limited, Inc.|  | RAIT General, Inc.|       |
---------------------  ---------------------       |
         (3)  |             |  (3)                 |
          ----------------------------  (4)        |
          |  RAIT Partnership, L.P.  ---------------
          ----------------------------


(1) RAIT will sell approximately ________% of its common shares to RAI and approximately ____% to public investors.
(2) RAIT has incorporated and capitalized the General Partner and the Initial Limited Partner.
(3) The General Partner and the Initial Limited Partner have formed and will capitalize the Operating Partnership. The General Partner initially owns a 1% general partnership interest and the Initial Limited Partner initially owns a 99% limited partnership interest in the Operating Partnership. Because RAIT owns initially 100% of each of the General Partner, Initial Limited Partner and, indirectly, the Operating Partnership, they should not be treated as entities separate from RAIT for federal income tax purposes. See "Federal Income Tax Considerations - Requirements for Qualification."
(4) RAI will sell certain of the Initial Investments to the Operating Partnership, and may sell additional investments to the Operating Partnership, for cash. See "The Company - Initial Investments." An affiliate of RAI may also provide certain property management services to properties underlying Financings or Property Interests held by the Operating Partnership. See "The Company - Certain Relationships; Conflicts of Interest."

                                  RISK FACTORS

         An investment in the Common Shares involves various risks. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus, in connection with an investment in the Common Shares. The risk factors set forth below and elsewhere in this Prospectus should be read as accompanying forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "seek," "expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in the following risk factors and the other factors described elsewhere in this Prospectus. The Company undertakes no obligation to update any such forward-looking statements as a result of actual results of operations.

Investment Activity Risks

Financing Considerations

         General Credit Risks. The Company's principal portfolio assets are anticipated to be Financings, consisting primarily of loans relating to real property. In the event of a default on one or more of these loans, the Company's current return on its investments may be reduced or eliminated, adversely affecting the overall return on the Company's investment portfolio. Moreover, a default on a loan may require the Company to become involved in expensive and time-consuming proceedings, including bankruptcy, reorganization or foreclosure proceedings, in attempting to recover some portion or all of its investment. See "Certain Legal Aspects of Real Property Loans and Investments." In many cases, it is anticipated that the real property underlying the loan will be the primary or sole source of any recovery for the Company. Accordingly, the Company will be materially dependent upon the value of the real property underlying its loans, which value may be affected by numerous factors outside the control of the Company. See "Risk Factors - Investment Activity Risks - Real Property Considerations." The Company intends to make a material number of loans that will provide payment structures other than self-amortization, including structures that defer payment of some portion of accruing interest, or defer repayment of principal, until loan maturity. Where a borrower has an obligation to pay a loan balance in a large lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to obtain suitable refinancing or otherwise to raise a substantial cash amount. In addition, in some jurisdictions, mortgage lenders can lose any priority of their lien to mechanics', materialmen's and other liens. For these and other reasons, the total amount which may be recovered by the Company may be less than the total amount of the Company's loan, or its cost of acquisition, with resultant loss to the Company.

         Risks Relating to Term of Financing. Because it is anticipated that the Company's Financings generally will have maturities between 4 and 10 years, the Company will be unable to vary its portfolio promptly in response to changing economic, financial and investment conditions. Many of these risks may be intensified by existing and potential economic developments and uncertainties. See "Risk Factors - Investment Activity Risks - Real Property Considerations." Moreover, certain of the Company's Financing commitments may provide for a substantial period of time between the commitment date and the date of funding. Such commitments may involve additional risks, including the risk that the Financing may not be funded due to borrower default or the ability of the borrower to secure more favorable financing. Additionally, a commitment may require the Company to fund a Financing notwithstanding an adverse change in the financial condition of the borrower, although the Company does not anticipate issuing commitments so limited. Although the Company will attempt to obtain participation features in its loans to provide it with additional compensation and a hedge against inflation, economic and other factors may have a material adverse effect upon the value of any participation feature obtained or its ability to provide an inflation hedge.

         Enhanced Credit Risks of Subordinate Financing. The Company will emphasize wraparound loans and, to a lesser extent, other junior lien loans or subordinated financing. Because of their subordinate position, these loans carry a greater credit risk, including a substantially greater risk of non-payment of interest or principal, than senior lien financing. Where, as part of a financing structure, the Company has an equity or other unsecured position, the risk of loss may be materially increased. A decline in the real estate market where the property underlying the Financing is located could adversely affect the value of the property such that the aggregate outstanding balances of senior liens and the Company's Financing may exceed the value of the underlying property. See "Risk Factors - Investment Activity Risks - Real Property Considerations." In the event of a default on a senior loan, the Company may elect to make payments, if it has the right to do so, in order to prevent foreclosure on the senior loan. In the event of such foreclosure, the Company will only be entitled to share in the proceeds after satisfaction of the amounts due to senior lienors, which may result in the Company not being able to recover the full amount or, indeed, any of its investment. It is also possible that in some cases, a "due on sale" clause included in a senior mortgage, which accelerates the amount due under the senior mortgage in case of the sale of the property, may apply to the sale of the property upon foreclosure by the Company of its Financing, and may accordingly increase the risks to the Company in the event of a default by the borrower on the Company's Financing. See "Certain Legal Aspects of Real Property Loans and Investments."

         When the Company acquires a loan, it may not acquire the right to service the senior loans. The servicers of the senior loans are responsible to the holders of such loans, whose interests will likely not coincide with those of the Company, particularly in the event of a default. Accordingly, the senior loans may not be serviced in a manner which is most advantageous to the Company.

         Certain of the Initial Investments are loans which are not collateralized by recorded or perfected liens and certain future Financings may not be collateralized by such liens. Such loans are subject to many of the same factors that interfere with or affect the ability of a lender to exercise its remedies against a borrower as mortgage loans. In addition, such loans generally will be subject and subordinate not only to existing prior liens encumbering the underlying property, but also to future judgment liens that may arise from litigation against a borrower. Furthermore, in a bankruptcy, the holders of such loans have materially fewer rights than secured creditors and their rights are subordinate to the lien-like rights of the bankruptcy trustee. Moreover, enforcement of such loans against the underlying properties generally involves a longer and more complex legal process than enforcement of a mortgage loan. Management believes that, with respect to any such loans that are part of the Initial Investments, the following matters serve to mitigate the Company's risks as an unsecured lender. First, the tenants of the underlying properties generally will pay their rents directly to a lockbox controlled by the Company. Second, future liens encumbering the underlying properties are generally prohibited by the lenders of existing senior lien loans on these properties. Finally, the Company generally will hold a deed-in-lieu of foreclosure that may enable it to enforce its rights against the underlying property in an expedited fashion. However, none of these factors will assure that these loans are collected. Moreover, filing a deed-in-lieu of foreclosure with respect to these loans may (and, with respect to the applicable Initial Investments, will) constitute an event of default under related senior debt. Any such default would require the Company to acquire or pay off the senior debt in order to protect its investment. For a discussion of the collateral or other security pertaining to these loans, see "Investment Objectives and Policies - Initial Investments."

         Risks Relating to Interest Rate Changes. The resale value of loans in the Company's portfolio will be affected by changes in interest rates. In general, the resale value of a loan will change in inverse relation to an interest rate change. Accordingly, in a period of rising interest rates, the resale value of the loan will decrease. Moreover, in a period of declining interest rates, real estate loans may benefit less than other fixed income securities due to prepayments. Interest rate changes will also affect the Company's return on new loans that it makes. In particular, during a period of declining rates, the amounts becoming available to the Company for investment due to repayment of its Financings may be invested at lower rates than the Company had been able to obtain in prior investments, or than the rates on the repaid Financings. Also, increases in interest on debt, if any, incurred by the Company in originating or acquiring Financing or Property Interests, may not be reflected in increased rates of return on the Financing or Property Interests funded or acquired through such debt, thereby adversely affecting the Company's return on such investments. Accordingly, interest rate changes may materially affect the total return on the Company's investment portfolio, which in turn will affect the amount available for distribution to the Company's shareholders.

         Credit Risk of Non-Conforming Loans. The Company anticipates that a material portion of its financing will be extended to borrowers or in situations that do not conform to conventional loan criteria (see "Investment Objectives and Policies - General" for a general description of conforming loans) due to complex ownership situations with respect to the properties underlying the Financings, lack of a strong operating history for the properties, historical credit or cash flow problems or other factors. As a consequence, these loans may be subject to a higher risk of default than conventional loans.

         Illiquidity of Non-Conforming Loans. Investments in non-conforming loans are relatively illiquid and, accordingly, the Company may not be able to vary its Financing portfolio in response to changes in economic or other conditions.

         Lack of Geographic Diversification. The Company intends to emphasize Financing with respect to properties located in metropolitan areas of the United States, and has identified certain areas in which it may concentrate its investments. In particular, the Company anticipates that a material portion of its loans will relate to properties located in the Philadelphia, Pennsylvania metropolitan area (11 of the 12 Initial Investments relate to properties located in this area). See "Investment Objectives and Policies - Locations of Properties Securing Loans." The Company does not expect to set specific limitations on the aggregate percentage of its portfolio relating to properties located in any one area (whether by state, zip code or other geographic measure). Any lack of geographic diversification that may occur could result in the Company's investment portfolio being more sensitive to, and the Company being less able to respond to, economic developments of a primarily regional nature, which may not have as significant an impact on a more geographically diverse investment portfolio.

         Competition for Financing. The Company may encounter significant competition in seeking to originate or acquire suitable real estate loans from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, investment bankers and others, including public or private REITs which have been or may be formed with objectives similar in whole or in part to those of the Company. These entities or persons may have substantially greater assets than the Company, and thus an ability to make larger loans or have a more diversified loan portfolio. An increase in the general availability of funds to lenders, or a decrease in the amount of borrowing activity, may increase competition for making loans and may reduce the yields available thereon or increase the credit risk inherent in the available loans.

         Risks of Participations. In structuring its Financings, the Company will seek to obtain agreements from borrowers to pay, in addition to the specified rate of interest, additional interest measured by the appreciation of the property subject to such loan or by increases in such property's revenues. The Company may, in certain cases, accept a lower minimum interest rate in order to obtain such a participation and the potentially greater benefit that could result from a share in the appreciation in value or revenues of the property. The value of any such participation will depend on the factors inherent in any real estate investment and, accordingly, there can be no assurance that any benefits will be realized from participations. See "Risk Factors - Investment Activity Risks - Real Property Considerations." The Company does not anticipate that amounts (if any) it may receive as a result of participations will be significant in the early years of any investment. Moreover, there can be no assurance that the Company will be able to negotiate participation provisions in any of its loans.

         There may be uncertainty as to the treatment of participations for purposes of state usury laws, and, accordingly, any such provisions obtained by the Company in connection with its Financings may increase the possibility that a loan may be deemed to be usurious. See "Risk

Factors - Investment Activity Risks - Financing Considerations: Interest Ceilings Under Usury Statutes."

         Additionally, as a result of the Company's interest in revenues from or proceeds of a sale, financing or refinancing of a property underlying a Financing, a court in a bankruptcy, arrangement or similar situation could treat the Company as a partner of, or joint venturer with, the borrower, and the Company would, accordingly, lose the priority of any security interest it might otherwise have in such situations.

         Risks Relating to Loans Secured by Interests in Entities Owning Real Property. The Company may originate or acquire Financing which is secured by interests in entities that own real properties rather than a direct security interest in the underlying property. Although the Company does not anticipate that it will originate or acquire a material number of Financings so secured, to the extent it does so, it will be subject to the risk that the interests pledged as security will be illiquid, or otherwise have features that may make it difficult for the Company to obtain a return of its investment in the event of a default on its Financing. See "Risk Factors Investment Activity Risks - Real Property Considerations: Investments in Joint Ventures, Partnerships or Other Real Properties." Loans secured by interests in such entities may also not be deemed to be "Qualified Interests" for Investment Company Act purposes. See "Risk Factors - Legal and Tax Risks: Investment Company Act Risks."

         Interest Ceilings Under Usury Statutes. Interest charged on loans made by the Company (which may include amounts received in connection with participations) may be subject to state usury laws imposing maximum interest rates and penalties for violation, including restitution of excess interest and unenforceability of debt. The Company will seek to structure its Financings so as not to violate applicable usury laws, but uncertainties in determining the legality of rates of interest and other borrowing charges under some statutes may result in inadvertent violations.

         Acquisition of Loans at Discount. The Company anticipates that it will acquire loans at purchase prices that represent a discount from both the outstanding balance of principal and accrued interest on the loan, as well as from the appraised value of the property underlying the loan. These discounts typically will arise from problems involving the loans or their underlying properties, including an inability to generate sufficient revenues to service loans in accordance with their original terms. Accordingly, acquiring loans at a discount may involve a substantially higher degree of risk of collection than loans which conform to institutional underwriting criteria. The Company does not presently intend to acquire a loan unless the prior loan holder (or some other party or parties) has taken material steps toward resolving problems to which the loan, or its underlying property, are subject. However, there can be no assurance that the loans or their underlying properties will not be subject to recurrence of previously existing problems, or that other problems will not arise.

         Risks Relating to Financing in Construction Situations. Although the Company does not anticipate making construction loans, the Company anticipates making loans in situations where construction is involved, generally either (i) as financing that repays a third party's construction loan, or (ii) where the loan is secured by property with a pre-construction value that is within the Company's investment guidelines. However, the Company is permitted to depart from its guidelines and, accordingly, if pre-construction property value is not within the Company's guidelines, the Company may require other assurances of payment, such as personal guarantees from the developers. See "Investment Objectives and Policies - Certain Financial Guidelines" and "- Types of Properties Relating to Financings." Loans in construction situations may involve a higher degree of risk than other lending, to the extent that repayment is dependent upon successful completion of the project, or as a result of the lack of an operating history on the project as constructed or rehabilitated upon which to base a loan's underwriting, difficulties in estimating construction costs and timing, and other reasons.

Real Property Considerations

         General. Although the Company will emphasize originating or acquiring Financing, the Company will also acquire Property Interests. See "Investment Objectives and Policies Acquisition of Real Property Interests." Real property investments are subject to varying degrees of risk. The yields available from real properties depend on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred in connection therewith. If the properties do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, the ability to make distributions to the Company's shareholders could be adversely affected. Income from, and the value of, the properties may be adversely affected by general and local economic conditions, neighborhood values, competitive overbuilding, weather, casualty losses and other factors beyond the Company's control. Revenues from, and values of real properties are also affected by such factors as the cost of compliance with regulations and the potential for liability under applicable environmental laws, changes in interest rates and the availability of financing. Income from a property would be adversely affected if a significant number of tenants were unable to pay rent or if available space could not be rented on favorable terms. Certain significant expenditures associated with an investment in real property (such as mortgage payments, real estate taxes and maintenance costs) generally are not reduced when circumstances cause a reduction in income from the investment.

         Illiquidity of Real Estate. Real estate investments are relatively illiquid and, therefore, the Company may be limited in its ability to vary its portfolio of Property Interests quickly in response to changes in economic or other conditions. In addition, a prohibition in the Code and related regulations on a REIT holding property primarily for sale in the ordinary course of business may affect the Company's ability to sell Property Interests without adversely affecting distributions to the Company's shareholders. See "Federal Income Tax Considerations."

         Uninsured and Underinsured Losses. The Company intends to maintain (or cause to be maintained) comprehensive insurance on the properties underlying its Property Interests (as well as on properties underlying its Financings), including liability and fire with extended coverage, in amounts sufficient to permit the replacement of the properties in the event of a total loss, subject to applicable deductibles. There are certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to the affected property.

         Investments in Joint Ventures, Partnerships or Other Real Property Interests. The Company anticipates that, from time to time, its investment activities may take the form of an equity interest in entities which own real property, rather than acquiring or making a real property loan or acquiring a property directly. While the Company anticipates that any equity interest it acquires will be senior in right of payment to existing and future equity interests, the Company is not limited as to the kind of equity interests it may acquire, and it may acquire equity interests which are not senior or preferred interests. Since an equity interest is subordinate to all creditors, where the Company purchases equity interests, the Company's risk of loss may be increased. Moreover, acquisition of equity interests provides certain risks not present in real property loans or direct property ownership. For example, there is the possibility that the other equity owners in the entity holding the property might have economic or business interests or goals which are inconsistent with the business interests or goals of the Company or be in a position to take action contrary to the instructions or requests of the Company or contrary to its policies or objectives. While the Company will seek to obtain sufficient contractual rights with respect to a property in which it obtains an equity interest to allow it to protect the value of its interest, there can be no assurance that any rights obtained will, in fact, enable it to do so. Moreover, in limited partnerships, even if the Company is a limited partner, if its rights under the partnership agreement allow it sufficient control over the partnership or its property, it might be deemed to be a general partner and, in such a case, could incur liability for the debts of the partnership beyond the amount of its investment.

         Compliance with Americans with Disabilities Act and Other Changes in Governmental Rules and Regulations. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Properties acquired by the Company (or properties underlying Financings which may be made or acquired by the Company) may not be in compliance with the ADA. If a property is not, the Company (or its borrowers) will be required to make modifications to such property to bring it into compliance, or face the possibility of an imposition of fines or an award of damages to private litigants. In addition, changes in other governmental rules and regulations, including changes to building codes and fire and life-safety codes, may occur. If the Company (or its borrowers) were required to make substantial modifications to the properties to comply with the ADA or other changes in governmental rules and regulations, the Company's ability to make expected distributions to its shareholders could be adversely affected.

         Property Taxes Decrease Returns on Real Property. All properties included in the Company's Property Interests or underlying its Financings will be subject to real, and in some instances, personal property taxes. Such real and personal property taxes may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. An increase in property taxes on these properties could materially adversely affect the Company's income and ability to make distributions to its shareholders.

Environmental Risks May Adversely Affect Value of Underlying Properties

         Contamination of real property by hazardous substances or toxic wastes may give rise to a lien on that property to assure payment of the cost of remediation or, in certain circumstances, result in liability of the owners or operators of, or lenders to, the property for that cost under various federal, state and local environmental laws. Many of these laws impose liability whether or not such persons knew of, or were responsible for, the contamination, and such liability may be substantial. Accordingly, environmental contamination could materially adversely affect the value of the property and its cash flow. It is possible that such costs could become a liability of the Company, reducing the return to holders of the Company's Common Shares if such remedial costs were incurred or if property vacancy resulted. See "Certain Legal Aspects of Real Property Loans and Investments - Environmental Risks."

Other Investment Activity Considerations

         Partially Unspecified Use of Proceeds. Other than the Initial Investments, the Financing and Property Interests to be originated or acquired by the Company have not been identified. Investors must rely upon the ability of Company management to identify appropriate investment opportunities, and will not have an opportunity to evaluate relevant economic, financial and other information regarding the Company's future investments at the time they are made. There can be no assurance that the Company will identify Financing or Property Interests that meet its investment criteria, or that any such assets, once acquired, will produce a return on the Company's investment. A delay may occur between the time the Common Shares are sold in this Offering and the time the proceeds of this Offering are utilized by the Company, which could result in a delay in the receipt by a shareholder of the benefits, if any, of an investment in the Company. Pending investment in Financing and Property Interests, the Offering proceeds will be held in temporary investments that the Company believes will have low investment risk but which the Company does not anticipate will produce substantial investment returns. See "Use of Proceeds."

         Management Experience. The Company is a newly-formed entity with no prior operating history, and its operating strategies and policies are untried. The Company will be dependent for the monitoring of its day-to-day operations, including, but not limited to, the selection, structuring and monitoring of its investments and associated borrowings (if any), on the diligence and skill of its senior management. Although senior management has extensive experience in the mortgage lending, real estate and real estate finance industries, none of such persons has any prior experience in managing a REIT. There can be no assurance that the Company and its management will be able to implement successfully the policies and strategies the Company intends to pursue.

         Importance of Key Personnel. The Company's future success will depend upon the continued services of the Company's senior management (Mrs. Cohen, Mr. Eisner and Ms. DiStefano). The unexpected loss of the services of any of these persons could have a material adverse effect upon the Company. See "The Company
- Trustees and Executive Officers." While the Company anticipates that it will enter into employment agreements with its Chairman and Chief Executive Officer, Mrs. Cohen, and its President and Chief Operating Officer, Mr. Eisner, it will not maintain key person life insurance on any officer.

         Use of Leverage. The Company is permitted to leverage its portfolio through borrowings although, in general, it will not do so unless it does not have immediately available capital sufficient to make a particular investment. If and when used, the Company's leverage ratio will vary depending on the Company's estimate of the stability of the portfolio's cash flow. To the extent that changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from the investments acquired, the Company may reduce the amount of leverage it utilizes. The Company may also borrow to the extent necessary to meet REIT distribution requirements imposed by the Code. See "Federal Income Tax Considerations Requirements for Qualification:
Distribution Requirements" and "Risk Factors - Legal and Tax Risks: Tax Risks." In general, the Company expects that the ratio of the Company's overall indebtedness to its equity will not exceed 0.5 to 1. See "Investment Objectives and Policies Leverage." However, the Company's Declaration of Trust does not limit the amount of indebtedness the Company can incur, and the Board of Trustees has the discretion to deviate from or change this indebtedness policy at any time, without consent from or notice to the Company's shareholders. Leverage creates an opportunity for increased net income, but at the same time creates risks. For example, leverage can reduce the net income available for distributions to shareholders in periods of rising interest rates where the increase in rates paid by the Company on its borrowings is not matched by corresponding increases in the rates of return on its investments. The Company will leverage assets only when there is an expectation that the use of leverage will enhance returns, although there can be no assurance that the Company's use of leverage will prove to be beneficial. The Company may be required to mortgage or otherwise pledge some portion or all of its assets as collateral security in order to obtain debt financing. There can be no assurance that the Company will be able to meet its debt service obligations on any debt financing so secured and, to the extent that it cannot, the Company risks the loss of some or all of its assets.

Legal and Tax Risks

         REIT Tax Risks. The Company intends to operate in a manner that permits it to qualify as a REIT for federal income tax purposes. Although the Company does not intend to request a ruling from the Service as to its REIT status, it has received an opinion of counsel that, based on certain assumptions and representations, it so qualifies. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The opinion only represents the view of counsel based on counsel's review and analysis of existing law. Furthermore, both the validity of the opinion and the continued qualification of the Company as a REIT will depend on the Company's satisfaction of certain asset, income, organizational, distribution and shareholder ownership requirements on a continuing basis. If the Company were to fail to qualify as a REIT in any taxable year, it would be subject to federal income tax (including any applicable alterative minimum tax) on its taxable income at regular corporate rates, and distributions to shareholders would not be deductible by the Company in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to shareholders, which in turn could have an adverse impact on the value of, and trading prices for, the Common Shares. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT.

         Risks of "Phantom Income." The Company must distribute at least 95% of its annual net taxable income (excluding any net capital gain) in order to avoid corporate income taxation of the earnings that it distributes. In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior years. The Company intends to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. However, the Company may originate or acquire Financings that may be deemed to have original issue discount ("OID") for federal income tax purposes, which is generally equal to the difference between an obligation's issue price and its redemption price. For example, mortgages with participation features generally will be considered to have OID and will accrue OID at a rate based on the expected overall yield on the mortgage, which generally will exceed the stated rate. The income generated by such instruments for federal income tax purposes will consist of amortization of the OID discount and the coupon interest associated with the instruments. The Company will be required to recognize as income in each year the portion of the OID that accrues during that year, which will increase the REIT distribution requirement for that year, notwithstanding the fact that there may be no corresponding contemporaneous receipt of cash by the Company.

         In addition, the Company may acquire or originate wraparound loans pursuant to which it will receive payments of principal and interest that do not coincide with the payments of principal and interest on underlying senior liens. Even if, as expected, there is positive cash flow to the Company from the transaction, it may be that the amount of principal the Company is required to pay on the senior obligations will exceed the amount of principal it receives from the obligor on the wraparound loan, and that the amount of interest it receives from the obligor will exceed the amount of interest it pays on the senior obligations. This could create a situation where the Company's taxable income exceeds the Company's cash flow from the investments. REIT taxable income in excess of cash received may also arise in certain property sales, participations and where a "significant" modification is made to a loan. See "Federal Income Tax Consequences - Distribution Requirements." The occurrence of any such situation could have the effect of requiring the Company, in order to meet the 95% distribution requirement and to avoid the nondeductible excise tax,
(i) to borrow funds, (ii) to sell assets at times which may not be advantageous to the Company, (iii) to distribute amounts that represent a return of capital, or (iv) to distribute amounts that would otherwise be spent on future acquisitions, unanticipated capital expenditures, or repayment of debt. To offset these risks, the Company intends, as appropriate, to invest in Property Interests so that the non-cash depreciation deductions associated with Property Interest investments may help offset any non-cash income.

         Risks Relating to Sales of Assets. With respect to any sale of assets by the Company, there is risk that the sale will be deemed to be the disposition of an asset held primarily for sale to customers in the ordinary course of business. Gain from the sale of any asset so characterized generally will be subject to a 100% tax. Whether an asset is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, the Company will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be so characterized. Complete assurance cannot be given, however, that the Company can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business." See "Federal Income Tax Considerations - Income Tests."

         Investment Company Act Risks. The Company believes that it will not be, and intends to conduct its operations so as not to become, regulated as an investment company under the Investment Company Act. The Investment Company Act exempts entities that, directly or through majority-owned subsidiaries, are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualified Interests"). Under current interpretations by Securities and Exchange Commission (the "Commission"), in order to qualify for this exemption, the Company, among other things, must maintain at least 55% of its assets in Qualifying Interests and also may be required to maintain an additional 25% in Qualifying Interests or other assets related to real property. The assets that the Company may acquire, therefore, may be limited by the provisions of the Investment Company Act. In connection with its origination or acquisition of Financing, the Company will seek, where appropriate, to obtain foreclosure rights with respect to the underlying property, although there can be no assurance that it will be able to do so on acceptable terms. If the Company does not obtain such rights, the Financing may not constitute a Qualifying Interest for the purpose of the Investment Company Act. If the Company obtains such rights, the Company believes that the Financing will constitute a Qualifying Interest for the purpose of the Investment Company Act. The Company does not intend, however, to seek an exemptive order, no-action letter or other form of interpretive guidance from the Commission on this position. If the Commission were to take a different position with respect to whether any such Financing constitutes a Qualifying Interest, the Company could, among other things, be required either (a) to change the manner in which it conducts its operations to avoid being required to register as an investment company under the Investment Company Act or (b) to register as an investment company, either of which could have an adverse effect on the Company and the market price for the Common Shares.

         Benefit Plan Risks. The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Code prohibit certain transactions that involve (i) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts

(each a "Plan") and (ii) the assets of a Plan. A "party in interest" or "disqualified person" with respect to a Plan will be subject to (x) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the Plan and (y) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. Consequently, the fiduciary of a Plan contemplating an investment in the Common Shares should consider whether the Company, any other person associated with the issuance of the Common Shares, or any affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan. In such a case, the acquisition or holding of Common Shares by or on behalf of the Plan could be considered to give rise to a prohibited transaction under ERISA and the Code. See "Benefit Plan Considerations - Employee Benefits Plans, Tax Qualified Retirement Plans and IRAs."

         Ability of Board of Trustees to Change Certain Policies Without Shareholder Consent. The policies of the Company, including its investment policy and other policies with respect to acquisition, financing, growth, operations, debt and distributions, are determined by its Board of Trustees. The Board of Trustees may amend or revise these and other policies, or approve transactions that deviate from these policies, from time to time, without a vote of the shareholders. The effect of any such changes may be positive or negative. The Company cannot change its policy of seeking to maintain its qualification as a REIT without the approval of the holders of two-thirds of the outstanding Common Shares.

         Limitation of Liability of Officers and Trustees of the Company. The Declaration of Trust of the Company contains a provision which, subject to certain exceptions, eliminates the liability of a trustee or officer to the Company or its shareholders for monetary damages for any breach of duty as a trustee or officer. This provision does not eliminate the liability of a trustee to the extent that it is proved that the trustee actually received an improper benefit in money, property or services or engaged in active and deliberate dishonesty established by a final judgment as being material to the cause of action. See "Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws."

         Conflicts of Interest in the Business of the Company. The Company will be subject to various conflicts of interest arising from its relationship with RAI, Brandywine, JeffBanks and their affiliates. See "The Company - Certain Relationships; Conflicts of Interest."

         Risk that Market for Common Shares Will Not Develop. Prior to this Offering, there has been no public market for the Common Shares offered hereby. The initial public offering price will be determined by the Company and Friedman, Billings, Ramsey & Co., Inc., as the representative of the Underwriters (the "Representative"). There can be no assurance that the price at which the Common Shares will sell in the public market after the Offering will not be lower than the price at which they are sold by the Underwriters. Application has been made to list the Common Shares on the Nasdaq Stock Market. There can be no assurance that such application will be approved or that, even if approved, an active market will develop for the Common Shares. In addition, one of the requirements for continued listing is the presence of two market makers for the Common Shares. The Company has been advised by the Representative that it and certain of the Underwriters intend to make a market in the Common Shares. However, neither the Representative nor any other Underwriter is obligated to do so and market making by any of them may be interrupted or discontinued at any time without notice at their sole discretion. Accordingly, there can be no assurance of the continued presence of two market makers for the Common Shares or as to the development or liquidity of any market for the Common Shares.

         Ownership Limitation May Restrict Business Combination Opportunities. In order for the Company to maintain its qualification as a REIT, not more than 50% in value of its outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year, other than the Company's taxable year ending December 31, 1997. For the purpose of preserving the Company's REIT qualification, the Declaration of Trust generally prohibits direct or indirect ownership of more than 8.5% (or, with respect to RAI, 15%) of the outstanding Common Shares (the "Ownership Limitation"). The Ownership Limitation will likely have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Common Shares might receive a premium for their Common Shares over the then prevailing market price or which such holders might believe to be otherwise desirable. See "Description of Shares of Beneficial Interest - Restrictions on Ownership and Transfer" and "Federal Income Tax Considerations - Requirements for Qualification."

         Preferred Shares May Prevent Change in Control. The Company's Declaration of Trust authorizes the Board of Trustees to issue preferred shares ("Preferred Shares"), to establish the preferences and rights of any Preferred Shares issued, to classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares. Although the Company has no current intention to issue any series of Preferred Shares in the foreseeable future, the issuance of any series of Preferred Shares could have the effect of delaying or preventing a change in control of the Company (apart from the Ownership Limitation) even if a majority of the Company's shareholders believe such change of control is desirable. See "Description of Shares of Beneficial Interest - Preferred Shares."

         Maryland Anti-Takeover Statutes May Restrict Business Combination Opportunities. As a Maryland real estate investment trust, the Company is subject to various provisions of Maryland law which impose certain restrictions and require certain procedures with respect to certain takeover offers and business combinations, including, but not limited to, combinations with interested holders and share repurchases from certain holders. While the Company has elected to "opt out" of these provisions, the Board of Trustees has the right to rescind such election at any time without notice to the shareholders. See "Certain Provisions of Maryland Law and the Company's Declaration of Trust and Bylaws - Business Combinations" and "- Control Share Acquisitions."

                                 USE OF PROCEEDS

         The Company has contracted (subject to the consent of the Independent Trustees) to acquire or originate the Initial Investments upon completion of this Offering for an investment cost of approximately $41.3 million, which is equal to approximately ______% of the expected net proceeds of this Offering (_____% if the Underwriters exercise their overallotment option). The Initial Investments will consist of those Financings described at "Investment Objectives and Policies - Initial Investments." Of the Initial Investments, $40.0 million, by cost, will be acquired from RAI. The purchase price for each of the Initial Investments was negotiated based upon the appraised value of the property underlying the loan, current yield, lien position of the loan and the Company's analysis of the long-term prospects for the property. In addition, the Company will reimburse RAI for $__________ of organizational expenses advanced by RAI to the Company prior to the completion of the Offering.

         At the time of their acquisition, the Initial Investments being acquired from RAI will be subject to $12.5 million of loan participation interests or other debt that is senior to the loan interests acquired from RAI. The Company anticipates acquiring $5.2 million of such senior loan participation interests from the proceeds of this Offering. However, the Company also anticipates that, following acquisition, the Company will seek to sell participations in the loans as to which it has acquired the prior senior loan participation interests or that borrowers may seek to refinance some portion of the loans and, accordingly, that the Company will obtain the return of some portion or all of the funds utilized to acquire the senior loan participation interests. For certain information concerning the senior participations to be acquired (including interest rate and maturity date) see "Investment Objectives and Policies - Initial Investments." There can be no assurance, however, that any such sales or refinancings will occur.

         The balance of the Offering proceeds (including any funds obtained from sales of participations in or refinancings of loans as referred to above) will be invested in the manner described in "Investment Objectives and Policies." It is anticipated that the investment process will take up to 18 months after the Offering has been completed, although there can be no assurance that the process will not be longer. Pending such investment, the balance of the net proceeds will be invested in readily marketable, interest-bearing securities which, following the expiration of the one year investment period provided by the Code, will be limited to those securities allowing the Company to continue to qualify as a REIT. See "Federal Income Tax Considerations - Requirements for
Qualification: Asset Tests."

                       INVESTMENT OBJECTIVES AND POLICIES

General

         The Company's principal business activity will be to provide mortgage or other debt financing in situations that do not conform to the underwriting standards of institutional lenders or sources which provide financing through securitization. The Company's Financing will consist of direct loans to borrowers and the acquisition of existing loans. The Company anticipates that it also will acquire Property Interests. The Company will seek to generate income for distribution to its shareholders from a combination of interest, rents, distributions in respect of rents (where the Company owns an equity interest in a real property), proceeds from participations and proceeds from the sale of portfolio investments.

         The Company believes that, under current market conditions, institutional lenders and lending sources that provide financing through securitization (which the Company believes are currently the principal sources of real property financing), require that loans made by them satisfy certain standard criteria. Typically, these lenders will require that the requested loan be within the institution's size parameters and bear a specified relation to the appraised value of the property securing the loan, that the property have historical operating results demonstrating a ratio of cash flow to projected debt service meeting standards established by the institution and that the loan be secured by a first lien on the property. These lenders frequently restrict the ability of the borrower to incur junior lien loans on the property without the lender's consent and impose substantial penalties on loan prepayment. Lenders may also establish guidelines with respect to type of property, type and amount of insurance, uses of funds, appraisals and loan documentation. The Company believes that borrowers or properties needing attention to specific or unique situations are frequently unable to obtain financing from these sources, or cannot obtain financing adapted to their particular needs, providing the Company with a niche market with substantial growth potential. The Company also believes that the recent trend towards consolidation among regulated financial services providers has enhanced the opportunity for unregulated financial services providers, such as the Company, to compete in this niche.

         The Company believes that its tax and corporate structure as a REIT will provide it with an advantage over certain other financial institutions and commercial mortgage originators. As a REIT, the Company generally will be able to pass through earnings as dividends to shareholders without payment of corporate level federal income tax. Thus, the Company expects to be able to pay higher dividends than traditional commercial mortgage lending institutions, which are subject to corporate level federal income tax. In addition, management believes that the Company, as an unregulated company, provides a more attractive method of investing in loans than regulated financial institutions, and more flexibility in pursuing investment opportunities, because the Company will not be subject to the costs and restrictions associated with federal and state regulations imposed upon insured financial institutions.

Types of Financing

         The Company will emphasize wraparound mortgage loans and, to a lesser extent, other forms of junior lien and subordinated financing. The Company is not, however, limited as to the types of financing it may provide, and it may also acquire or provide first lien financing. In originating new Financing, the Company will endeavor to adapt the terms of its financing to the needs of its borrowers, utilizing a variety of financing techniques such as staged payments, event specific loan advances, different rates of interest payment and interest accrual, deferred (or "balloon") principal payments and similar techniques. The Company will also from time to time provide subordinated financing through a direct purchase of a Property Interest. See "Investment Objectives and Policies
- Acquisition of Real Property Interests." It is not anticipated that the Company's financings will be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed (except by borrowers or their affiliates, in certain cases) or insured.

         Wraparound and other junior lien loans and subordinated financing generally will be secured by mortgages on properties already subject to the liens of other mortgage loans. A wraparound loan is a junior lien loan having a principal amount equal to the sum of the outstanding principal balances of senior loans plus the net amount advanced by the wraparound lender. From payments it receives on the wraparound loan, the wraparound lender pays principal and interest to the holders of the senior loans, but ordinarily only to the extent that payments are received from the borrower. Wraparound loans (and other junior loans) offer the potential for higher yields than yields ordinarily obtained in senior lien financing (and, in the case of wraparound loans, the possibility of increasing yields as the principal amounts of senior loans are amortized). However, such loans carry greater credit risk, including substantially greater risk of non-payment of interest or principal, than senior lien financing. See "Risk Factors - Investment Activity Risks - Financing
Considerations: Enhanced Credit Risks of Subordinate Financing."

         The Company will seek to originate or acquire Financing that not only has current cash returns higher than those obtained in typical first lien institutional financing but that also has various features designed to increase the return over the term of the Financing. In particular, the Company will seek to obtain participations. These participations typically will be one of two types, as follows: (i) a grant of an interest in the appreciated value of the financed real property (that is, an interest in the value of the property, typically determined by sales price, refinancing amount or appraisal, which exceeds a specified amount, usually the appraised value of the property at the time of the Company's Financing or the principal amount of the Financing), payable at the maturity of the loan or the time the property is sold or refinanced, or (ii) a grant of an interest in the revenues from the property, whether or not in excess of a specified amount. The Company typically will seek not less than a 25% participation rate, and may seek to obtain either or both types of participations. The Company believes that obtaining participations may be advantageous to it since the Company will thus have the opportunity of participating in the growth in value of the real property being financed (and, therefore, the opportunity of gaining additional compensation). However, obtaining participations may limit or, possibly, reduce the amount of interest which the Company might otherwise be able to obtain on a loan. There can be no assurance that the Company will be able to obtain participations in any loan, or as to the final terms (including the participation rate) under which they may be granted. Moreover, since participations are more usually associated with subordinated loans to compensate the lender for its subordinated position, the Company may not be able to find borrowers willing to give participations in first mortgage loans (to the extent acquired by the Company) on terms acceptable to the Company.

Loan Origination Sources

         To generate loan originations, the Company will rely primarily upon the relationships senior management has developed as a result of its experience in the mortgage lending, real estate and real estate finance industries with developers, commercial real estate brokers, mortgage bankers, real estate investors and other direct borrowers or referral sources. See "The Company Trustees and Executive Officers." For sources of loans for acquisition (in addition to RAI), the Company will focus on senior management's existing knowledge of and relationships with institutional holders (primarily banks and insurance companies) who may wish to dispose of underperforming loans in their existing portfolios that meet the Company's Financing criteria. The Company's focus on smaller properties makes it a niche buyer for loans held by these institutions as the Company believes that others seeking to purchase subordinated loan positions typically will focus on large size loans or pools of loans. These institutional lenders may also refer to the Company loan opportunities presented to them that they do not wish to underwrite.

Certain Financial Guidelines

         The Company has established financial guidelines for use in evaluating financing proposals subsequent to the Initial Investments. The Company may depart from one or more of the guidelines in underwriting any particular Financing, provided that the Company's Financing portfolio, in the aggregate, is in compliance. The guidelines provide as follows: (i) the property underlying the Financing will have a current appraised value of not less than 25% below the property's appraised replacement cost, (ii) the size of the Financing will be between $1 million and $8 million, (iii) the ratio of current cash flow to debt service on senior lien loans with respect to the underlying property will be at least 1.25 to 1, (iv) the ratio of current cash flow to debt service on both senior loans and the Company's Financing will be at least 1.1 to 1, (v) the cash flow from the underlying property will be sufficient to yield a current return on the Company's investment of no less than 10% per year, (vi) the aggregate of all outstanding senior debt may not exceed 75% of the appraised value of the underlying property, and (vii) the aggregate of outstanding senior debt plus the amount of the Company's Financing may not exceed 90% of the appraised value of the underlying property. In departing from a particular guideline for any Financing, the Company will typically consider factors that would cause the underlying property to be in compliance with the guideline within a reasonable time following initial funding of the Financing. For example, the Company may depart from the cash flow guidelines where the borrower can demonstrate (through new lease placements or otherwise) that historical cash flow will not be representative of cash flow during the term of the loan, and may depart from loan-to-value guidelines where the borrower can demonstrate that the application of the loan proceeds will result in an increase in property value. Notwithstanding the foregoing, these guidelines may be changed by the Board of Trustees of the Company without notice to or approval by the shareholders.

Location of Properties Relating to Financing

         The Company intends to finance properties located in metropolitan areas of the United States where there is a significant amount of small, multi-family residential, office and other commercial properties. Initially, the Company anticipates that it will focus its financing activities in Philadelphia, Pennsylvania and the Baltimore/Washington corridor, with a particular emphasis on the Philadelphia metropolitan area as a result of senior management's existing experience and relationships. Of the 12 loans included within the Company's Initial Investments, 11 relate to properties located in the Philadelphia metropolitan area, and one is located in the Washington, D.C. metropolitan area. See "Investment Objectives and Policies - Initial Investments." The Company is not, however, limited as to the geographic areas in which it may provide Financing and, accordingly, it may provide Financing in metropolitan areas other than Philadelphia and the Baltimore/Washington corridor, in metropolitan areas that do not readily fit the Company's targeted characteristics, or in geographic areas that are outside of metropolitan areas, as appropriate opportunities are identified, and such Financings may (although it is not currently anticipated that they will) constitute a material portion of the Company's investment portfolio.

Types of Properties Relating to Financings

         The Company will focus its financing activities on multi-family residential, office and other commercial properties with property values generally between $2 million and $20 million. The Company may, in appropriate circumstances as determined by the Board of Trustees, provide financing to properties with values outside this range, as is the case with one of the loans included within the Company's Initial Investments. See "Investment Objectives and Policies Initial Investments." It is not anticipated, however, that a significant number of properties will be outside the targeted range. The Company will not normally finance undeveloped property or make loans in situations where construction is involved except where the underlying property (and any additional real property collateral which the Company may require as security) meets the Company's loan-to-value guidelines. See "Investment Objectives and Policies - Certain Financial Guidelines" and "Risk Factors - Investment Activity Risks." In situations where an underlying property does not meet the Company's cash flow guidelines, the Company will typically require that the developers and their controlling persons personally guarantee the Financing, and that some or all of such persons have net worth sufficient to repay the Financing in the event of default. Any such Financing may also condition funding of the Financing upon the satisfaction of certain property income or occupancy criteria. The Company is not limited in the amount or percentage of its assets it may lend against any category of property. The Company does not, however, intend to make loans or investments (including Property Interest investments) the amount of which (together with all other loans or investments by the Company) exceeds (i) with respect to any one property, 5% of its total assets, or (ii) with respect to any one person or his or its affiliates, 10% of its total assets in subordinated Financings to and Property

Interests controlled by such person or his or its affiliates, excluding from each such guideline the Initial Investments. One of the Initial Investments (loan 109) exceeds such limitations, and will constitute _____% of the Company's total assets, by cost, upon completion of this Offering (assuming the Underwriters do not exercise their over-allotment option).

Acquisition of Loans at Discount

         In acquiring existing Financing, the Company will focus on Financing that, because of one or more past problems, can be acquired at a discount to its outstanding balance and the appraised value of its underlying property due to complex ownership situations with respect to the underlying property, lack of a strong operating history for the underlying property, historical credit or cash flow problems, or other factors. The Company will not acquire any such loan, however, unless the prior loanholder, property owner or some other party or parties, have taken material steps to resolve the problems to which the loan and its underlying property have been subject and where completion of the resolution process will not involve active intervention by the Company. The Company will seek to acquire loans for which completion of the resolution process will enhance the Company's total return through increased yields or realization of some portion or all of the discount at which they were acquired.

         The Company anticipates that a substantial portion of the loans it acquires will be obtained from RAI, the Company's sponsor, which specializes in acquiring and resolving mortgage loans. However, the investments that may be acquired from RAI are limited to a maximum of 30% of the Company's investments based upon the Company's cost (excluding the Initial Investments, of which $40.0 million, by cost, will be acquired from RAI). See "The Company - Certain Relationships; Conflicts of Interest," "Use of Proceeds" and "Investment Objectives and Policies Initial Investments."

Lending Procedures

         Prior to making or acquiring any Financing, the Company will conduct an acquisition review. The value of the underlying property will be estimated by the Company based upon a recent independent appraisal obtained by the borrower, an independent appraisal obtained by the Company, or upon valuation information obtained by the Company and thereafter confirmed by an independent appraisal. The Company will make an on-site inspection of the property and, where appropriate, the Company will require further inspections by engineers, architects or property management consultants. The Company may also retain environmental consultants to review potential environmental issues. See "Risk Factors - Investment Activity Risks - Financing Considerations: Environmental Risks May Adversely Affect Value of Underlying Properties." The Company will obtain and review available rental, expense, maintenance and other operational information regarding the property and prepare cash flow and debt service analyses. For acquired loans, the Company will also evaluate the adequacy of the loan documentation (for example, the existence and adequacy of notes, mortgages, collateral assignments of rents and leases, and title policies insuring lien positions) and other available information (such as credit and collateral files), and will evaluate the status and efficacy of programs to resolve problems to which the loan or its underlying property may have been subject. The amount which the Company is willing to lend, or the amount of the Company's offer to purchase, will be based upon the foregoing evaluations and analyses. The Company may modify these procedures as it deems appropriate in particular situations.

         After originating or acquiring any Financing, the Company will follow specified procedures to monitor Financing performance and compliance. On performing Financing originated by the Company, the borrower will be required to supply monthly operating statements and yearly certification of compliance with the terms of the loan. With respect to acquired loans, or non-performing Company-originated Financing (and in addition to the above procedures), the Company generally will require that all revenues from the underlying property be paid into an operating account on which the Company is the sole signatory. All expenditures with respect to a property (including debt service, taxes, operational expenses and maintenance costs) will be paid from that account and will be subject to review and approval by the Company prior to payment. The Company may also require that its approval be obtained before any material contract or commercial lease with respect to the property is executed and that the borrower prepare a budget for the property not less than sixty days prior to the beginning of a year, which must be reviewed and approved by the Company.

Acquisition of Real Property Interests

         As appropriate, either as part of the Company's investment strategy or for tax planning purposes, the Company may acquire Property Interests. The Company believes that acquiring Property Interests will be advantageous for three primary reasons. First, it gives the Company flexibility in addressing the financial needs and tax situations of borrowers in situations where debt financing may not be appropriate. Second, it will provide the Company with the possibility of capital appreciation in addition to the current income realized from its loan portfolio. Third, it will assist the Company in its tax planning. It is anticipated that certain of the Financings made by the Company may result in timing differences between (i) the actual receipt of income and the actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. This may increase the REIT distribution requirement in such year, although there may be no contemporaneous corresponding receipt of cash by the Company. Depreciation deductions associated with the Company's investments in Property Interests, however, should help offset such adverse tax effects. See "Risk Factors Legal and Tax Risks - Tax Risks" and "Federal Income Tax Considerations - Requirements for Qualification: Distribution Requirements."

         The Company is not limited in the amount it may invest in Property Interests, although the Company will not make loans or investments (including Financings) the amount of which (together with all other loans or investments by the Company) exceeds (i) with respect to any one property, 5% of its total assets, or (ii) with respect to any one person or his or its affiliates, 10% of its total assets in Property Interests controlled by and subordinated Financings to such person or his or its affiliates, excluding from each such guideline the Initial Investments. One of the Initial Investments (loan 109) exceeds such limitations, and will constitute ____% of the

Company's total assets, by cost, upon completion of this Offering (assuming that the Underwriters do not exercise their over-allotment option). See "Investment Objectives and Policies - Initial Investments." Each acquisition of a Property Interest will be supported by an appraisal prepared by an independent appraiser. Prior to acquisition, the Company will require satisfactory evidence (generally in the form of title insurance) that the Company (if the Company is acquiring the Property Interest directly), or the entity owning the property in which the Company is acquiring an interest, has or will acquire good and marketable title to the property subject only to such encumbrances as are acceptable to the Company.

         The Company will not manage any such Property Interests, but will retain the services of third-party management companies, including (subject to approval by a majority of the Company's Independent Trustees) Brandywine, an affiliate of RAI. See "The Company - Certain Relationships; Conflicts of Interest". Brandywine may also be retained by the Company to supervise a local property manager. In instances where Brandywine is managing or supervising a local manager, the fees paid to Brandywine and the local manager, in the aggregate, may not exceed the amount customarily charged by property managers in the area for management of comparable properties.

         In addition to acquiring a property directly, the Company may also acquire interests in a property, typically in the form of an interest in a partnership, joint venture or limited liability company owning the property. The Company anticipates that any such interests would be acquired either to provide Financing in situations where further debt financing cannot be used, where further debt financing is inappropriate (as, for example, where senior lienors have imposed covenants against further borrowing or against the imposition of junior liens), or where the Company is seeking an equity interest in a property (similar to a participation) as part of a financing package. The Company will typically require that its interests in any property or entity be preferred over the interests of other owners both as to current distributions and repayment of invested capital. The Company will also typically require that the owners incur no further debt and issue no equity interest of equal rank with or senior to the Company's interest without the Company's consent. However, the Company is not limited in the kinds of equity interests that it may acquire and can, accordingly, acquire interests that are not preferred or permit co-owners of the properties to incur further debt without the Company's consent. See "Risk Factors - Real Property Considerations: Investments in Joint Ventures, Partnerships or Other Real Property Interests."

Leverage

         The Company intends to finance its investment activity with the proceeds of this Offering and future equity offerings. Although the Company is permitted to incur debt to originate Financing or acquire Property Interests (including seller or purchase money debt for both acquired loans and Property Interests), the Company generally will not do so unless it does not have immediately available capital sufficient to enable it to acquire a particular investment. The Company may also incur debt in order to prevent default under loans senior to the Company's Financing or to discharge senior loans entirely if this becomes necessary to protect the Company's

Financing. This may occur if foreclosure proceedings are instituted by the holder of a mortgage interest which is senior to the Company's Financing. The Company may incur indebtedness in order to assist in the operation of any property financed by the Company and as to which the Company has subsequently taken over operations as a result of default, or to protect its Financing. The Company may also borrow to the extent the Company deems it necessary to meet REIT distribution requirements imposed by the Code. See "Federal Income Tax Considerations Requirements for Qualification: Distribution Requirements." Debt incurred by the Company may be collateralized by some or all of the Company's assets. The Company anticipates that, in normal operations, it will not exceed a debt to equity ratio of 0.5:1. For purposes of calculating this ratio, the Company's indebtedness will include all indebtedness of the Company, whether or not with recourse to the Company, and equity will be equal to the value of the Company's portfolio based upon the most recent appraised value of the properties underlying the portfolio. The Company is not limited as to the amount of debt that it may incur, and may have a debt to equity ratio that may from time to time vary substantially from 0.5 to 1, if appropriate investment opportunities are presented. See "Risk Factors - Other Investment Activity Considerations; Use of Leverage." The Company currently has no arrangements for loans or lines of credit.

Portfolio Turnover

         The Company will not purchase investments with the intention of engaging in short-term trading. The Company may, however, sell any particular investment and reinvest proceeds (subject to distribution requirements and limitations on asset sales imposed on a REIT by the Code; see "Federal Income Tax Considerations") when it is deemed prudent by the Company's management, regardless of the length of the holding period.

Other Policies

         The Company will not invest in the securities of other issuers for the purpose of exercising control, except to the extent set forth in "Investment Objectives and Policies Acquisition of Real Property Interests," nor will it underwrite securities of other issuers. The Company will not repurchase or otherwise reacquire its Common Shares or other securities, except to the extent set forth in "Description of Shares of Beneficial Interest - Restrictions on Ownership and Transfer" with respect to certain transfers in violation of the Ownership Limitation. These policies may be changed by majority vote of the Board of Trustees, including a majority of the Independent Trustees. The Company, however, does not currently anticipate any such changes.

Initial Investments

         The Company has contracted to purchase 11 loans at an aggregate cost of approximately $40.0 million (the "Initial Purchased Loans") and has identified one loan for direct origination with a funding requirement of $1.3 million (the "Initial Direct Loan"). All of the Initial Purchased Loans will be purchased from RAI. Assuming the Company acquired the Initial Purchased Loans as of June 30, 1997, RAI would realize a book gain of approximately $7.6 million as a result of the Company's purchase of the Initial Purchased Loans. See Note 7 to the below table and "The Company - Certain Relationships; Conflicts of Interest."

         The Initial Purchased Loans consist of (i) 9 loans purchased at discounts of between 12.9% and 55.9% from the outstanding loan receivable balances, and at ratios of between 69% to 97% of investment cost to appraised values of the underlying properties (the "Discounted Loans") and (ii) two loans purchased at par or at a slight (5% or less) discount to the outstanding loan receivable balance (the "Non-Discounted Loans"). The Discounted Loans are subject to an aggregate of approximately $8.5 million of senior financing ($5.2 million of senior loan participation interests that the Company intends to purchase and $3.3 million of senior financing with respect to the underlying properties that the Company does not intend to purchase and to which the Company's loans are subordinate), as set forth in the table below. Each of the Discounted Loans is in default with respect to its terms as originally underwritten, but is subject to a forbearance agreement pursuant to which the holder of the loan (the Company, upon acquisition) has agreed not to foreclose provided that the borrower pays (subject to a stated minimum) all revenues from the underlying property (after operating expenses) to the Company. Accordingly, the Company will receive all the increase, if any, in the revenues from the underlying properties, after payment of operating expenses, to a maximum aggregate amount equal to the then outstanding balance of the loan as originally underwritten and accrued interest. In addition, these loans permit the Company to capture (upon a sale or refinancing of the property) any increase in the value of the underlying property to a maximum amount equal to the then outstanding balance of the loan as originally underwritten and accrued interest. Since debt service on these loans is in excess of payments currently being made, the Company anticipates that the outstanding balances will increase.

         The Non-Discounted Loans consist of two subordinated loans, one with a current return of 18% and the other with a current return of 17.7% (based upon the Company's cash investment). The Non-Discounted Loans are wraparound loans and are subordinate to an aggregate of approximately $4.1 million of senior debt held by third parties that is secured by the underlying properties, as set forth in the table below. There are no senior loan participation interests in either Non-Discounted Loan.

         The aggregate outstanding loan receivable balance of the Initial Purchased Loans, as of June 30, 1997 was $82.9 million. The appraised value of the properties underlying the Initial Purchased Loans is $58.4 million and their estimated replacement cost (as set forth in such appraisals) is $________ million.

         The Initial Direct Loan is a wraparound, participating loan which provides for the Company to receive current annual interest payments of 11% on the funds advanced by the Company, plus all amortization of the senior debt, and a participation in the appreciation of the property in excess of the current appraised value. The Initial Direct Loan is subordinate to an aggregate of approximately $6.3 million of senior debt held by third parties that is secured by the underlying property, as set forth in the table below.

The following table sets forth certain information regarding each of the Initial Investments as of June 30, 1997:


                             Maturity of                                                       Cost of Investment
                           Loan/Expiration                                                         to Company
                            of Forbearance     Type of                        Outstanding           Including            Amount of
Loan Number(1)               Agreement(2)     Property        Location      Loan Receivable(3)     Senior Debt(4)     Senior Debt(5)
-----------                ----------------   --------        --------      ------------------   ------------------   --------------
Initial Purchased Loans:

Discounted Loans

101                           10/31/98     Multifamily    Philadelphia, PA     $ 1,530,948        $   782,416         $   600,000
102                           10/31/98     Multifamily    Philadelphia, PA       1,472,814          1,153,639             896,000
103                           10/31/98     Office         Arlington, VA          5,704,180          2,517,502             882,162
104                           07/31/98     Multifamily    Philadelphia, PA       5,351,234          3,094,354           1,105,318
105                           09/02/99     Multifamily    Philadelphia, PA       1,558,489            707,089             600,000
106                           12/02/99     Multifamily    Philadelphia, PA       3,025,791          2,007,804           1,261,016
107                           10/31/98     Multifamily    Philadelphia, PA       4,601,055          3,093,204           2,675,000
108                           03/28/01     Multifamily    Philadelphia, PA         715,581            623,601             450,000
109                           01/01/02     Office         Philadelphia, PA      52,348,480         27,000,000                  -
                                                                               -----------        -----------        ------------
Total Discounted Loans                                                          76,308,572         40,979,609           8,469,496
                                                                               -----------        -----------        ------------

Non-Discounted Loans

110                           10/31/97     Multifamily    Philadelphia, PA       1,623,560          1,589,246             889,246
111                           12/29/00     Multifamily    Philadelphia, PA       4,953,111          4,752,865           3,190,865
                                                                               -----------        -----------        ------------
Total Non-Discounted Loans                                                       6,576,671          6,342,111           4,080,111
                                                                               -----------        -----------        ------------
Total Initial Purchased Loans                                                   82,885,243         47,321,720          12,549,607
                                                                               -----------        -----------        ------------

Initial Direct Loans:

112                           08/31/02     Retail/Office  Philadelphia,  PA      7,630,000          7,580,000           6,280,000
                                                                               -----------        -----------        ------------
Total Initial Direct Loans                                                       7,630,000          7,580,000           6,280,000
                                                                               -----------        -----------        ------------
Total Initial Investments                                                      $90,515,243        $54,901,720         $18,829,607
                                                                               ===========        ===========        ============




                                                                    Ratio of Senior
                                                                  Debt to Appraised                       Monthly
                                               Ratio of Cost of      Value After                       Revenues from       Ratio of
                             Appraised Value    the Company's      Certain Senior                        Operations     Cash Flow to
                             of Underlying    Investment to Debt    Acquisitions      Company's Net      or Monthly      Senior Debt
Loan Number(1)                 Property(6)    Appraised Value(7)  by the Company(8)   Investment(9)   Debt Service(10)   Service(11)
-----------                 ------------------ ------------------ ----------------- ----------------- ---------------- -------------
Initial Purchased Loans:

Discounted Loans

101                           $   900,000            87%                  0%           $   782,416        $  6,400           n/a
102                             1,300,000            89%                  0%             1,153,639           8,900           n/a
103                             2,800,000            90%                 32%             1,635,340          16,100          2.90
104                             3,200,000            97%                 38%             1,989,036          14,578          2.27
105                               855,000            83%                  0%               707,089           6,185           n/a
106                             2,320,000            87%                 54%               746,788           7,211          1.63
107                             3,600,000            86%                  0%             3,093,204          24,800           n/a
108                               900,000            69%                  0%               623,601           5,700           n/a
109                            34,000,000            79%                  0%            27,000,000         238,084           n/a
                              -----------          ----                ----            -----------        --------
Total Discounted Loans         49,875,000            82%                  7%            37,731,113         327,958
                              -----------          ----                ----            -----------        --------

Non-Discounted Loans

110                             2,210,000            72%                 40%               700,000          10,500          2.98
111                             6,300,000            75%                 51%             1,562,000          23,077          1.83
                              -----------          ----                ----            -----------        --------
Total Non-Discounted Loans      8,510,000            75%                 48%             2,262,000          33,577
                              -----------          ----                ----            -----------        --------
Total Initial Purchased Loans  58,385,000            81%                 13%            39,993,113         361,535          6.85
                              -----------          ----                ----            -----------        --------          ----

Initial Direct Loans:

112                            8,400,000            90%                  75%             1,300,000          17,952          1.23
                              -----------          ----                ----            -----------        --------
Total Initial Direct Loans     8,400,000            90%                  75%             1,300,000          17,952
                              -----------          ----                ----            -----------        --------
Total Initial Investments    $66,785,000            82%                  20%           $41,293,113        $379,487          4.32
                             ============          ====                ====            ===========        ========          ====

(1) Loan 112 has not yet been funded. Information set forth herein with respect to such loans is based upon the Company's loan commitment and information supplied by the borrower.

(2) Loans 101, 102 and 105 through 109 are subject to forbearance agreements which expire on the specified dates. Pursuant to these forbearance agreements, (i) the lender (the Company once it has acquired the loans) has agreed, subject to receiving specified minimum monthly payments, to defer exercise of existing rights to proceed on the loan (which is in default relative to its initial underwriting), including the right of foreclosure, (ii) the Company directly receives rents from the underlying property and (iii) the borrower has agreed to retain a property management company acceptable to the Company. Brandywine currently acts as the property manager for each such property. Loans 103, 104 and 110 through 112 are not subject to forbearance agreements; the dates specified are the maturity dates of the loans (or, with respect to Loan 112, the maturity date set forth in the loan commitment).

(3) Consists of the outstanding principal balance of the obligations plus (i) accrued interest and penalties, and (ii) the outstanding balance of senior indebtedness relating to the underlying property, each as of June 30, 1997.

(4) Consists of the purchase price to be paid by the Company plus the outstanding balance, as of June 30, 1997, of senior indebtedness relating to the underlying property. Does not include costs and expenses relating to the acquisition or origination of the loan, and related professional fees, estimated at $_________________ for such loans in the aggregate.

(5) Outstanding balance of all senior indebtedness relating to the underlying property as of June 30, 1997.

(6) The Company retained independent appraisal firms (Joseph Dennis Pasquarella & Co. with respect to loans 101, 102, 104, 107, 108, 110 and 111, Johnson, McClellan, Sullins & Page with respect to loan 103, M. Richard Cohen with respect to loans 106 and 109, and Louis A. Iatrola Realty Appraisal Group, Ltd. with respect to loan 112) to appraise the properties underlying the Initial Investments. The appraisals were conducted in July, August and September 1997. The appraised values generally were developed based on consideration of the cost, market and income valuation approaches. The cost approach considers the land value of the properties and depreciated replacement cost of the improvements. The market approach analyzes sales of other going-concern properties in comparison to the subject properties. The income approach develops a going-concern value of the subject properties by capitalizing the projected operating income. Operating data, financial data and legal descriptions of the properties provided to the appraisers by the Company or the prior or current owners thereof were assumed by the appraisers to be accurate and correct, and no audit verification thereof was undertaken by the appraisers. Further, the appraisers did not assume responsibility for matters of title. Caution should be exercised in evaluating appraisal results. An appraisal is only an estimate of value and should not be relied upon as a precise measure of realizable value. The appraisals assume that the properties would be sold on an orderly basis under stable market conditions. See "Risk Factors - Real Property Considerations" and "Experts."

(7) The purchase price paid by RAI for each loan acquired from RAI, and RAI's cost basis (as of June 30, 1997) in each loan, is as follows:

                  Loan No.       RAI's Cost Basis        RAI's Purchase Price
                  --------       ----------------        --------------------

                  101                $   783,024               $   569,513
                  102                  1,135,478                   859,547
                  103                  2,505,572                 2,325,558
                  104                  2,028,992                 1,614,174
                  105                    727,734                   456,356
                  106                  1,985,619                 1,299,780
                  107                  3,512,705                 2,427,221
                  108                    573,255                   474,064
                  109                 20,949,927                19,201,778
                  110                  1,445,016                 1,362,884
                  111                  4,116,293                 3,757,701
                                     -----------               -----------
                       Total         $39,763,615               $34,348,576
                                     ===========               ===========

         For purposes of this table, (i) "RAI's Cost Basis" consists of the cost of the investment as carried on the books and records of RAI (after allocation of gains from the sale of a participation in the loan, or borrower refinancing of the underlying property), including (a) all acquisition costs and expenses, (b) subsequent advances, if any, made by RAI in connection with its acquisition of the loan, and (c) amounts representing accretion of discount by RAI; and (ii) "RAI's Purchase Price" consists of the original cost of the investment to RAI, plus the amounts referred to in clauses (i) (a) and (b), above, plus the amount, as of the date of RAI's acquisition of the loan, of any senior indebtedness to which the underlying property was subject. Accretion of discount by RAI subsequent to June 30, 1997 will increase RAI's cost basis in, and thus decrease RAI's book profit from the sale of, the loans to the Company. For July 1997 and August 1997, RAI's accretion of
         discount resulted in increases of approximately $283,000 and $        ,
         respectively, in RAI's aggregate cost basis in the loans. RAI's gain from the sale of the loans to the Company would also be reduced to the extent of any gain realized upon a sale of a participation in a loan prior to sale to the Company.

(8) The Company will acquire senior loan participation interests previously sold by RAI in connection with loans 101, 102, 105, 107 and 108. See "Use of Proceeds." In connection with the sale of these senior loan participation interests, RAI had subordinated its interests in the loans to the interests of the participant. After acquisition of the senior loan participation interests, the Company will hold the entire lender's interest in each such loan.

(9) The Company's net investment is calculated as the difference between the amount set forth in the column "Cost of Investment to Company Including Senior Debt," less the amount set forth in the column "Amount of Senior Debt," except for loans 101, 102, 105, 107 and 108 where, because the Company anticipates acquiring the senior indebtedness

         (see note (8), above), the amount is that set forth in the column "Cost of Investment to Company Including Senior Debt" only.

(10) Amounts set forth with respect to loans 101 through 109 represent the monthly revenues from operations for the underlying properties. Amounts set forth for loans 110 through 112 represent the monthly debt service required to be paid on the loans. With respect to loans 110 through 112, the monthly revenues from operations with respect to the underlying properties are $24,500, $21,900 and $46,350, respectively. For purposes of this table, (i) "monthly revenues from operations" consist of the monthly rent roll as of June 30, 1997 with respect to the underlying property less operating expenses, including real estate and other taxes pertaining to the underlying property and its operation and less interest on senior debt (to the extent not being acquired by the Company), but before depreciation, amortization and capital expenditures; and (ii) "monthly debt service" is the stated amount of interest and principal payable monthly under the terms of the loan. Monthly revenues from operations are set forth where, pursuant to forbearance agreements or the terms of the loan documents, the holder of the loan has the right to receive all net cash flow from the underlying properties as payment of debt service on the loans while monthly debt service is set forth where the stated monthly debt service under the terms of the loan is less than monthly revenues from operations.

(11) Consists of monthly revenues from operations before interest on the senior indebtedness divided by the monthly payment of principal and interest required under the senior indebtedness.

         The following is a description of certain of the material terms of the loans included in the Initial Investments, and assumes the acquisition by the Company of all senior loan participation interests as set forth in Note 8 to the above table:

         Loan 101. Loan evidenced by a note in the original principal amount of $1,080,000, secured by a first mortgage on multi-family residential property located in Philadelphia, Pennsylvania, bearing interest at 12% per year until October 31, 1998 when all principal, accrued interest and other amounts become due and payable. The loan documents provide that the holder of the loan (i) holds a deed-in-lieu of foreclosure, which may be recorded upon default by the borrower, and (ii) may replace the manager of the property. Tenants at the property currently pay rents directly to the holder of this loan.

         Loan 102. Loan evidenced by a note in the original principal amount of $1,312,000, secured by a first mortgage on multi-family residential property located in Philadelphia, Pennsylvania, bearing interest at an annual rate of 2.5% over the monthly national median annualized cost of funds for SAIF-insured institutions as announced by the Federal Deposit Insurance Corporation with a minimum rate of 8.5% (which, as of June 30, 1997, resulted in an interest rate of 8.5%) until October 31, 1998 when all principal, accrued interest and other amounts become due and payable. The loan documents provide that the holder of the loan (i) holds a deed-in-lieu of foreclosure, which may be recorded upon default by the borrower, and

(ii) may replace the manager of the property. Tenants at the property currently pay rents directly to the holder of this loan.

         Loan 103. Loan evidenced by a note in the original principal amount of $4,165,000, bearing interest at an annual rate of 0.5% over the Maryland National Bank prime rate (which, as of June 30, 1997, resulted in an interest rate of 9.0%) until October 31, 1998 when all principal, accrued interest and other amounts become due and payable. The loan is subject to senior indebtedness held by an unaffiliated third party in the form of a first mortgage loan on an office property located in Arlington, Virginia, in the amount of $882,162. The loan documents provide that the holder of the loan (i) holds a deed-in-lieu of foreclosure with respect to the property, which may be recorded upon default by the borrower, and (ii) may replace the manager of the property. Moreover, the terms of the senior indebtedness restrict the borrower from incurring any other indebtedness (except trade indebtedness) or encumbrances upon the Property without the consent of the senior lender. Tenants of the property currently pay rents directly to the holder of this loan.

         Loan 104. Loan evidenced by a note in the original principal amount of $3,559,000, bearing interest at annual rate of 2% over the yield of one-year United States Treasury Securities (which, as of June 30, 1997, resulted in an interest rate of 7.5%) until July 31, 1998 when all principal, accrued interest and other amounts become due and payable. The loan is subject to senior indebtedness held by an unaffiliated third party in the form of a first mortgage loan on a multi-family residential property located in Philadelphia, Pennsylvania, in the amount of $1,105,318. The loan documents provide that the holder of the loan (i) holds a deed-in-lieu of foreclosure with respect to the property, which may be recorded upon default by the borrower, and (ii) may replace the manager of the property. Moreover, the terms of the senior indebtedness restrict the borrower from incurring any other indebtedness (except trade indebtedness) or encumbrances upon the Property without the consent of the senior lender. Tenants of the property currently pay rents directly to the holder of this loan.

         Loan 105. Loan evidenced by a note in the original principal amount of $1,211,000, secured by a first mortgage on a multi-family residential property located in Philadelphia, Pennsylvania, bearing interest at 12.2% until September 2, 1999 when all principal, accrued interest and other amounts become due and payable. In addition, the loan documents provide that the holder of the loan (i) holds a deed-in-lieu of foreclosure with respect to the underlying property, which may be recorded upon default by the borrower, and (ii) may replace the manager of the property. Tenants at the property currently pay rents directly to the holder of this loan.


         Loan 106. Loan evidenced by notes in the original aggregate principal amount of $1,695,000, bearing interest at varying annual rates from 12% to 14% per year until December 2, 1999 when all principal, accrued interest and other amounts become due and payable. The loan is subject to senior indebtedness held by an unaffiliated third party in the form of a first mortgage loan on a multi-family residential property located in Philadelphia, Pennsylvania, in the amount of $1,261,016. The loan documents provide that the holder of the loan (i) holds a deed-in-lieu of foreclosure with respect to the property, which may be recorded upon default by the borrower, and (ii) may replace the manager of the property. Moreover, the terms of the senior indebtedness restrict the borrower from incurring any other indebtedness (except trade indebtedness) or encumbrances upon the Property without the consent of the Senior Lender. Tenants of the property currently pay rents directly to the holder of this loan.

         Loan 107. Loan evidenced by a note in the original principal amount of $3,250,000, secured by a first mortgage on a multi-family residential property located in Philadelphia, Pennsylvania, bearing interest at an annual rate equal to 85% of the sum of the rate of interest paid by major money market banks on new issues of negotiable certificates of deposit usually on principal amounts of $1 million or more, with a minimum unit of $100,000, for a term to maturity of one month, plus 2.75% (which, as of June 30, 1997, resulted in an interest rate of 6.779%), until October 31, 1998 when all principal, accrued interest and other amounts become due and payable. In addition, the loan documents provide that the holder of the loan (i) holds a deed-in-lieu of foreclosure, which may be recorded upon default by the borrower, and (ii) may replace the manager of the property. Tenants at the property currently pay rents directly to the holder of this loan.

         Loan 108. Loan evidenced by a note in the original principal amount of $600,000, secured by a first mortgage on a multi-family residential property located in Philadelphia, Pennsylvania, bearing interest at an annual rate of 12% until March 28, 2001 when all principal, accrued interest and other amounts become due and payable. The loan documents provide that the holder of the loan
(i) holds a deed-in-lieu of foreclosure, which may be recorded upon default by the borrower, and (ii) may replace the manager of the property. Tenants at the property currently pay rents directly to the holder of this loan.

         Loan 109. Loan evidenced by notes in the original aggregate principal amount of $40,906,000, secured by a first mortgage on an office property located in Philadelphia, Pennsylvania, bearing interest at an annual rate of 8% until January 1, 2002 (or January 1, 2009 if the borrower exercises an option to extend) when all principal, accrued interest and other amounts become due and payable. The loan documents provide that (i) the holder of the loan may record a deed to the property, which is held in escrow, on the occurrence of certain defaults, (ii) the holder of the loan may assume operating control of the property under certain conditions and (iii) certain principals of the borrower may be subject to limited personal recourse under certain circumstances.

         Loan 110. Loan evidenced by a note in the original principal amount of $765,000, bearing interest at an annual rate of 18% until October 31, 1997 when all principal, accrued interest and other amounts become due and payable. The loan is subject to senior indebtedness held by an unaffiliated third party in the form of a first mortgage loan on a multi-family residential property located in Philadelphia, Pennsylvania, in the amount of $889,000. The loan documents provide that the holder of the loan (i) holds a deed-in-lieu of foreclosure with respect to the property, which may be recorded upon default by the borrower, and
(ii) may replace the manager of the property. Moreover, the terms of the senior indebtedness restrict the borrower from incurring any other indebtedness (except trade indebtedness) or encumbrances upon the property without the consent of the senior lender. Tenants of the property currently pay rents directly to the holder of this loan.

         Loan 111. Loan evidenced by a note in the original principal amount of $4,627,000, bearing interest at annual rate of 7.75% until December 29, 2000 when all principal, accrued interest and other amounts become due and payable. The loan is subject to senior indebtedness held by an unaffiliated third party in the form of a first mortgage loan on a multi-family residential property located in Philadelphia, Pennsylvania in the amount of $3,192,000. The loan documents provide that the holder of the loan (i) holds a deed-in-lieu of foreclosure with respect to the property, which may be recorded upon default by the borrower, and (ii) may replace the manager of the property. Moreover, the terms of the senior indebtedness restrict the borrower from incurring any other indebtedness (except trade indebtedness) or encumbrances upon the property without consent of the senior lender. Tenants of the property currently pay rents directly to the holder of this loan.

         Loan 112. Loan to be evidenced by a wraparound note in the original principal amount of $7,580,000, secured by a second mortgage on a retail/office property located in Philadelphia, Pennsylvania. The loan will be subordinated to senior indebtedness held by an unaffiliated third party in the form of a first mortgage on the property in the amount of $6,280,000, bearing interest at 8.55%, due August 3, 2002 when the holder of this loan will have an option to purchase the property (which such option will be recorded and title insured) by assuming the senior debt. The loan bears a stated annual rate of interest of 11% on the funds advanced by the Company, plus amortization of the senior debt, resulting in an annual return on the Company's net investment of 16.7% in the first year growing to 19% in the fifth year. The borrower must make a payment of $50,000 at the time the loan is repaid as additional interest. In addition, the loan will provide for the holder to receive a participation in the increase in value of the property over the current appraised value equal to 25% of the first $600,000 of such appreciation and 15% of any additional appreciation, payable on the sale or refinancing of the underlying property or at maturity of the loan. Moreover, the terms of the senior indebtedness restrict the borrower from incurring any other indebtedness (except trade indebtedness) or encumbrances upon the property. All tenants of the property will pay rents directly to the holder of this loan.

                                   THE COMPANY

         RAIT was formed as a real estate investment trust in the State of Maryland in August, 1997 and will elect to be taxed as a REIT under the Code. The principal executive offices of the Company are located at 1521 Locust Street, 6th Floor, Philadelphia, Pennsylvania 19102. The Company's telephone number is (215) 546-5119.

Management

         The Company will be self-administered and self-managed with respect to its investments in Financings and Property Interests. While the Company will supervise the management of the properties underlying its Financings and Property Interests, the leasing, operational and tenant improvement services will be provided by third-party managers, including Brandywine, an affiliate of RAI. The Company will internally service its Financing, although it has the right to retain third-party servicers, including affiliates. The Company may also utilize property due diligence investigation services provided by RAI. See "The Company - Certain Relationships; Conflicts of Interest."

Trustees and Executive Officers

         The following sets forth certain information regarding the trustees and executive officers of the Company:

Name                   Age      Position with the Company
----                   ---      -------------------------
Betsy Z. Cohen         55       Chairman, Chief Executive Officer and Trustee

Jay J. Eisner          40       President, Chief Operating Officer and Secretary

Ellen J. DiStefano     32       Chief Financial Officer

Jonathan Z. Cohen      27       Trustee*

Jerome S. Goodman      62       Trustee**

Joel R. Mesznik        51       Trustee**

Daniel Promislo        64       Trustee**

Jack L. Wolgin         80       Trustee**


 * Trustee nominated by RAI
** Independent Trustee

         Betsy Z. Cohen was elected on ______________, 1997 to serve as Chairman, Chief Executive Officer and trustee of the Company. Mrs. Cohen has served as Chairman, Chief Executive Officer and a director of JeffBanks, a bank holding company with $1.2 billion in total assets as of June 30, 1997, since its founding in 1981, and of its subsidiaries Jefferson Bank (since its founding in 1974) and Jefferson Bank of New Jersey (since its founding in 1988). Mrs. Cohen is also a director of Aetna USHealthcare and Life Technologies, Inc. Mrs. Cohen is married to Edward E. Cohen, Chairman, Chief Executive Officer and President of RAI. Jonathan Z. Cohen, a trustee of the Company, is Mrs. Cohen's son.

         Jay J. Eisner, a certified public accountant, was elected on _____________, 1997 to serve as President, Chief Operating Officer and Secretary of the Company. From December 1994 to March 1997, Mr. Eisner was Chief Financial Officer of Washington Capital Corporation, Philadelphia, Pennsylvania (a private investment firm providing non-conforming mortgage loan financing to real estate developers and others) and, from 1987 to December 1994, was Chief Financial Officer of Asbell & Associates, L.P., Philadelphia, Pennsylvania, (a private real estate development, investment and financing firm). From 1983 through 1987, Mr. Eisner was Vice President and Controller of Ascott Investment Corporation, a national real estate syndication and investment company and from 1979 through November 1983 was a Supervisor with Touche Ross & Company, certified public accountants.

         Ellen J. DiStefano, a certified public accountant, was elected on _______________, 1997 to serve as Chief Financial Officer of the Company. From 1992 to August 1997, Ms. DiStefano was Chief Financial Officer of Brandywine, a Philadelphia, Pennsylvania based national manager and developer of commercial, multifamily, office and hotel properties, and an affiliate of RAI. From 1987 to 1992, Ms. DiStefano was a Senior Associate at Coopers & Lybrand, certified public accountants.

         Jonathan Z. Cohen was elected on ____________, 1997 to serve as a trustee of the Company, and is the nominee of RAI. From 1994 to present, Mr. Cohen has been a founder and the Chief Executive Officer of Blue Guitar Films, Inc., a New York based feature film production company. Mr. Cohen received his J.D. from the American University with honors in May 1995 and his B.A. from the University of Pennsylvania. From 1989 to 1991, Mr. Cohen was President and founder of a group of neighborhood advertising supplements/magazines called "In Walking Distance." Mr. Cohen is the son of Betsy Z. Cohen.

         Jerome S. Goodman was elected on _________________, 1997 to serve as a trustee of the Company. Mr. Goodman has been Chairman of Travel One (a commercial travel management company) since 1971, and was the sole stockholder of Travel One from 1971 to 1994. Mr. Goodman was a member of the New Jersey Sports Exposition Authority from 1991 to 1994, and its Chairman from 1992 to 1994. He has also served as Chairman, President and Chief Executive Officer of First Peoples Financial Corporation (a bank holding company) from 1987 to 1992 and President and Chief Executive Officer of First Peoples Bank of NJ from 1983 to 1987. He was a member of the Board of Directors of GBC Technologies, Inc. from 1992 to

1995. Mr. Goodman has been a director of Aetna US Healthcare (and its predecessor, US Healthcare) since 1988.

         Joel R. Mesznik was elected on ___________, 1997 to serve as a trustee of the Company. From 1990 to date, Mr. Mesznik has been President of Mesco Ltd., New York, New York (a corporate financial advisory firm). From 1976 to 1990, Mr. Mesznik was affiliated with Drexel Burnham Lambert, Inc. including, from 1976 to 1987, service as head of its Public Finance Department. Mr. Mesznik is the general partner of several private limited partnerships which have acquired real estate assets from the Resolution Trust Corporation, the Federal Deposit Insurance Corporation and institutional lenders.

         Daniel Promislo was elected on ______________, 1997 to serve as a trustee of the Company. Mr. Promislo has been Of Counsel (from 1994 to date) and a partner (from 1977 to 1994) of Wolf, Block, Schorr and Solis-Cohen, a Philadelphia, Pennsylvania law firm, principally involved in corporate and real estate finance matters. He currently is also President and a director of Historic Documents Co. and Historical Souvenir Co. (of which he is also a founder), which manufacture souvenirs of American history, and a director of U.S. Physicians, Inc., a physicians' practice management company. From 1994 to date he has been a director, and from 1996 to date, Chairman of the Board of Directors, of WHYY, Inc., the principal public television station in the Philadelphia metropolitan area.

         Jack L. Wolgin was elected on ________________, 1997 to serve as a trustee of the Company. For over 50 years, Mr. Wolgin has been extensively involved in the development and financing of real estate, as a founder and director of Industrial Valley Bank (where he was a member of the Executive, Audit and Real Estate Loan Committees), founder, Chairman, President and Chief Executive Officer of Atlas Credit Corporation (a Philadelphia home improvement lender) and Colonial Mortgage Company (a mortgage origination and servicing company), a founder of the Pennsylvania Real Estate Investment Trust, a past director and member of the Executive Committee of the board of directors of Brooks Harvey Realty Investors (a REIT sponsored by Morgan Stanley & Co.) and as a developer, for his own account, of in excess of $340 million of commercial, multifamily residential, office and other properties.

         All trustees (except trustees appointed to fill vacancies) will be elected at each annual meeting of shareholders for a term of one year, and will hold office until their successors are elected and qualified. All officers serve at the discretion of the Board of Trustees. The Company will pay an annual trustee's fee to each Independent Trustee equal to $3,000 plus $1,000 for each meeting of the Board of Trustees, and $500 for each meeting of a committee thereof, attended in person. Chairmen of committees will receive an additional $500 for each meeting of a committee attended in person. All trustees will be reimbursed for their costs and expenses in attending all meetings of the Board of Trustees and any committee thereof. Affiliated trustees will not be separately compensated by the Company.

         The following table sets forth certain information concerning the compensation that will be paid to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers whose aggregate compensation will exceed $100,000 in the Company's first full fiscal year:

                           Summary Compensation Table

                                    Annual Compensation                           Long-Term Compensation
------------------------------------------------------------------------------------------------------------------
                                                                    Restricted       Securities
                                                                      Stock          Underlying     LTIP      All
Name and Principal Position        Salary       Bonus      Other      Award           Options      Payouts   Other
-------------------------------------------------------------------------------------------------------------------
Betsy Z. Cohen,
 Chairman and
 Chief Executive
 Officer(1)

Jay J. Eisner, President,
 Chief Operating Officer
 and Secretary (1)

Ellen J. DiStefano
 Chief Financial
 Officer

---------------
(1) The Company anticipates that it will enter into employment agreements with Mrs. Cohen and Mr. Eisner upon completion of the Offering. No such agreements have been negotiated as of the date hereof, and there can be no assurance as to the final terms of any such agreements.

         Except for Mrs. Cohen, all executive officers of the Company are required to devote substantially all of their business time to the Company's operations. Mrs. Cohen is required to devote only so much of her time as may be required for the effective discharge of her duties. Mrs. Cohen currently has substantial business interests apart from the Company which the Company anticipates will require a material amount of her time. The trustees and officers (subject to the requirement that the officers, with the exception of Mrs. Cohen, devote substantially all of their business time to the Company's operations) generally are not limited or restricted from engaging in any business or rendering services of any kind to any other person, including the acquisition or origination of real properties or loans that meet the Company's investment objectives and policies. Except as set forth in "The Company - Certain Relationships; Conflicts of Interest," the trustees and officers of the Company and their affiliates may not be participants in the Company's investments.

         The Company's Declaration of Trust provides that, except in the case of a vacancy, a majority of the members of the Board of Trustees, and of any committee of the Board of Trustees, will at all times be Independent Trustees. Vacancies occurring on the Board of Trustees among the Independent Trustees will be filled by the vote of a majority of the trustees, including a majority of the Independent Trustees.

Option Plan

         The Company intends to adopt a qualified share option plan (the "Option Plan"), which provides for options to purchase Common Shares (or, at the election of the Company, units in the Operating Partnership that may be redeemed for cash, or, at the election of the General Partner, Common Shares on a one-for-one basis). See "Operating Partnership Agreement - Redemption Rights." The maximum aggregate number of Common Shares that may be issued pursuant to options granted under the Option Plan is ___________________. The purpose of the Option Plan is to provide a means of performance-based compensation in order to provide incentive for the Company's key employees. The following table sets forth the options the Company currently anticipates granting under the Option
Plan:

                                Option/SAR Grants

                                 Number of     Percent of Total                                      Potential Realizable
                                 Securities      Options/SARs                                          Value at Assumed
                                 Underlying       Granted to           Exercise                       Rates of Stock Price
Name and                        Options/SARs     Employees in           Price       Expiration         Appreciation for
Principal Position               Granted(1)      Fiscal Year            ($/Sh)         Date           Option         Term
----------------------------------------------------------------------------------------------------------------------------
                                                                                                        @5%          @10%
                                                                                                      ----------------------
Betsy Z. Cohen,
 Chairman and
 Chief Executive
 Officer

Jay J. Eisner,
 President, Chief
 Operating Officer
 and Secretary

Ellen J. DiStefano
 Chief Financial
 Officer

---------------
(1) Options expire ten years from the date of issuance and will be granted at an exercise price equal to the initial offering price of the Common Shares. Options vest at a rate of 25% of the option shares on each anniversary of the date of grant, beginning with the first anniversary.

Indemnification of Trustees and Executive Officers

         The Company's Declaration of Trust provides for the indemnification of the trustees and officers of the Company to the full extent permitted by Maryland law. See "Description of Shares of Beneficial Interest - Indemnification." The Declaration of Trust also provides that the personal liability of any trustee or officer of the Company to the Company or its shareholders for money damages is limited to the fullest extent allowed by Maryland law. See "Description of Shares of Beneficial Interest - Limitation of Liability."

Certain Relationships; Conflicts of Interest

         The Company, on the one hand, and RAI, JeffBanks and their affiliates, on the other, will enter into several relationships which may give rise to conflicts of interest. RAI, which is the sponsor of the Company, will own 9.8% of the Company's Common Shares at the completion of the Offering (assuming the Underwriters do not exercise their overallotment option), acquired at the public offering price net of underwriting discounts and commissions. RAI may acquire Common Shares after the Offering to a maximum of 15% of the Common Shares outstanding. RAI will have the right to nominate one person for election to the Company's Board of Trustees until such time as its ownership of outstanding Common Shares is less than 5% Currently, Jonathan Z. Cohen is serving as RAI's nominee. Mr. Cohen is the son of Betsy Z. Cohen, the Chairman and Chief Executive Officer of the Company, and her spouse, Edward E. Cohen. Edward E. Cohen is the Chairman, Chief Executive Officer, President, a director and a principal shareholder of RAI. RAI has advanced $_________ to the Company for pre-Offering organization expenses. These advances are without interest and will be repaid from the proceeds of this Offering. See "Use of Proceeds."

         Of the Initial Investments, 97%, by cost, will be purchased by the Company from RAI. See "Investment Objectives and Policies - Initial Investments." The Company anticipates that, subject to the limitations referred to below in this section, it will purchase additional investments from RAI. The Company may from time to time (but is not obligated to) retain RAI to perform due diligence investigations on properties underlying Financing (excluding Financing being acquired from RAI) or on Property Interests that the Company is considering for acquisition. It is also anticipated that Brandywine, which is an affiliate of RAI, may provide real estate management and or management supervisory services to a material number of properties for which the Company has provided Financing or which are included in the Company's Property Interests. Brandywine currently manages, or supervises the management of 11 of the properties underlying the Initial Investments.

         The Company anticipates that it will have customary banking relationships with the bank affiliates of JeffBanks, although it is not currently anticipated that the Company will establish a borrowing relationship. JeffBanks may, as needed and requested by the Company, provide loan administration services to the Company. JeffBanks may also refer to the Company for its consideration financing proposals which are not within JeffBanks' normal underwriting criteria. The Company anticipates that it may, in the future, sublease office space from JeffBanks. Mr. and Mrs. Cohen are principal stockholders of JeffBanks, Mrs. Cohen is the Chairman and Chief Executive Officer of JeffBanks and Mr. Cohen is Chairman of its Executive Committee.

         The Company has instituted certain procedures to mitigate the effects of any such conflicts, including (i) requiring that a majority of its trustees be Independent Trustees, (ii) requiring that the acquisition price of any investments acquired from RAI (or in which an officer or trustee of the Company, including Mrs. Cohen, has an interest) be determined based upon independent appraisal of the underlying property, (iii) limiting the investments which may be acquired from RAI to a maximum of 30% of the Company's investments (excluding the Initial Investments), based upon the Company's investment cost (the amount of the investment plus legal, filing and other related fees and expenses), (iv) requiring that any fees for services performed by RAI, Brandywine, JeffBanks or their affiliates be no greater than prevailing fees in the area for similar services provided by unrelated third parties, (v) requiring that any service arrangements with an affiliated entity provide that services will be rendered only as and to the extent requested by the Company from time to time and that, in any event, the arrangements be cancelable by the Company, without penalty, on no more than 30 days' notice, (vi) requiring that any investment acquisition or services arrangement, and every transaction with RAI, Brandywine, JeffBanks and their affiliates, or relating to any property in which any such persons has an interest, receive the prior approval of a majority of the Independent Trustees (who, in giving such approval, may rely upon information supplied by RAI, Brandywine, JeffBanks or their affiliates), and (vii) with respect to real estate management or management supervisory services performed by Brandywine, requiring that the aggregate of the fee received by Brandywine and the manager being supervised may not exceed the normal and customary fee for similar property management services with respect to similar properties in the same area. The Company will not, however, be required to obtain the approval of the Independent Trustees to retain RAI to perform a due diligence investigation of a property where the amount of the fee for such services will not exceed the lesser of 1% of the property's appraised value or $10,000.

         Since each of the Company, RAI and JeffBanks seeks to originate or, in the case of the Company and RAI, acquire mortgage loans, there may be conflicts of interest among the Company, RAI and JeffBanks regarding the allocation of loan opportunities. The Company believes, however, that these conflicts are substantially mitigated since there are significant differences between the investment objectives of the Company, RAI and JeffBanks. RAI has advised the Company that it seeks to acquire loans which are either in default, or at risk of imminent default, requiring active intervention by RAI in the workout process. The Company, however, seeks to acquire loans where the workout process has already been initiated and there is no need for its active intervention. JeffBanks has advised the Company that it seeks to provide customary commercial lending services emphasizing (with respect to real estate loans) first lien financing that is subject to specified underwriting standards. The Company seeks to provide Financing that does not conform to JeffBanks' underwriting standards. The Company believes that conflicts are further mitigated because the anticipated sources of the Company's loan referrals (apart from loans acquired from RAI) are different from those of RAI and JeffBanks. See "Investment Objectives and Policies - Certain Relationships; Conflicts of Interest."

         To further limit conflicts between the Company and RAI, the Company and RAI have agreed that, for two years following the completion of the Offering,
(i) RAI will not sponsor another REIT with investment objectives and policies which are the same as, or substantially similar to, those of the Company; (ii) if RAI originates a proposal to provide wraparound or other junior lien or subordinated Financing with respect to multifamily, office or other commercial properties to a borrower (other than to a borrower with an existing loan from RAI), RAI must first offer the opportunity to the Company; and (iii) if RAI desires to sell any loan it has acquired that conforms to the Company's investment objectives and policies with respect to acquired loans, it must first offer to sell it to the Company.

         Subject only to the limitations referred to above, to the extent that an investment opportunity is presented to one entity which may be deemed appropriate for either entity, the entity to which the opportunity is presented may invest without offering the other entity the right to participate. However, each entity reserves the right, in its sole discretion, to refer to the other appropriate investment opportunities, or to offer a participation to the other entity in investments that may be deemed appropriate for both.

         Ledgewood Law Firm, P.C., which has acted as counsel to the Company in connection with its organization and the Offering, also has in the past acted as counsel to RAI, Brandywine, JeffBanks and their affiliates (including Messrs. Jonathan Z. and Edward E. Cohen and Mrs. Cohen) and anticipates that it will continue to do so in the future. Until April 1996, Edward E. Cohen was Of Counsel to such firm, of which he was previously a member, and receives certain debt service payments from such firm in connection with his withdrawal from such firm as a member and its redemption of his interest. There is a possibility that, in the future, the interests of the Company, RAI, Brandywine, JeffBanks or their affiliates may become adverse. In the event that a dispute were to arise between the Company and any of such entities, either the Company or such entity (or both), as appropriate, will retain separate counsel for such matters.

                               DISTRIBUTION POLICY

         In order to avoid corporate income taxation on the earnings that it distributes, the Company must distribute to its shareholders an amount at least equal to (i) 95% of its REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain) plus (ii) 95% of the excess of its net income from foreclosure property over the tax imposed on such income by the Code less (iii) any excess non-cash income (as determined under the Code). See "Federal Income Tax Considerations." The actual amount and timing of distributions, however, will be at the discretion of the Board of Trustees and will depend upon the financial condition of the Company in addition to the requirements of the Code. It is anticipated that the first distribution will be made after the first full fiscal quarter following the completion of this Offering.

         Subject to the distribution requirements referred to in the immediately preceding paragraph, the Company intends, to the extent practicable, to invest substantially all of the principal from repayments, sales and refinancings of the Company's assets in Financings and Property Interests. The Company may, however, under certain circumstances, make a distribution of principal. Such distributions, if any, will be made at the discretion of the Board of Trustees.

         It is anticipated that distributions generally will be taxable as ordinary income, although a portion of such distributions may be designated by the Company as long-term capital gain or may constitute a return of capital. The Company will furnish annually to each of its shareholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of distributions by the Company, see "Federal Income Tax Considerations - Taxation of the Company" and "- Taxation of Taxable U.S.
Shareholders."

                                 CAPITALIZATION

         The capitalization of the Company, as of ____________, 1997, and as adjusted to reflect the sale of the Common Shares offered hereby, is as follows:

                                                    Actual        As Adjusted(1)
                                                    ------        --------------
Preferred Shares, par value $.01;
    25,000,000 shares authorized; no shares
    outstanding; no shares outstanding,
    as adjusted..................................  $  -0-              $  -0-

Common Shares, par value $.01;
    200,000,000 shares authorized; ___________
    shares outstanding; ___________ shares
    outstanding, as adjusted(2)..................  ---------            ------

    Additional paid-in capital...................  ---------            ------
         Total...................................  $                    $
                                                   =========            ======

----------
(1) Includes ________ Common Shares to be purchased by RAI at the initial public offering price, less underwriting discounts and commissions, and is stated after deducting Offering and organizational expenses, estimated to be $________________, payable by the Company.

(2) Assumes no exercise of the Underwriters' over-allotment option to purchase up to an additional _______________ Common Shares, and excludes ______ shares issuable pursuant to warrants granted to the Representative and ____________ shares issuable to executive officers of the Company pursuant to employee options.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             OF FINANCIAL CONDITION

         The Company has not yet commenced operations and will be dependent upon the proceeds of the Offering of the Common Shares to carry on its proposed activities. See "Use of Proceeds." The Company intends to use the net proceeds of the Offering, together with the proceeds of borrowed funds, if any, obtained by the Company, to provide Financings and acquire Property Interests, including the Initial Investments. See "Investment Objectives and Policies."

         After commencement of operations, the Company's principal sources of funds will be interest paid on Financings, rents received from Property Interests (or, where the Company owns an equity interest in a property, distributions in respect of rents), the proceeds of any sales of loans or properties, proceeds from any participations and borrowings (if any; see "Investment Objectives and Policies - Leverage"). Since the Company will elect to qualify as a REIT under the Code, it will be required to distribute annually at least 95% of its taxable income, subject to certain adjustments, and, accordingly, the Company anticipates that substantially all of its operating cash flow will be utilized to make distributions to shareholders. Cash received from sales of assets will be reinvested in further Financings or Property Interests.

         The Company intends to establish working capital reserves, to a maximum of 3% of the Offering proceeds, which, together with funds derived from operations representing a return of principal, is anticipated to be sufficient to satisfy liquidity requirements. Liquidity may be adversely affected by costs of operating the Company and administering its portfolio investments. To the extent that working capital reserves and cash from operations are insufficient to satisfy the Company's cash requirements, the Company will be required to obtain financing from third parties or raise additional capital. There can be no assurance that any such financing or capital will be available when needed.

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

General

         The Declaration of Trust provides that the Company may issue up to 200,000,000 Common Shares, $.01 par value per share, and 25,000,000 preferred shares ("Preferred Shares"), $.01 par value per share of beneficial interest. Upon completion of this Offering, ______ Common Shares will be issued and outstanding and no Preferred Shares will be issued and outstanding.

Common Shares

         Each outstanding Common Share will entitle the holder to one vote on all matters presented to shareholders for a vote, including the election of trustees, and, except as otherwise required by law or as provided in any resolution adopted by the Board of Trustees with respect to any other class or series of shares establishing the designation, powers, preferences and relative, participating, optional or other special rights and powers of such series, the holders of such shares will possess the exclusive voting power, subject to the provisions of the Company's Declaration of Trust regarding the ownership of Common Shares in excess of the Ownership Limitation or as otherwise may be permitted by the Board of Trustees, as described below. Holders of Common Shares will have no conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of the Company or cumulative voting rights in the election of trustees. All Common Shares to be issued and outstanding following the completion of the Offering will be duly authorized, fully paid and non-assessable. Subject to the preferential rights of any other shares or series of shares and to the provisions of the Declaration of Trust regarding ownership of Common Shares in excess of the Ownership Limitation or as otherwise may be permitted by the Board of Trustees, as described below, distributions may be paid to the holders of Common Shares if and when authorized and declared by the Board of Trustees out of funds legally available therefor. The Company intends to make quarterly distributions, beginning with distributions for the first full quarter following the consummation of the Offering. See "Distribution Policy."

         Under Maryland law, shareholders of a business trust are generally not liable for the Company's debts or obligations. If the Company is liquidated, subject to the right of any holders of Preferred Shares to receive preferential distributions, each outstanding Common Share will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all known debts and liabilities of the Company.

         Subject to the provisions of the Declaration of Trust regarding the ownership of Common Shares in excess of the Ownership Limitation or as otherwise permitted by the Board of Trustees, as described below, all Common Shares will have equal distribution, liquidation and voting rights, and will have no preference or exchange rights.

         Under the Declaration of Trust, the Company cannot dissolve, amend its trust agreement (except as described in this paragraph), merge, consolidate or sell, lease, exchange or otherwise transfer all or substantially all of its assets, unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. As permitted under Maryland law, the Company's Declaration of Trust permits the Board of Trustees, without any action by the shareholders of the Company, to (i) amend the Declaration of Trust by a two-thirds vote to allow the Company to qualify, or continue its qualification, as a REIT under the Code or Maryland law and (ii) amend the Declaration of Trust by a majority vote to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Company has the authority to issue.

         The Declaration of Trust authorizes the Board of Trustees to reclassify any unissued Common Shares into other classes or series of classes of shares and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series.

Preferred Shares

         Preferred Shares may be issued from time to time, in one or more series, as authorized by the Board of Trustees. No Preferred Shares are currently issued or outstanding. Prior to the issuance of shares of each series, the Board of Trustees is required to fix for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Because the Board of Trustees has the power to establish the preferences, powers and rights of each series of Preferred Shares, it may afford the holders of any series of Preferred Shares preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Shares. Apart from the effect of the Ownership Limitation (see "Description of Shares of Beneficial Interest - Restrictions on Ownership and Transfer"), the issuance of Preferred Shares could have the effect of delaying or preventing a change of control of the Company that might involve a premium price for holders of Common Shares or that they otherwise may deem to be desirable. The Board of Trustees has no present plans to issue any Preferred Shares.

Restrictions on Ownership and Transfer

         For the Company to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of beneficial interest may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made). In addition, if the Company, or an owner of 10% or more of the Company's shares, actually or constructively owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. The Company's shares must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

         Because the Company believes it to be essential to qualify as a REIT, the Declaration of Trust, subject to certain exceptions described below, contains restrictions on the ownership and transfer of Common and Preferred Shares which are intended to assist the Company in complying with these requirements. The Ownership Limitation set forth in the Company's Declaration of Trust provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, (i) more than 8.5% of the number of outstanding Common Shares, except for RAI which may own up to 15% of the number of outstanding Common Shares (and which will own 9.8% of the outstanding Common Shares at the conclusion of the Offering, assuming the Underwriters do not exercise their over-allotment option), or (ii) more than 9.8% of the number of outstanding Preferred Shares of any class or series (the "Ownership Limitation"). The constructive ownership rules are complex, and may cause shares owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition or ownership of less than 8.5% of the Common Shares or 9.8% of the Preferred Shares (or the acquisition of an interest in an entity that owns, actually or constructively, Common or Preferred Shares) by an individual or entity, could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 8.5% of the outstanding Common Shares or 9.8% of the Preferred Shares, and thus violate the Ownership Limitation, or such other limit as provided in the Company's Declaration of Trust or as otherwise established by the Board of Trustees. The Board of Trustees may, but in no event will be required to, waive the Ownership Limitation with respect to a particular shareholder if it determines that such ownership will not jeopardize the Company's status as a REIT and the Board of Trustees otherwise decides such action would be in the best interest of the Company. As a condition of such waiver, the Board of Trustees may require an opinion of counsel satisfactory to it or undertakings or representations from the applicant with respect to preserving the REIT status of the Company.

         The Company's Declaration of Trust further prohibits (i) any person from actually or constructively owning Common or Preferred Shares that would cause in the Company to be "closely held" under Section 856(h) of the Code, to own constructively 10% or more of the ownership interests in a tenant of the Company's real property (within the meaning of Code section 856(d)(2)(B)), or otherwise cause the Company to fail to qualify as a REIT, and (ii) any person from transferring Common or Preferred Shares if the transfer would cause the Company's shares to be owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire actual or constructive ownership of the Company's shares that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to the Company and provide the Company with such other information as the Company may request in order to determine the effect of the transfer on the Company's status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interest of the Company to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, the Ownership Limitation can only be changed by an amendment to the Declaration of Trust requiring the affirmative vote of two-thirds of the outstanding shares.

         Pursuant to the Declaration of Trust, if any purported transfer of Common or Preferred Shares or any other event would otherwise result in any person violating the Ownership Limitation or such other limit as provided in the Declaration of Trust, or as otherwise permitted by the Board of Trustees, the transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares in excess of the Ownership Limitation or such other limit, and the Prohibited Transferee will acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such excess shares (the "Prohibited Owner") shall cease to own any right or interest) in the excess shares. Excess shares will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the "Beneficiary"). The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer. The trustee of the trust (who shall be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell the excess shares to a person who could own the shares without violating the Ownership Limitation, or such other limit as provided in the Company's Declaration of Trust or as otherwise permitted by the Board of Trustees, and distribute to the Prohibited Owner the sales proceeds received by the trust for such excess shares. Where excess shares result from an event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell the excess shares to a qualified person and distribute to the Prohibited Owner an amount equal to the lesser of the Market Price (as defined in the Company's Declaration of Trust) of the excess shares as of the date of such event or the sales proceeds received by the trust for the excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to sale, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to the excess shares, and also will be entitled to exercise all voting rights with respect to the excess shares. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee has the right (i) to rescind any vote cast by a Prohibited Transferee or Prohibited Owner prior to the discovery by the Company that such shares have been transferred to the trust and (ii) thereafter to vote the shares at its discretion. However, if the Company has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and revote such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Company that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee, upon demand, for distribution to the Beneficiary. In the event that transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limitation or such other limit as provided in the Company's Declaration of Trust or as otherwise permitted by the Board of Trustees, then the Declaration of Trust provides that the transfer of the excess shares will be void.

         In addition, Common Shares held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a gift, the Market Price at the time of gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company may accept the offer until the trustee has sold the shares. Upon that sale, the interest of the Beneficiary in the shares terminates and the trustee must distribute the net sale proceeds to the Prohibited Transferee or Prohibited Owner.

         If any purported transfer of Common Shares would cause the Company to be beneficially owned by fewer than 100 persons, the transfer will be null and void in its entirety and the intended transferee will acquire no rights to the Common Shares.

         All certificates evidencing Common Shares will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Shares or otherwise be desired by shareholders.

         Under the Declaration of Trust, every owner of a specified percentage (or more) of the outstanding Common Shares must file a completed questionnaire with the Company containing information regarding his ownership of such shares, as set forth in the Treasury Regulations. Under current Treasury Regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of the Common Shares. In addition, each shareholder shall, upon demand, be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such shareholder's actual and constructive ownership of Common Shares on the Company's status as a REIT and to ensure compliance with the Ownership Limitation, or such other limit as provided in the Company's Declaration of Trust or as otherwise permitted by the Board of Trustees.

Dividend Reinvestment Plan

         The Company intends to implement a dividend reinvestment plan whereby shareholders may automatically reinvest their dividends in the Common Shares. Details about any such plan will be sent to the Company's shareholders following adoption thereof by the Board of Trustees.

Reports to Shareholders

         The Company will furnish its shareholders with annual reports containing audited financial statements certified by independent public accountants and distribute quarterly reports containing unaudited financial information for each of the three remaining quarters of the year.

Transfer Agent and Registrar

         The transfer agent and registrar for the Common Shares will be
____________________.

                    CERTAIN PROVISIONS OF MARYLAND LAW AND OF
                  THE COMPANY'S DECLARATION OF TRUST AND BYLAWS

         The following paragraphs summarize certain provisions of Maryland law relating to REITs and of the Company's Declaration of Trust and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Declaration of Trust and Bylaws of the Company.

Board of Trustees

         The Declaration of Trust provides that the number of trustees of the Company may be established by the Board of Trustees but may not be fewer than three nor more than nine. There are currently six trustees. The trustees may increase or decrease the number of trustees by a majority vote of the Board of Trustees, provided that (i) the number of trustees may be increased above nine or decreased below three only by a vote of at least 75% of the trustees then in office, (ii) the number of trustees shall never be less than the number required by Maryland law and (iii) the tenure of office of a trustee shall not be affected by any decrease in the number of trustees. Any vacancy will be filled, including any vacancy created by an increase in the number of trustees, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining trustees, provided that Independent Trustees shall nominate replacements for vacancies in Independent Trustee positions.

         The Company's Declaration of Trust provides that a trustee may be removed with or without cause by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. This provision, when coupled with the provision in the Bylaws authorizing the Board of Trustees to fill vacant trusteeships, precludes the Company's shareholders, as a practical matter, from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.

Business Combinations

         Under the Maryland General Corporation Law ("MGCL"), as applicable to REITs, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between the Company and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the Company's shares, or an affiliate of the Company who, at any time within the previous two years was the beneficial owner of 10% or more of the voting power of the Company's then outstanding shares (an "Interested Shareholder") or an affiliate of an Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder became an Interested Shareholder. Thereafter, a proposed business combination must be recommended by the Board of Trustees and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares and
(ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares excluding shares held by the Interested Shareholder unless, among other conditions, the Company's shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the Board of Trustees prior to the time that the Interested Shareholder becomes an Interested Shareholder. It is anticipated that the Company's Board of Trustees will resolve to "opt out" of the business combination provisions of the MGCL.

Control Share Acquisitions

         The MGCL, as applicable to REITs, provides that control shares (as defined below) of the Company acquired in a control share acquisition (as defined below) have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror or by officers or trustees who are employees of the Company. "Control Shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions.

         A person who has made or proposes to make a Control Share Acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the Board of Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the Company may itself present the question at any shareholders' meeting.

         If voting rights are not approved at the shareholders' meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the Company may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the Control Shares, as of the date of the last Control Share Acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a shareholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the Control Share Acquisition. The Control Share Acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the Company is a party to the transaction or to acquisitions approved or exempted by the Declaration of Trust or Bylaws. Under the MGCL the Company may "opt out" of the control share provisions. The Bylaws of the Company contain a provision exempting from the Control Share Acquisition statute any and all acquisitions by any person of the Company's Common or Preferred Shares. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Amendment of the Declaration of Trust and Bylaws

         The Company's Declaration of Trust may not be amended without the affirmative vote of at least a majority of the shares entitled to vote on the matter except that the sections of the Declaration of Trust relating to the trustees, the Ownership Limitation, amendments to the Declaration of Trust and the duration and termination of the Company may not be amended without the affirmative vote of two-thirds of the shares entitled to vote on the matter. In addition, the Declaration of Trust may be amended by a two-thirds vote of the Board of Trustees, without any action by the shareholders of the Company, to allow the Company to qualify, or continue its qualification, as a REIT under the Code or Maryland law and, by a majority vote of the Board of Trustees, to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of any class of shares of beneficial interest that the Company has the authority to issue. See "Description of Shares of Beneficial Interest - Common Shares." The Company's Bylaws may be amended or altered only by the Board of Trustees.

Meetings of Shareholders

         The Company's Declaration of Trust provides for annual meetings of shareholders, commencing in 1998, to elect the Board of Trustees and transact such other business as may properly be brought before the meeting. Special meetings of shareholders may be called by the Chairman, the Chief Executive Officer, the President or the Board of Trustees and shall be called at the request in writing of the holders of 50% or more of the outstanding shares entitled to vote.

Advance Notice of Trustee's Nominations and New Business

         The Company's Declaration of Trust provides that (i) with respect to any meeting of shareholders, the nomination of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (a) by the Board of Trustees or (b) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws, and (ii) with respect to a special meeting of shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting.

Dissolution of the Company

         Pursuant to the Company's Declaration of Trust, and subject to any restrictions imposed by the terms of any class or series of shares of beneficial interest of the Company then outstanding, the shareholders of the Company may dissolve the Company by the affirmative vote of the holders of two-thirds of all of the votes entitled to be cast on the matter.

Indemnification; Limitation of Trustees' and Officers' Liability

         Maryland law permits a Maryland REIT to include in its declaration of trust, and the Company's Declaration of Trust includes, a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) a final judgment based upon a finding of active and deliberate dishonesty by the Trustee that was material to the cause of action adjudicated.

         The Declaration of Trust authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former shareholder, trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise, from and against any claim or liability to which such person may become subject or which such person may incur by reason thereof. The Bylaws require the Company to indemnify each trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in the foregoing capacities.

         Maryland law permits a Maryland REIT to indemnify and advance expenses to its trustees officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (i) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and
(ii) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

Indemnification Agreements

         The Company will enter into indemnification agreements with each of its officers and trustees. The indemnification agreements will require, among other matters, that the Company indemnify its officers and trustees to the fullest extent permitted by law and advance to the officers and trustees all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the agreements, the Company must also indemnify and advance all expenses incurred by officers and trustees seeking to enforce their rights under the indemnification agreements and may cover officers and trustees under any trustees' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by the Declaration of Trust, Bylaws and applicable Maryland law, it provides greater assurance to trustees and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Trustees or the shareholders to eliminate the rights it provides.

Possible Anti-takeover Effect of Certain Provisions of Maryland Law and of the Declaration of Trust and Bylaws

         The provisions of the Declaration of Trust regarding the removal of Trustees and the restrictions on the transfer of shares, and the advance notice provisions of the Bylaws, could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or that they otherwise may believe to be desirable. Also, if the resolution of the Board of Trustees opting out of the business combination statute or the provisions of the Bylaws electing not to be governed by the control share acquisition statute are rescinded, such statutes could have a similar effect.

Maryland Asset Requirements

         To maintain its qualification as a Maryland real estate investment trust, Maryland law requires at least 75% of the value of the Company's assets to be held, directly or through other entities, in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short term securities and receivables. Maryland law also prohibits the Company from using or applying land for farming, agricultural, horticultural or similar purposes.

                     COMMON SHARES AVAILABLE FOR FUTURE SALE

         Upon the completion of the Offering, the Company will have outstanding (or reserved for issuance upon exercise of options) _____________ Common Shares. The Common Shares issued in the Offering will be freely tradeable by persons other than "affiliates" of the Company without restriction under the Securities Act of 1933, as amended (the "Securities Act"), subject to the Ownership Limitation. See "Description of Shares of Beneficial Interest - Restrictions on Transfer."

         Common Shares issued to holders of units of limited partnership interest in the Operating Partnership ("Units") upon exercise of the Redemption Rights (see "Operating Partnership Agreement - Redemption Rights") will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of

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



registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. See "Operating Partnership - Redemption Rights."

         In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any "affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Shares or the average weekly trading volume of the Common Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

         No prediction can be made as to the effect, if any, that future sales of Common Shares, or the availability of Common Shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Shares, or the perception that such sales could occur, may affect adversely prevailing market prices of the Common Shares.

                         OPERATING PARTNERSHIP AGREEMENT

         The Operating Partnership has been organized as a Delaware limited partnership, the general partner of which is RAIT General, Inc., and the initial limited partner of which is RAIT Limited, Inc., each of which is a wholly-owned subsidiary of RAIT. Because RAIT indirectly owns 100% of the partnership interests in the Operating Partnership, the Operating Partnership will be disregarded as a separate entity from RAIT for federal income tax purposes until a third party is admitted as a partner of the Operating Partnership. The Company organized the Operating Partnership in order to provide future sellers of assets with the opportunity to transfer those assets to the Company in a tax-deferred exchange. The Operating Partnership Agreement currently does not contain many of the provisions described below. Instead, the following summary of the Operating Partnership Agreement, and the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, describe certain provisions that likely will appear in the Operating Partnership Agreement when third-party sellers of assets who wish to achieve tax deferral are admitted as partners of the Operating Partnership. The provisions described in this summary, however, may not appear in the Operating Partnership Agreement that ultimately is executed.

General

         Pursuant to the Operating Partnership Agreement, the General Partner, as the sole general partner of the Operating Partnership, will have full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership. The limited partners of the operating partnership (the "Limited Partners") will have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership except as required by applicable law. Consequently, RAIT, as a result of its ownership of the General Partner, will control the assets and business of the Operating Partnership. However, it is anticipated that any amendment to the Operating Partnership Agreement that would (i) convert a Limited Partner's interest in the Operating Partnership into a General Partner interest; (ii) increase the liability of a Limited Partner under the Operating Partnership Agreement; (iii) alter a Partner's rights to distributions; (iv) alter or modify any aspect of a Partners' rights with respect to redemption of his interest; or (v) cause the early termination of the Operating Partnership (other than as set forth in the Operating Partnership Agreement) will require the consent of the Limited Partners affected thereby.

General Partner Not to Withdraw

         It is anticipated that the General Partner will not be able to withdraw voluntarily from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless (i) the transaction in which such withdrawal or transfer occurs results in the liquidation of the Operating Partnership or (ii) the Limited Partners, by majority vote, elect to continue the Operating Partnership and to appoint a successor General Partner.

Capital Contribution

         RAIT will contribute, through the General Partner and the Initial Limited Partner, all of the net proceeds of the Offering to the Operating Partnership. The General Partner will hold a 1% general partnership interest in the Operating Partnership, and the Initial Limited Partner will hold a 99% limited partnership interest in the Operating Partnership.

         After the completion of the Offering, RAIT will have issued a total of _______________ Common Shares and will own, through the General Partner and the Initial Limited Partner, 100% of the Units in the Operating Partnership. Although the Operating Partnership will receive the net proceeds of the Offering, the Initial Limited Partner and the General Partner will be deemed to have made a capital contribution to the Operating Partnership in the aggregate amount of the gross proceeds of the Offering and the Operating Partnership will be deemed simultaneously to have paid the underwriter's discount and other expenses paid or incurred in connection with the Offering.

         It is anticipated that the Operating Partnership Agreement will provide that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the General

Partner may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the General Partner's borrowing of such funds. Moreover, it is anticipated that the General Partner will be authorized to cause the Operating Partnership to issue Units for less than fair market value if the Company has concluded in good faith that such issuance is in the best interest of the Company and the Operating Partnership. Under the Operating Partnership Agreement, each of the General Partner and the Initial Limited Partner is obligated to contribute the net proceeds of any future share offering by RAIT as additional capital to the Operating Partnership in exchange for additional Units. Upon such contribution, the General Partner's and the Initial Limited Partner's percentage interests in the Operating Partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions. The percentage interest of the Limited Partners (other than the Initial Limited Partner) would be decreased on a proportionate basis in the event of additional capital contributions by the General Partner and the Initial Limited Partner. In addition, if the General Partner and the Initial Limited Partner were to contribute additional capital to the Operating Partnership, the General Partner would revalue the property of the Operating Partnership to its fair market value (as determined by the General Partner) and the capital accounts of the partners would be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Operating Partnership Agreement as if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

Redemption Rights

         It is anticipated that pursuant to the Operating Partnership Agreement, the Limited Partners (other than the Initial Limited Partner) will have the right (the "Redemption Rights") to cause the Operating Partnership to redeem their Units for cash or, at the election of the General Partner, Common Shares on a one-for-one basis. The redemption price will be paid in cash in the discretion of the Company or in the event that the issuance of Common Shares to the redeeming Limited Partner would (i) result in any person owning, directly or indirectly, Common Shares in excess of the Ownership Limitation, (ii) result in capital shares of the Company being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of section 856(h) of the Code, (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Operating Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code, or (v) cause the acquisition of Common Shares by such redeeming Limited Partner to be "integrated" with any other distribution of Common Shares for purposes of complying with the Securities Act.

Operations

         The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable RAIT to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Operating Partnership will be not classified as a "publicly traded partnership" for purposes of section 7704 of the Code.

         In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, it is anticipated that the Operating Partnership will pay all general, operating and administrative expenses of the Company, the General Partner and the Initial Limited Partner (collectively, the "Company Expenses") and the Company Expenses will be treated as expenses of the Operating Partnership. The Company Expenses generally will include (i) all expenses relating to the organization and continuation of the Company, the General Partner and the Initial Limited Partner, (ii) all expenses relating to the public offering and registration of securities by the Company, (iii) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Company, the General Partner and the Initial Limited Partner with laws, rules and regulations promulgated by any regulatory body and (v) all other general, operating and administrative costs of the Company, the General Partner and the Initial Limited Partner incurred in the ordinary course of their business on behalf of the Operating Partnership.

Distributions

         It is anticipated that the Operating Partnership Agreement will provide that the Operating Partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General Partner, more frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including partner loans, it is anticipated that any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the General Partner has a negative balance in its capital account following a liquidation of the Operating Partnership, it will be obligated to contribute cash to the Operating Partnership equal to the negative balance in its capital account.

Allocations

         It is anticipated that income, gain and loss of the Operating Partnership for each fiscal year generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, subject to compliance with the provisions of Code sections 702 and 704 and Treasury regulations ("Treasury Regulations") promulgated thereunder.

Term

         The Operating Partnership shall continue until December 31, 2050, or until sooner terminated as provided in the Operating Partnership Agreement or by operation of law.

Tax Matters

         Pursuant to the Operating Partnership Agreement, the General Partner is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of material federal income tax considerations that may be relevant to a prospective holder of Common Shares. Ledgewood Law Firm, P.C. ("Counsel") has acted as counsel to the Company, has reviewed this summary and has rendered an opinion that the descriptions of the law and the legal conclusions contained herein are correct in all material respects, and that the discussions hereunder fairly summarize the federal income tax considerations that are likely to be material to the Company and a holder of the Common Shares. This discussion does not purport to address all aspects of taxation that may be relevant to particular shareholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers and, except to the extent discussed below, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

         The statements in this discussion and the opinion of Counsel are based on current provisions of the Code, existing, temporary and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Services, and judicial decisions. No assurance can be given that future legislative, judicial or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

         EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF THE COMMON SHARES AND OF RAIT'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of RAIT

         RAIT plans to make an election to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. RAIT will be organized and has represented that it will operate in such a manner as to qualify for taxation as a REIT under the Code, but no assurance can be given that RAIT actually will operate in a manner so as to qualify or remain qualified as a REIT.

         The sections of the Code and the corresponding Treasury Regulations relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

         Counsel has acted as counsel to RAIT in connection with the Offering and RAIT's election to be taxed as a REIT. In the opinion of Counsel, assuming that the elections and other procedural steps described in this discussion are completed by RAIT in a timely fashion, RAIT will qualify to be taxed as a REIT under the Code, and RAIT's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the Service or any court. It must be emphasized that Counsel's opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, including representations regarding its business, assets and future operations, as set forth below in this discussion. Moreover, such qualification and taxation as a REIT depends upon RAIT's ability to meet on a continuing basis, through actual annual operating results, distribution levels, and diversity of share ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Counsel. Accordingly, no assurance can be given that the actual results of RAIT's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "Federal Income Tax Considerations - Failure to Qualify."

         If RAIT qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its shareholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from an investment in a regular corporation. However, RAIT will be subject to federal income tax in the following circumstances. First, RAIT will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, RAIT may be subject to the "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if RAIT has (i) net income from the sale or other disposition of "foreclosure property" (defined generally as property acquired by RAIT through foreclosure or otherwise after a default on a loan secured by the property or a lease of the property; see "Federal Income Tax Considerations - Requirements for Qualification: Income Tests") that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if RAIT has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property or property that has been involuntarily converted) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if RAIT should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (i) the gross income attributable to the greater of the amount by which RAIT fails the 75% or 95% gross income test, multiplied by (ii) a fraction intended to reflect RAIT's profitability. Sixth, if RAIT should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, RAIT would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if RAIT acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which the basis of the asset in RAIT's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and RAIT recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which it acquired such asset, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by RAIT over the adjusted basis in such asset at such time), RAIT will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the tax on "built-in-gain" assume that RAIT will elect pursuant to IRS Notice 88-19 to be subject to the rules described in the preceding sentence if it were to make any such acquisition.

Requirements for Qualification

         The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation but for Sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year other than its first taxable year (the "5/50 Rule"); (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to
(iv), inclusive, must be met during the entire taxable year and that condition
(v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions
(v) and (vi) will not apply until after the first taxable year for which an election is made by RAIT to be taxed as a REIT. For purposes of determining share ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule. In addition, a REIT that (i) complies with certain Treasury regulations discussed in "Federal Income Tax Considerations - Requirements for Qualification - Recordkeeping Requirements" and (ii) does not know, or have reason to know, that it is closely held so as to violate the 5/50 Rule, is treated as having satisfied the 5/50 Rule.

         Prior to the consummation of the Offering, RAIT will not satisfy conditions (v) and (vi) in the preceding paragraph. RAIT anticipates issuing sufficient Common Shares with sufficient diversity of ownership pursuant to the Offering to allow it to satisfy the share ownership requirements described in clauses (v) and (vi) above. In addition, RAIT's Declaration of Trust provides for restrictions regarding the transfer of the Common Shares that are intended to assist RAIT in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. See "Description of Shares of Beneficial Interest - Restrictions on Transfer." These restrictions, however, may not ensure that RAIT will, in all cases, be able to satisfy the share ownership requirements described above. Failure to do so will result in termination of RAIT's status as a REIT. See "Federal Income Tax Considerations - Failure to Qualify."

         RAIT currently has two corporate subsidiaries, the General Partner and the Initial Limited Partner, and may have additional corporate subsidiaries in the future. Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities and items of income, deduction and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" of RAIT will be ignored, and all assets, liabilities and items of income, deduction and credit of such "qualified REIT subsidiaries" will be treated as assets, liabilities and items of income, deduction and credit of RAIT. The General Partner and the Initial Limited Partner are "qualified REIT subsidiaries." Accordingly, the General Partner and the Initial Limited Partner will not be subject to federal income taxation, although they may be subject to state and local taxation.

         Pursuant to Treasury Regulations relating to entity classification (the "Check-the-Box Regulations"), an unincorporated entity that has a single owner is disregarded as an entity separate from its owner for federal income tax purposes. Because RAIT will be deemed to own 100% of the partnership interests in the Operating Partnership for federal income tax purposes, the Operating Partnership will be disregarded as an entity separate from RAIT under the Check-the- Box Regulations during the period when its only partners are the General Partner and the Initial Limited Partner.

         In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below. When the Operating Partnership admits a partner other than

RAIT or a qualified REIT subsidiary of RAIT, a proportionate share of the assets and gross income of the Operating Partnership will be treated as assets and gross income of RAIT for purposes of applying the requirements described herein.

         Income Tests

         In order for RAIT to qualify and to maintain its qualification as a REIT, two requirements relating to RAIT's gross income must be satisfied annually. First, at least 75% of RAIT's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and interest on obligations secured by mortgages on real property or on interests in real property) or temporary investment income. Second, at least 95% of RAIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property, mortgages on real property, or temporary investments, and from dividends, other types of interest, hedges that reduce the interest rate risk of RAIT's liabilities, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. The specific application of these tests to the Company is discussed below.

         There may be circumstances in which the principal amount of mortgages on a property exceed its fair market value. In such a situation, the Service may contend that the lender is actually the owner of the property for tax purposes. Since RAIT may acquire loans the face amount of which exceeds the fair market value of the underlying property, such recharacterization may occur although the existence of a forbearance or other workout arrangement would make it less likely. If RAIT is found to be the owner of real property rather than a mortgagee, its income would consist of the rent from the property rather than interest on the debt. RAIT would generally be entitled to deductions for operating expenses of the property as well as for depreciation. Consequently, as long as the rent qualifies as "rents from real property," it is unlikely that such recharacterization would adversely affect RAIT's qualification under the asset tests, income tests or distribution requirements, except as discussed below.

         The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as rents from real property if received by a REIT. Furthermore, to the extent that interest from a loan that is based on the cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests. In addition, if RAIT receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during the taxable year exceeds the fair market value of the real property on the date RAIT purchased the mortgage loan, the interest income will be apportioned between the real property and the other property, which apportionment may cause RAIT to recognize income that is not qualifying income for purposes of the 75% gross income test.

         Counsel is of the opinion that the interest, OID and market discount income that RAIT derives from its investments in loans generally will be qualifying interest income for purposes of both the 75% and 95% gross income tests. In some cases, however, the amount of a loan may exceed the value of the real property securing the loan, which will result in a portion of the income from the loan being classified as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. It is also possible that, in some instances, the interest income from a loan may be based in part on the borrower's profits or net income, which generally will disqualify the income from the loan for purposes of both the 75% and 95% gross income tests. In addition, it is contemplated that RAIT may purchase and originate loans that are only indirectly secured by real estate. In situations where a senior loan prevents a junior lender from recording a mortgage against the property, a junior note held by RAIT may be collateralized by an unrecorded mortgage, a deed-in-lieu of foreclosure, a pledge of equity interests of the borrower, a purchase option or some other arrangements that RAIT believes will enable it to obtain an interest in the underlying property upon default. It is possible that the Service would conclude that interest on such a note does not constitute interest "secured by mortgages on real property or on interests in real property," so that such interest would not qualify for purposes of the 75% gross income test. RAIT will take steps to ensure that it will always have sufficient qualifying income to meet the 75% and 95% gross income tests.

         In the case of wraparound loans, there is authority for the position that only the interest attributable to money advanced by the wraparound lender is income to a REIT making such a loan. That is, instead of including the estimated amount of interest received on the wraparound loan as income, with a deduction for interest paid to the underlying lenders, gross income would only include the amount of interest on the money loaned by the wraparound lender; the amounts paid to the underlying lenders would be treated as having been paid directly by the borrower.

         RAIT may originate or acquire mortgage loans that have shared appreciation provisions. RAIT may be required to recognize income from a shared appreciation provision over the term of the related loan using the constant yield method pursuant to certain Treasury Regulations. This method generally will result in RAIT recognizing at least some taxable income in advance of the cash flow.

         RAIT may receive income not described above that is not qualifying income for purposes of the 75% and 95% gross income tests. For example, certain fees for services which may be rendered by RAIT will not be qualifying income for purposes of the gross income tests. It is not anticipated that RAIT will receive a significant amount of such fees. RAIT will monitor the

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amount of nonqualifying income produced by its assets and has represented that it will manage its portfolio in order to comply at all times with the gross income tests.

         The rent received by RAIT from the tenants of its real properties will qualify as "rents from real property" in satisfying the gross income tests for a REIT described above only if several conditions are met. First, the amount of rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if RAIT, or a direct or indirect owner of 10% or more of RAIT, owns 10% or more of such tenant, taking into account both direct and constructive ownership (under constructive ownership rules found in Section 856(d)(5) of the Code, as modified by the 1997 tax law) (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," RAIT generally must not operate or manage the real property or furnish or render services to the tenants of such real property other than through an "independent contractor" who is adequately compensated and from whom RAIT derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by RAIT are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." Moreover, RAIT may render a de minimis amount (no more than 1% of the gross income from a property) of otherwise impermissible services to tenants or in connection with the management of such property, while still treating amounts received with respect to such property (other than amounts attributable to such services) as rent. For these purposes, the services may not be valued at less than 150% of RAIT's direct costs for the services.

         RAIT has represented that it will not charge rent for any portion of any Property Interest that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts of sales, as described above) to the extent that the receipt of such rent would jeopardize RAIT's status as a REIT. In addition, RAIT has represented that, to the extent that it receives rent from a Related Party Tenant, such rent will not cause RAIT to fail to satisfy either the 75% or 95% gross income test. RAIT also has represented that it will not allow the rent attributable to personal property leased in connection with any lease of real property to exceed 15% of the total rent received under the lease, if the receipt of such rent would cause RAIT to fail to satisfy either the 75% or 95% gross income test. Finally, RAIT has represented that it will not operate or manage its Property Interests or furnish or render noncustomary services to the tenants of its Property Interests other than through an "independent contractor," to the extent that such operation or the provision of such services would jeopardize RAIT's status as a REIT.

         REITs generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75%

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



gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which the REIT makes a proper election to treat the property as foreclosure property. A property generally may be treated as foreclosure property until the last day of the third full taxable year following the election, although the IRS may grant one extension of the period for treating the property as foreclosure property if RAIT establishes that an extension is necessary for the orderly liquidation of RAIT's interest in the property. Such extension may not extend the treatment as foreclosure property beyond six years from the date the property is acquired by RAIT. RAIT does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if RAIT does receive any such income, RAIT will make an election to treat the related property as foreclosure property.

         If property is not eligible for treatment as foreclosure property ("Ineligible Property") because the related loan was acquired by the REIT at a time when default was imminent or anticipated, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income test. RAIT anticipates that any income it receives with respect to Ineligible Property will be qualifying income for purposes of the 75% and 95% gross income tests.

         The net income from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Company believes that no asset owned by RAIT will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of RAIT's business. Whether an asset is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, RAIT will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that RAIT can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

         If RAIT fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if RAIT's failure to meet such tests is due to reasonable cause and not due to willful neglect, RAIT attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances RAIT would be entitled to the benefit of those relief provisions. As discussed above in "Federal Income Tax Considerations - Taxation of RAIT," even if those relief provisions apply, a 100% tax would be imposed on an amount equal to (i) the gross income attributable to the greater of the amount by which RAIT fails the 75% or 95% gross income test, multiplied by (ii) a fraction intended to reflect RAIT's profitability.

         Asset Tests

         At the close of each quarter of each taxable year, RAIT must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of RAIT's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where RAIT raises new capital through offerings of shares or long-term (at least five-year) debt, temporary investments in stock or debt instruments during the one-year period following RAIT's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). To the extent that the fair market value of the real property securing a mortgage loan equals or exceeds the outstanding principal balance of the loan, the loan will qualify as a real estate asset. However, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, such loan may not be a qualifying real estate asset to the extent that the loan amount exceeds the value of the associated real property, although the matter is not free from doubt. An "interest" in real property also generally includes an interest in mortgage loans secured by controlling equity interests in entities treated as partnerships for federal income tax purposes that own real property, to the extent that the principal balance of the mortgage does not exceed the fair market value of the real property that is allocable to the equity interest. Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by RAIT may not exceed 5% of the value of RAIT's total assets, and RAIT may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in the General and Initial Limited Partners, the Operating Partnership, and any other qualified REIT subsidiary).

         RAIT expects that any loans, real properties and temporary investments that it acquires generally will be qualifying assets for purposes of the 75% asset test, except to the extent that the principal balance of any loan exceeds the value of the associated real property, or to the extent the asset is a loan that is not deemed to be an interest in real property. In the case of wraparound loans, it is uncertain whether the entire wraparound mortgage amount or only the amount of RAIT's investment that is in excess of the principal amount of the underlying loans will be considered an asset of RAIT. RAIT will monitor the status of the assets that it acquires for purposes of the various asset tests and has represented that it will manage its portfolio in order to comply at all times with such tests. If RAIT should fail to satisfy the asset tests at the

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



end of a calendar quarter, such a failure would not cause it to lose its REIT status if (i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of RAIT's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, RAIT still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose. RAIT intends to maintain accurate records of the value of its assets to ensure compliance with the assets tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

         Distribution Requirements

         In order to qualify as a REIT, RAIT is required to distribute with respect to each taxable year dividends (other than capital gain dividends) to its shareholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before RAIT timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that RAIT does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates (see "- Taxation of Taxable U.S. Shareholders Generally" for a discussion of an election RAIT may make with respect to deemed distributions of long-term capital gain). Furthermore, if RAIT should fail to distribute during each calendar year (or, in the case of a distribution with declaration and record dates falling in the last three months of the calendar year, by the end of the January immediately following such year) at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, RAIT would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. If RAIT makes the election to retain and pay income tax on its net long-term capital gains (see "Federal Income Tax Considerations - Taxation of Taxable U.S. Shareholders Generally") such amounts are treated as distributed for purposes of the 4% excise tax. RAIT intends to make timely distributions sufficient to satisfy the annual distribution requirements.

         It is possible that, from time to time, RAIT may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, RAIT will recognize taxable income in excess of its cash receipts when OID accrues with respect to its loans. OID generally will be accrued using a constant yield methodology that takes into account projected prepayments but that does not allow credit losses to be reflected until they are actually incurred. Thus, pursuant to certain Treasury Regulations, RAIT may be required

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



to recognize the amount of any payment projected to be made pursuant to a participation provision in a loan over the term of the loan using the constant yield method. In addition, RAIT may recognize as income taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, loans that are "market discount bonds" (i.e., obligations with a stated redemption price at maturity that is greater than RAIT's tax basis in such obligations), although such proceeds often will be used to make non-deductible principal payments on related borrowings. RAIT may also recognize income in excess of cash receipts if it makes wraparound loans where the payments of nondeductible principal it must make on the underlying loans exceed the amount of nontaxable principal it is receiving from the borrower. There is authority, however, for the position that only the interest on the amount advanced by the wraparound lender is included in the income of a REIT making such a loan; this would reduce or limit the possibility of mismatching. It also is possible that, from time to time, RAIT may recognize net capital gain attributable to the sale of depreciated property that exceeds its cash receipts from the sale. RAIT also may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as defined in Regulations Section 1.1001-3(e)) to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds RAIT's basis in the original loan. Finally, capital losses recognized by RAIT may not be deducted from its REIT taxable income. Therefore, RAIT may have less cash than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, RAIT may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of Preferred Shares or additional Common Shares.

         Under certain circumstances, RAIT may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in RAIT's deduction for dividends paid for the earlier year. Although RAIT may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

         Recordkeeping Requirements

         Pursuant to applicable Treasury Regulations, RAIT must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares. Failure to request such information from shareholders in a taxable year could subject RAIT to a penalty of $25,000 ($50,000 for intentional violations).

Failure to Qualify

         If RAIT fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, RAIT will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to RAIT's shareholders in any year in which RAIT fails to qualify will not be deductible by RAIT nor will they be required to be made. In such event, to the extent of RAIT's current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, RAIT also will be disqualified from taxation as a REIT for the four taxable years following the year during which RAIT ceased to qualify as a REIT. It is not possible to state whether in all circumstances RAIT would be entitled to such statutory relief.

Taxation of Taxable U.S. Shareholders Generally

         As long as RAIT qualifies as a REIT, distributions made to RAIT's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. shareholder" means a holder of Common Shares that for United States federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a United States court is able to exercise primary supervision over the administration of such trust and (B) one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed RAIT's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his Common Shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. RAIT may elect to retain and pay income tax on net long-term capital gains it receives during the taxable year. If RAIT makes this election, (i) its shareholders would include in their income as long-term capital gains their proportionate share of the undistributed long-term capital gains as designated by RAIT, (ii) each shareholder would be deemed to have paid the shareholder's share of the tax, which would be credited or refunded to the shareholder, and (iii) the basis of each shareholder's shares would be increased by the amount of the undistributed long-term capital gains (less the amount of capital gains tax paid by RAIT) included in the shareholder's long-term capital gains. Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Shares, but rather will reduce the adjusted basis of such shares. To the extent that these distributions exceed the adjusted basis of a shareholder's Common Shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Shares had been held for one year or less), assuming the Common Shares are a capital asset in the hands of the shareholder. In addition, any distribution declared by RAIT in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by RAIT and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by RAIT during January of the following calendar year.

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




         Shareholders may not include in their individual income tax returns any net operating losses or capital losses of RAIT. Instead, any such losses are carried over by RAIT for potential offset against its future income (subject to certain limitations). Taxable distributions from RAIT and gain from the disposition of the Common Shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a shareholder is a limited partner) against such income. In addition, taxable distributions from RAIT generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Shares (or distributions treated as such), however, will be treated as investment income only if the shareholder so elects, in which case such capital gains will be taxed at ordinary income rates. RAIT will notify shareholders after the close of RAIT's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

         RAIT's investments may cause it under certain circumstances to recognize taxable income in excess of its economic income ("phantom income") and to experience an offsetting excess of economic income over its taxable income in later years. As a result, shareholders may from time to time be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Accordingly, if RAIT receives phantom income, its shareholders may be required to pay federal income tax with respect to such income on an accelerated basis, i.e., before such income is realized by the shareholders in an economic sense. Taking into account the time value of money, such an acceleration of federal income tax liabilities would cause shareholders to receive an after-tax rate of return on an investment in RAIT that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor subject to an effective income tax rate of 30% purchased a bond (other than a tax-exempt bond) with an annual interest rate of 10% for its face value, his before-tax return on his investment would be 10%, and his after-tax return would be 7%. However, if the same investor purchased shares of RAIT at a time when the before-tax rate of return was 10%, his after-tax rate of return on his shares might be somewhat less than 7% as a result of RAIT's phantom income. In general, as the ratio of RAIT's phantom income to its total income increases, the after-tax rate of return received by a taxable shareholder of RAIT will decrease. RAIT will consider the potential effects of phantom income on its taxable shareholders in managing its investments.

Taxation of Shareholders on the Disposition of the Common Shares

         In general, any gain or loss realized upon a taxable disposition of the Common Shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Shares have been held for more than 12 months (subject to a reduction in tax rate if the Common Shares have been held for more than 18 months; see "Federal Income Tax Considerations - Capital Gains and Losses") and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Common Shares by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from RAIT required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common Shares may be disallowed if other Common Shares are purchased within 30 days before or after the disposition.

Capital Gains and Losses

         A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%. The maximum tax rate on long-term capital gains applicable to individuals is 28% for assets held for more than one year but not more than 18 months, and 20% for assets held more than 18 months. Thus, the tax rate differential between capital gain and ordinary income for individuals may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by individuals. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

         RAIT will report to its U.S. shareholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide RAIT with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, RAIT may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their nonforeign status to RAIT. The Treasury Department issued proposed regulations in April 1996 regarding the backup withholding rules as applied to Non-U.S. Shareholders. The proposed regulations would alter the current system of backup withholding compliance and are proposed to be effective for distributions made after December 31, 1997. See "-Taxation of Non-U.S. Shareholders."

Taxation of Tax-Exempt Shareholders

         Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, in a published ruling the Service stated that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by RAIT to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Shares with debt, a portion of its income from RAIT will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from RAIT as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of RAIT's shares is required to treat a percentage of the dividends from RAIT as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by RAIT from an unrelated trade or business (determined as if RAIT were a pension trust) divided by the gross income of RAIT for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of RAIT's shares only if (i) the UBTI Percentage is at least 5%, (ii) RAIT qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of RAIT in proportion to their actuarial interests in the pension trust, and (iii) RAIT is a "pension-held REIT" (that is, either (A) one pension trust owns more than 25% of the value of RAIT's shares or (B) a group of pension trusts individually holding more than 10% of the value of RAIT's shares collectively owns more than 50% of the value of RAIT's shares). Because the Ownership Limitation prohibits any shareholder from owning (i) more than 8.5% of the number of outstanding Common Shares (other than RAI, which may own no more than 15% of the number of outstanding Common Shares and will, at the conclusion of the Offering, own 9.8% of the outstanding Common Shares, assuming the Underwriters do not exercise their over-allotment option) or (ii) more than 9.8% of the number of outstanding Preferred Shares of any series, RAIT should not be a pension-held REIT and, accordingly, no pension trust should be required to treat a percentage of the dividends from RAIT as UBTI.

Taxation of Non-U.S. Shareholders

         The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex. The following discussion provides only a summary of such rules.
PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX
ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME

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TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON SHARES, INCLUDING ANY
REPORTING REQUIREMENTS.

         Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges by RAIT of United States real property interests and are not designated by RAIT as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of RAIT. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a non-U.S. corporation). RAIT expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with RAIT or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with RAIT claiming that the distribution is effectively connected income. The Treasury Department issued proposed regulations in April 1996 that would modify the manner in which RAIT complies with the withholding requirements.

         Distributions in excess of current and accumulated earnings and profits of RAIT will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's Common Shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's Common Shares, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Shares as described above. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of RAIT. In August 1996, the U.S. Congress passed the Small Business Job Protection Act of 1996, which requires RAIT to withhold 10% of any distribution in excess of RAIT's current and accumulated earnings and profits. Consequently, although RAIT intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that RAIT does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

         For any year in which RAIT qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by RAIT of United States real property interests will be taxed to a Non- U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States business. Non-U.S. Shareholders thus would be taxed at the normal capital gain rates applicable to U.S. Shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate shareholder not entitled to treaty relief or exemption. RAIT is required to withhold 35% of any distribution that is designated by RAIT as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Shareholder upon a sale of his Common Shares generally will not be taxed under FIRPTA if RAIT is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares was held directly or indirectly by Non-U.S. persons. However, because the Common Shares will be publicly traded, no assurance can be given that RAIT will be a "domestically controlled REIT." In addition, a Non-U.S. Shareholder that owns, actually or constructively, not more than 5% of RAIT's shares throughout a specified "look-back" period will not recognize gain on the sale of his shares taxable under FIRPTA, if the shares are traded on an established securities market. Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the Common Shares is effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as United States shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Common Shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

State and Local Taxes

         RAIT, the General Partner, the Initial Limited Partner, the Operating Partnership and RAIT's shareholders may be subject to state and local tax in various states and localities, including those states and localities in which they transact business, own property, or reside. The state and local tax treatment of RAIT and its shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Shares.

Sale of RAIT's Property

         Any gain realized by RAIT on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of its trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon RAIT's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations--Requirements for Qualification: Income Tests" above. RAIT, however, does not presently intend to acquire or hold a material amount of property that represents inventory or other property held primarily for sale to customers in the ordinary course of its trade or business.

                           BENEFIT PLAN CONSIDERATIONS

         The following summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended, and the prohibited transaction provisions of section 4975 of the Code, does not purport to deal with all aspects of ERISA or section 4975 of the Code that may be relevant to particular shareholders (including plans subject to Title I of ERISA, other retirement plans and individual retirement accounts ("IRAs") subject to the prohibited transaction provisions of section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.

         The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ("DOL") and reported judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.

         A FIDUCIARY MAKING THE DECISION TO INVEST IN THE COMMON SHARES ON BEHALF OF A PROSPECTIVE PURCHASER THAT IS AN EMPLOYEE BENEFIT PLAN, A TAX-QUALIFIED RETIREMENT PLAN, OR AN IRA SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP OR SALE OF THE COMMON SHARES BY SUCH PLAN OR IRA.

Employee Benefit Plans, Tax-Qualified Retirement Plans and IRAs

         Each fiduciary of a pension, profit-sharing or other employee benefit plan (a "Plan") subject to Title I of ERISA should consider carefully whether an investment in the Common Shares is consistent with such fiduciary's responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require a Plan's investment to be (i) prudent and in the best interests of the Plan, its participants and its beneficiaries, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the Plan's governing documents (provided the documents are consistent with ERISA). In determining whether an investment in the Common Shares is prudent for purposes of ERISA, the appropriate fiduciary of a Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed, as a part of the Plan's portfolio for which the fiduciary has investment responsibility, to meet the objectives of the Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification of portfolio investments and the cash flow requirements of the Plan.

         A fiduciary of an IRA or of an employee benefit plan that is not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable law.

         Fiduciaries of Plans and persons making investment decisions for an IRA or other Non- ERISA Plan also should consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. A "disqualified person" (within the meaning of section 4975 of the Code) with respect to a Plan, or an IRA subject to Code section 4975, is subject to (i) an initial 15% excise tax on the amount involved in any prohibited transaction involving the assets of the Plan or IRA and (ii) an excise tax equal to 100% of the amount involved if any prohibited transaction is not corrected. In general, if the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is established (or his beneficiary), the IRA will lose its tax-exempt status and its assets will be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. In addition, a fiduciary who permits a Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may, among other things, be liable to the Plan for any loss the Plan incurs as a result of the transaction or for any profits earned by the fiduciary in the transaction.

Status of the Company under ERISA's Plan Asset Rules

         Regulations of the DOL defining "plan assets" (the "Plan Asset Regulations") generally provide that when a Plan, Non-ERISA Plan or IRA subject to section 406 of ERISA or section 4975 of the Code acquires a security that is an equity interest in an entity and the security is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied.

         The Plan Asset Regulations define a publicly-offered security as a security that is "widely-held," "freely-transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Common Shares are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act within the required 120 day period.

The Plan Asset Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The Company anticipates that upon completion of this Offering, the Common Shares will be "widely held."

         The Plan Asset Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Asset Regulations further provide that where a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with this offering), certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the Plan Asset Regulations as ordinarily not affecting that finding include: (i) any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the issuer, (iii) any administrative procedure that establishes an effective date, or an event (such as completion of an offering), prior to which a transfer or assignment will not be effective, and (iv) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Declaration of Trust on the transfer of the Company's Common Shares will not result in the failure of the Common Shares to be "freely transferable." The Company also is not aware of any other facts or circumstances limiting the transferability of the Common Shares that are not identified in the Plan Asset Regulations as factors that ordinarily do not adversely affect a finding that securities are freely transferable. However, no complete assurances can be given that the DOL or the Treasury Department would not reach a contrary conclusion.

         Assuming that the Common Shares will be "widely held" and that no other facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability of the Common Shares, the Common Shares should be publicly offered securities and the assets of the Company should not be deemed to be "plan assets" of any Plan, IRA or Non-ERISA Plan that invests in the Common Shares. However, no assurances can be given that the Company's assets will not be deemed to be plan assets.

         If the assets of the Company were to be deemed to be "plan assets" under ERISA, (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving the Company's assets, (ii) persons who exercise any authority over the Company's assets, or who provide investment advice to the Company, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each Plan that acquires Common Shares, (iii) a fiduciary exercising his investment discretion over the assets of a Plan to cause it to acquire or hold the Common Shares could be held liable under Part 4 of Title I of ERISA for transactions entered into by the Company that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that the Company might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

                            CERTAIN LEGAL ASPECTS OF
                       REAL PROPERTY LOANS AND INVESTMENTS

         The Company intends primarily to originate or acquire Financings (including wraparound and other forms of junior lien or subordinated financing) and, to a lesser extent, Property Interests. There are a number of legal considerations involved in the origination and acquisition of Financings and Property Interests or the foreclosure and sale of defaulted Financing. The following discussion provides general summaries of certain legal aspects of real estate loans and real property. Because such legal aspects are governed by applicable state law (which laws vary from state to state), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of the states where the property is located.

General

         Each Financing will be evidenced by a note or bond and typically will be collateralized by an instrument granting a security interest in real property, which may be a mortgage, deed of trust, deed to secure debt or similar instrument, depending upon the prevailing practice and law in the state in which the underlying property is located. Mortgages, deeds of trust, deeds to secure debt and similar instruments are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreement with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. With respect to Financing acquired by the Company, the Company may not record its mortgage until a default occurs (as a result of provisions in the instruments held by senior lienors or otherwise), at which time there may be intervening or prior liens, or injunctions or stays delaying or precluding such recordation or the exercise of any rights under such mortgages. See "- Foreclosure and Bankruptcy Laws," below.

Types of Mortgage Instruments

         There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender), generally with a power of sale, until such time as the debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

         Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         The potential payments from a property may be less than the periodic payments due under the mortgage. For example, the net income that would otherwise be generated from the property may be less than that amount that would be needed to service the debt if the leases on the property are at below-market rents, the market rents have fallen since the original financing, vacancies have increased, or as a result of excessive or increased maintenance, repair or other obligations to which a lender succeeds as landlord.

Condemnation and Insurance

         The form of the mortgage or deed of trust used by many lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides (subject, however, to any inter-creditor agreements). The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgage or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

Foreclosure

         General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

         Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, such as strict foreclosure, but they are either infrequently used or available only in limited circumstances.

         Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon the property owner and all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. A foreclosure action may be subject to most of the delays and expenses of other lawsuits if defenses are available and are raised or counterclaims are interposed. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

         Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender' expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods. An action to halt a non-judicial foreclosure might be brought if valid defenses to such foreclosure exist.

         Equitable Limitations on Enforceability of Certain Provisions. United States courts have often imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders' and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclosure in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. However, there can be no assurance that these principles will be applied.

         Post-Sale Redemption. In a majority of states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. In some states, the borrower retains possession of the property during the statutory redemption period. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Anti-Deficiency Legislation. Many loans acquired by the Company are likely to be nonrecourse loans, as to which recourse in the case of default will be limited to the property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrowing on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists may choose to proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Bankruptcy Laws

         Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

         Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Under certain circumstances, a plan can be confirmed which provides for little or no payment for the unsecured claim for deficiency. Other modifications may include a reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest or alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and by an extension (or shortening) of the term to maturity.

         Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. In addition, the Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case."

         In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the owner of such mortgage loan. Payments on long-term debt may be protected from recovery as preferences to the extent the lender is oversecured or if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

         A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may also have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, in unusual circumstances, if the court finds that actions of the mortgagee have been harmful to the unsecured creditors and are in bad faith or highly unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

         The Company's acquisition of Property Interests may be affected by many of the considerations applicable to mortgage loan lending. For example, the Company's ability to derive income from real property will generally be dependent on its receipt of rent payments under leases of the related property. The ability to collect rents may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any default under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease. Efforts to eject a debtor/lessee are usually costly and time-consuming.

Default Interest and Limitations on Prepayments

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Forfeitures in Drug and RICO Proceedings

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Environmental Risks

         General. The Company may risk environmental liabilities when it takes a security interest in real property, as well as when it acquires any real property. Of particular concern are properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the risk of the diminution of the value of a contaminated property or, as discussed below, liability for the costs of compliance with environmental regulatory requirements or the costs of any remedial actions. These compliance or remediation costs could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender could determine to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for compliance or remediation costs.

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of site assessment and remediation. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination, and whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several; any liable party may be obligated to pay the entire remediation cost regardless of its relative contribution to the contamination.

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides a safe harbor for a secured lender from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act appears to provide significant protection to secured lenders, it has not yet been construed by the courts and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. Further, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Accordingly, the marketability of any contaminated real property cannot be assured.

         Certain Other Federal and State Laws. Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks ("USTs") commonly are found at a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators for any remediation that may be required as a result of releases from USTs. These laws also impose certain compliance obligations on the UST owners and operators, such as regular monitoring for leaks and upgrading of older USTs. The Company may become a UST owner or operator and subject to compliance obligations and potential remediation liabilities, either as a result of becoming involved in the management of a site at which a UST is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead-based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon remediation of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to remedy the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property.

         Superlien Laws. Under many states' laws, contamination of a property may give rise to a lien on the property for remediation costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

         Additional Considerations. The cost of remediating environmental contamination at a property can be substantial. To reduce the likelihood of exposure to such losses, the Company will neither acquire title to a property, whether directly or through foreclosure, nor take over its operation unless, based on an environmental site assessment prepared by a qualified environmental consultant, the Company has determined that the acquisition is appropriate. The Company intends to consider all of its options, including the organization of a special purpose subsidiary, if it determines it appropriate to acquire any environmentally contaminated real property.

         Environmental Site Assessments. Environmental site assessments can be a valuable tool in anticipating, managing and minimizing risks from environmental conditions. They are commonly performed in many commercial real estate transactions. The Company will require that a recent "Phase I" environmental site assessment report be obtained or available for properties underlying any Financing or Property Interest. The purpose of Phase I environmental assessments is to identify potential environmental contamination that is made apparent from historical reviews of the properties, reviews of certain public records, preliminary investigations of the sites and surrounding properties, and screening for the presence of hazardous substances, toxic substances and underground storage tanks. Environmental site assessments vary considerably in their content and quality. Even when adhering to good professional practices, environmental consultants sometimes do not detect significant environmental problems. Accordingly, these reports may not reveal all environmental liabilities or there may be material environmental liabilities of which the Company is unaware. Nevertheless, in assessing and addressing environmental risks in connection with commercial real estate (including multifamily properties) it is generally helpful to conduct an environmental site assessment of a property because it enables anticipation of environmental problems and, if agreements are structured appropriately, can allow a party to decline to go forward with a transaction. Depending on what the Phase I assessment discloses, a Phase II environmental site assessment may be performed.

         Where a property has been the subject of a recent Phase I assessment report which is addressed to the borrower, owner or another person, the Company may accept such assessment report in lieu of requiring that another assessment be performed. The Company will normally require that the assessment report be updated and addressed to the Company. The Company may waive either requirement if management believes, based upon its review of the assessment report and the property, that environmental risk is minimal.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Americans With Disabilities Act

         Under Title III of the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers to disabled individuals that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owners, landlord, or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower, owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements that those to which the borrower is subject.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters named below and each of the Underwriters, for whom Friedman, Billings, Ramsey & Co., Inc. is acting as Representative, has severally agreed to purchase, the number of Common Shares offered hereby set forth below opposite its name.

            Underwriter                                         Number of Shares
            -----------                                         ----------------
            Friedman, Billings & Ramsey & Co., Inc..........
            _______________.................................

                 Total......................................
                                                                 ===============

         Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to purchase all the Common Shares offered hereby if any are purchased.

         The Underwriters propose initially to offer the Common Shares directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such offering price less a concession not to exceed $_______ per Common Share. The Underwriters may allow and such dealers may reallow a concession not to exceed $______ per Common Share to certain other dealers. After the Common Shares are released for sale to the public, the offering price and other selling terms may be changed by the Underwriters.

         The Company has granted to the Underwriters an option exercisable during a 30-day period after the date hereof to purchase, at the initial offering price less underwriting discounts and commissions, up to an additional ________ Common Shares for the sole purpose of covering over-allotments, if any. To the extent that the Underwriters exercise such option, each Underwriter will be committed, subject to certain conditions, to purchase that number of additional Common Shares which is proportionate to such Underwriter's initial commitment.

         The Company has agreed to reimburse the Underwriters for up to $100,000 of their out-of-pocket expenses, including fees and expenses of counsel to the Underwriters. The Company has further agreed to grant to the Representative, for nominal consideration, warrants to purchase ____________ Common Shares at the initial public offering price. The warrants will be exercisable for a period of five years commencing with the completion of the Offering. The Common Shares underlying the warrants have been included in the registration statement of which this Prospectus is a part.

         The Company has granted to the Representative preferential rights for two years from the completion of the Offering to act as the exclusive underwriter for, or advisor to, the Company in specified transactions or offerings. The Company has also agreed that, in the event the Representative's engagement as lead Underwriter for the Offering is terminated prior to completion of the Offering, and the Company subsequently effects a public or private sale of equity, debt or capital markets securities, the Company will pay the Representative a fee of 3.5% of the gross proceeds received by the Company from such sale.

         The Underwriters and dealers may engage in passive market making transactions in the Common Shares in accordance with Rule 103 of Regulation M promulgated by the Commission. In general, a passive market maker may not bid for or purchase Common Shares at a price that exceeds the highest independent bid. In addition, the net daily purchases made by any passive market maker generally may not exceed 30% of its average daily trading volume in the Common Shares during a specified two-month prior period, or 200 shares, whichever is greater. A passive market maker must identify passive market making bids as such on the Nasdaq electronic inter-dealer reporting system. Passive market making may stabilize or maintain the market price of the Common Shares above independent market levels. Underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

         In connection with this Offering, certain Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Shares. Specifically, the Underwriters may overallot this Offering, creating a syndicate short position. In addition, the Underwriters may bid for and purchase Common Shares in the open market to cover syndicate short positions or to stabilize the price of the Common Shares. Finally, the underwriting syndicate may reclaim selling concessions from syndicate members if the syndicate repurchases previously distributed Common Shares in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Shares above independent market levels. The Underwriters are not required to engage in these activities and may end any of these activities at any time.

         The Company has agreed to indemnify the several Underwriters against certain civil liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

         Prior to this Offering, there has been no public market for the Common Shares. The initial public offering price has been determined by negotiation between the Company and the representative of the Underwriters. Among the factors considered in making such determination were the history of, and the prospects for, the industry in which the Company will compete, an assessment of the Initial Investments and the Company's prospects for future earnings, the general conditions of the economy and the securities markets and the prices of offerings by similar issuers. There can, however, be no assurance that the price at which the Common Shares will sell in the public market after this Offering will not be lower than the price at which they are sold by the Underwriters.

         The Company has been advised by the Representative that it and certain of the other Underwriters intend to make a market in the Common Shares. However, the Underwriters are not obligated to do so and such market making may be interrupted or discontinued at any time without notice at the sole discretion of each of the Underwriters. Application has been made by the Company to list the Common Shares in the Nasdaq Stock Market, but one of the requirements for listing and continued listing is the presence of two market makers for the Common Shares. The presence of a second market maker cannot be assured. Accordingly, no assurance can be given as to the development or liquidity of any market for the Common Shares.

         The Representative has informed the Company that the Underwriters do not intend to confirm sales of the Common Shares offered hereby to any accounts over which they exercise discretionary authority.

         Entities associated with the Representative are the beneficial owners
of shares of RAI's common stock, representing      % of all common shares issued
and outstanding. Entities affiliated with the Representative are the
beneficial owners of $         in principal amount of RAI's 12% Senior Notes,
representing     % of the outstanding number of such notes. The Representative currently makes a market in the securities of RAI.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Company by Ledgewood Law Firm, P.C., Philadelphia, Pennsylvania and for the Underwriters by Hunton & Williams, Richmond, Virginia. Certain matters regarding formation of the Company and Maryland law will be passed upon for the Company by Arnold & Porter, Washington, D.C. For certain relationships between Ledgewood Law Firm, P.C. and the Company, see "The Company - Certain Relationships; Conflicts of Interest."

                                     EXPERTS

         The financial statement of the Company as of August 25, 1997 included in this Prospectus or in the Registration Statement of which this Prospectus forms a part, have been audited by Grant Thornton LLP, independent certified public accountants, whose report thereon appears herein and elsewhere in this Registration Statement. Such financial statement is included in reliance upon the report of Grant Thornton LLP, given upon the authority of such firm as experts in accounting and auditing.

         The appraised values of properties underlying the Initial Investments have been included herein in reliance upon the reports of Johnson, McClellan, Sullins & Page, Joseph Dennis Pasquarella & Co., M. Richard Cohen and Louis A. Iatrola Realty Appraisal Group, Ltd. as experts in appraising real properties.

                             ADDITIONAL INFORMATION

         The Company has filed with the Commission a Registration Statement (of which this Prospectus forms a part) on Form S-11 under the Securities Act with respect to the Common Shares. This Prospectus contains summaries of the material terms of the documents referred to herein and therein, but does not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits filed by the Company can be inspected without charge and copied at prescribed rates at the public reference facilities maintained by the Commission at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. In addition, copies of such documents may be obtained at the Commission's Internet address at http://www.sec.gov.

         Statements contained in this Prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

         The Company will be required to file reports and other information with the Commission pursuant to the Securities Exchange Act of 1934. In addition to applicable legal requirements, if any, holders of Common Shares will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

                                    GLOSSARY

         As used in this Prospectus, the capitalized and other terms listed below have the meanings indicated.

         "ADA" shall mean the Americans with Disabilities Act of 1990, as amended.

         "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended.

         "Beneficiary" shall mean a charitable organization selected by the Company to which shares in excess of the Ownership Limitation may be donated under the circumstances set forth in "Description of Shares of Beneficial Interest - Restrictions on Ownership and Transfer."

         "Board of Trustees" shall means the Board of Trustees of RAIT.

         "Brandywine" shall mean Brandywine Construction & Management, Inc.

         "Bylaws" shall mean the Bylaws of RAIT.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

         "Common Shares" shall mean the common shares of beneficial interest, par value $0.01 per share, of RAIT.

         "Company" shall mean Resource Asset Investment Trust, a Maryland real estate investment trust, together with its subsidiaries, unless the context indicates otherwise.

         "Company Expenses" shall mean all administrative costs and expenses of the Company and the General Partner.

         "Control Share Acquisitions" shall mean transactions causing the voting strength of any person acquiring beneficial ownership of shares to meet or exceed certain threshold percentages (20%, 33 1/3% or 50%) of the total votes entitled to be cast for the election of trustees.

         "Counsel" shall mean Ledgewood Law Firm, P.C., counsel to the Company.

         "Declaration of Trust" shall mean the Declaration of Trust of RAIT.

         "DOL" shall mean the Department of Labor.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exempt Organizations" shall mean tax-exempt entities, including, but not limited to, charitable organizations, qualified employee pension and profit sharing trusts and individual retirement accounts.

         "Financing" shall mean any one or more of the mortgage or other debt obligations the Company will originate or acquire for its investment portfolio.

         "5/50 Rule" shall mean the requirement under the Code that not more than 50% in value of the outstanding shares of a REIT be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year after the REIT's first taxable year.

         "FIRPTA" shall mean the Foreign Investment in Real Property Tax Act of 1980.

         "General Partner" shall mean RAIT General, Inc., as the sole general partner of the Operating Partnership.

         "Independent Trustee" shall mean a trustee who, within the last two years, has not (i) been an Affiliate of RAI, JeffBanks, Brandywine or their Affiliates, (ii) been an officer of the Company, or (iii) had any material business or professional relationship with the Company, RAI, Brandywine, JeffBanks or their affiliates.

         "Initial Investments" shall mean the Financings acquired or originated by the Company as set forth in "Investments Objectives and Policies - Initial Investments."

         "Initial Limited Partner" shall mean RAIT Limited, Inc., as limited partner of the Operating Partnership.

         "Interested Shareholder" shall mean any holder of more than 10% of any class of outstanding voting shares of the Company.

         "Investment Company Act" shall mean the Investment Company Act of 1940.

         "IRA" shall mean an individual retirement account.

         "JeffBanks" shall mean JeffBanks, Inc.

         "Limited Partners" shall mean the Initial Limited Partner and any additional persons admitted as limited partners of the Operating Partnership.

         "MGCL" shall mean the Maryland General Corporation Law.

         "1996 Lender Liability Act" shall mean the Asset Conversion, Lender Liability and Deposit Insurance Act of 1996.

         "Non-ERISA Plan" shall mean a plan that does not cover common law employees.

         "Non-U.S. Shareholder" shall mean alien individuals, foreign corporations, foreign partnerships and other foreign shareholders that are not resident in the United States.

         "Offering" shall mean the offering of Common Shares made pursuant to this Prospectus.

         "Offering Price" shall mean the offering price of $_____ per Common Share offered pursuant to this Prospectus.

         "OID" shall mean original issue discount.

         "Operating Partnership" shall mean RAIT Partnership, L.P.

         "Operating Partnership Agreement" shall mean the agreement of limited partnership of the Operating Partnership, as amended from time to time.

         "Option Plan" shall mean the qualified share option plan that the Company intends to adopt to provide options to officers and trustees of the Company.

         "Ownership Limitation" shall mean the restriction on ownership (or deemed ownership by virtue of the attribution provisions of the Code) of (a) more than 8.5% of the outstanding Common Shares by any shareholder other than RAI, (b) more than 15% of the outstanding Common Shares by RAI, or (c) more than 9.8% of the outstanding Preferred Shares of any series by any shareholder.

         "Plan" shall mean a pension, profit-sharing or other employee benefit plan.

         "Plan Asset Regulations" shall mean DOL regulations that define "plan assets."

         "Preferred Shares" shall mean the preferred shares of beneficial interest, par value $0.01 per share, of the Company.

         "Prohibited Transferee" shall mean a person to whom a transfer of Common Shares has been made which is in excess of the Ownership Limitation.

         "Property Interest" shall mean any direct or indirect interest in a property acquired by the Company, including an interest in a partnership, joint venture or limited liability company owning real property as all or substantially all of its assets.

         "Qualified Interests" shall mean mortgages and other liens on and interests in real estate, within the meaning of the Investment Company Act.

         "RAI" shall mean Resource America, Inc., the sponsor of the Company.

         "RAIT" shall mean Resource Asset Investment Trust.

         "Redemption Rights" shall mean the rights that it is anticipated the Limited Partners (other than the Initial Limited Partner) will have pursuant to the Operating Partnership Agreement to redeem all or a portion of their interests in the Operating Partnership for cash or, at the option of the General Partner, Common Shares on a one-for-one basis.

         "REIT" shall mean a real estate investment trust, as defined in section 856 of the Code.

         "Representative" shall mean Friedman, Billings, Ramsey & Co., Inc., as representative of the Underwriters.

         "RICO" shall mean the Racketeer Influenced and Corrupt Organizations
Act.

         "Rule 144" shall mean the rule promulgated under the Securities Act that permits holders of restricted securities as well as affiliates of an issuer of securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Service" shall mean the Internal Revenue Service.

         "Title V" shall mean Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

         "Treasury Regulations" shall mean the income tax regulations promulgated under the Code.

         "Trustee" shall mean a trustee of RAIT.

         "UBTI" shall mean unrelated business taxable income.

         "UBTI Percentage" shall mean the gross income derived by the Company in any year from an unrelated trade or business divided by the gross income of the Company for that year.

         "Underwriters" shall mean Friedman, Billings, Ramsey & Co., Inc. and each of the underwriters for whom Friedman, Billings, Ramsey & Co., Inc. is acting as representative.

         "Underwriting Agreement" shall mean the agreement pursuant to which the Underwriters will underwrite the Common Stock.

         "Units shall mean units of limited partnership interest in the Operating Partnership.

         "UST" shall mean an underground storage tank.

                                  BALANCE SHEET
                                       AND
               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                         RESOURCE ASSET INVESTMENT TRUST

                                 August 25, 1997

               Report of Independent Certified Public Accountants
               --------------------------------------------------

Board of Trustees
Resource Asset Investment Trust


         We have audited the accompanying consolidated balance sheet of Resource Asset Investment Trust as of August 25, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statement referred to above presents fairly, in all material respects, the consolidated financial position of Resource Asset Investment Trust as of August 25, 1997 in conformity with generally accepted accounting principles.






Philadelphia, Pennsylvania
August 25, 1997

                         Resource Asset Investment Trust

                           CONSOLIDATED BALANCE SHEET

                                 August 25, 1997




          ASSETS

Cash                                                                  $    1,000
                                                                      ==========


          LIABILITIES AND SHAREHOLDER'S EQUITY

Shareholder's equity
    Preferred shares - par value $0.01; authorized,
     25,000,000 shares                                                $        -
    Common shares - par value $0.01; authorized,
     200,000,000 shares; issued and outstanding, 100 shares                    1
    Additional paid-in-capital                                               999
                                                                      ----------

                                                                      $    1,000
                                                                      ==========


















         The accompanying notes are an integral part of this statement.

                         Resource Asset Investment Trust

                       NOTES TO CONSOLIDATED BALANCE SHEET

                                 August 25, 1997


NOTE A - FORMATION AND STRUCTURE OF THE COMPANY

    Resource Asset Investment Trust (RAIT or the Company), together with its subsidiaries--RAIT Partnership, L.P. (the Operating Partnership); RAIT General, Inc. (the General Partner), the General Partner of the Operating Partnership; and RAIT Limited, Inc. (the Initial Limited Partner), the Initial Limited Partner of the Operating Partnership--were each formed in August 1997. The Company, the General Partner and the Initial Limited Partner were incorporated in Maryland, and the Operating Partnership was organized as a Delaware limited partnership.

    The General Partner and the Initial Limited Partner will capitalize the Operating Partnership. The General Partner initially owns a 1% general partnership interest, and the Initial Limited Partner initially owns a 99% limited partnership interest in the Operating Partnership.

    RAIT was initially capitalized through the sale of 100 common shares of beneficial interest (Common Shares) for $1,000.

    RAIT's principal business activity will be to provide mortgage or other debt financing (Financing) in situations that do not conform to the underwriting standards of institutional lenders or sources that provide financing through securitization. The Company intends to purchase or originate Financing relating to multifamily residential, office and other commercial properties. The Company will emphasize wraparound loans and, to a lesser extent, other forms of junior lien and subordinated financing with principal amounts generally between $1 million and $8 million. The Company also anticipates the acquisition of real properties, or interests therein. The Operating Partnership will undertake the business of the Company, including the origination and acquisition of Financing and the acquisition of property interests.

    The Company's sole activity through August 25, 1997 consisted of the organization and start-up of the Company. Accordingly, no consolidated statement of operations is presented.

NOTE B - FEDERAL INCOME TAXES

    The Company intends to qualify and will elect to be taxed as a Real Estate Investment Trust (REIT) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 1997. If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its taxable income that is distributed to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income.

                         Resource Asset Investment Trust

                                 August 25, 1997

NOTE C - TRANSACTIONS WITH AFFILIATES

    Resource America, Inc. (RAI), which is the sponsor of the Company, will own 9.8% of the outstanding Common Shares upon consummation of an offering of Common Shares proposed to be made by the Company (assuming that the underwriters for such offering do not exercise their over-allotment option). See Note E. RAI, until such time as its ownership of outstanding Common Shares is less than 5%, has the right to nominate one member of the Board of Trustees. The Chairman and Chief Executive Officer of the Company is the spouse of the Chairman, Chief Executive Officer and President of RAI. A trustee of the Company is their son. A material portion of the Initial Investments will be purchased by the Company from RAI, and the Company anticipates that, subject to specified limitations, it will purchase additional investments from RAI. The Company may also from time to time (but is not obligated to) retain RAI to perform due diligence investigations on properties underlying proposed investments (except investments acquired from RAI). Brandywine Construction and Management, Inc. (Brandywine), an affiliate of RAI, may provide real property management or management supervisory services to properties underlying the Company's financing or included in the Company's property interests. In addition, the Chairman and Chief Executive Officer of the Company is the Chairman and Chief Executive Officer of JeffBanks, Inc., with which the Company may have banking relations and from which the Company may initially obtain loan administration services. Accordingly, the Company's relationship with RAI and its affiliates, and with JeffBanks, Inc., will be subject to various potential conflicts of interest.

    The Company has instituted certain procedures to minimize the potential effects of such conflicts, including (i) requiring that, upon the close of the Offering, a majority of the Company's trustees be Independent Trustees (as defined in the Company's Declaration of Trust), (ii) requiring that the acquisition price of any investments acquired from RAI (or in which an officer or trustee of the Company has an interest) be determined based upon independent appraisal of the underlying property, (iii) limiting the investments which may be acquired from RAI to a maximum of 30% of the Company's investments (excluding the Initial Investments) based upon the Company's investment cost (the amount of the investment plus legal, filing, and other related fees and expenses, (iv) requiring that any fees for services performed by RAI, Brandywine, JeffBanks, Inc. or their affiliates be no greater than prevailing fees in the area for similar services provided by unrelated third parties, (v) requiring that any service arrangements with an affiliated entity provide that services will be rendered only as and to the extent requested by the Company from time to time and that, in any event, the arrangements be cancelable by the Company on no more that 30 days' notice, (vi) requiring that any investment acquisition or services arrangement, and every transaction with RAI, Brandywine, JeffBanks and their affiliates, receive the prior approval of a majority of the Independent Trustees (who, in giving such approval, may rely upon information provided by RAI, Brandywine, JeffBanks, Inc. or their affiliates) and (vii) with respect to real estate management or management supervisory services performed by Brandywine, requiring that the aggregate of the fee received by Brandywine and the manager being supervised may not exceed the normal and customary fee for similar property management services with respect to similar

                         Resource Asset Investment Trust

                                 August 25, 1997






    properties in the same area. The Company will not be required to obtain the approval of the Independent Trustees to retain RAI to perform a due diligence investigation where the amount of the fee for such services will not exceed the lesser of 1% of the property's appraised value of $10,000.

NOTE D - OPTION PLAN

    The Company intends to adopt a qualified share option plan (the Option
    Plan), which provides for options to purchase Common Shares (or, at the election of the Company, units in the Operating Partnership that may be redeemed for cash or, at the election of the General Partner, Common Shares on a one-for-one basis). The maximum aggregate number of Common Shares that may be issued pursuant to options granted under the Option Plan will be determined by the Board of Trustees. The purpose of the Option Plan is to provide a means of performance-based compensation in order to provide incentive for the Company's key employees.

    Before completion of the offering of the Company's Common Shares (the Closing Date), the Company will grant to certain officers of the Company options to acquire Common Shares at an exercise price per share equal to the initial offering price of the Common Shares. The options are not exercisable immediately; rather, 25% of each option becomes exercisable on each of the first four anniversaries of the Closing Date. The options terminate on the tenth anniversary of the Closing Date.

    The Company has adopted Financial Accounting Standards (FAS) No. 123, Accounting for Stock-Based Compensation, on August 20, 1997. FAS No. 123 contains a fair value-based method for valuing stock-based compensation that entities may use, which measures compensation cost at the grant date based on the fair value of the award. Compensation is then recognized over the service period, which is usually the vesting period. Alternatively, the standard permits entities to continue accounting for employee stock options and similar equity instruments under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Entities that continue to account for stock options using APB Opinion No. 25 are required to make pro forma disclosures of net income and net income per share, as if the fair value-based method of accounting defined in FAS No. 123 had been applied. The Company's stock option plans will be accounted for under APB Opinion No. 25.

NOTE E - PUBLIC OFFERING OF COMMON SHARES

    The Company is in the process of filing a Registration Statement for sale of its Common Shares. Contingent upon the consummation of the public offering, the Company will be liable for organization and offering expenses in connection with the sale of the shares offered. Prior thereto, RAI has paid such expenses, subject to reimbursement therefor at the Closing Date.

         No person is authorized to give any information or to make any representation not contained in this Prospectus and any information or representation not contained herein must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction where such an offer would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.



                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Prospectus Summary......................................................
Formation and Structure.................................................
Risk Factors............................................................
Use of Proceeds.........................................................
Investment Objectives and Policies......................................
The Company.............................................................
Distribution Policy.....................................................
Capitalization..........................................................
Management's Discussion and Analysis
  of Financial Condition................................................
Description of Shares of Beneficial Interest............................
Certain Provisions of Maryland Law
  and of the Company's Declaration of
  Trust and Bylaws .....................................................
Common Shares Available for Future Sale.................................
Operating Partnership Agreement.........................................
Federal Income Tax Considerations.......................................
Benefit Plan Considerations.............................................
Certain Legal Aspects of Real Property
  Loans and Investments.................................................
Underwriting............................................................
Legal Matters...........................................................
Experts.................................................................
Additional Information..................................................

Until _________, 1997, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               ___________ Shares




                                     [LOGO]



                            RESOURCE ASSET INVESTMENT
                                      TRUST



                                  Common Shares




                                    --------
                                   PROSPECTUS
                                    --------


                           FRIEDMAN, BILLINGS, RAMSEY
                                   & CO., INC.




                               ____________, 1997

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS.

         Item 31.  Other Expenses of Issuance and Distribution

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Shares being registered.

                                                                       Amount to
                                                                        be Paid
                                                                       ---------

         SEC registration fee...........................               $
         NASD filing fee................................
         Nasdaq Stock Market listing fee................
             Printing and engraving expenses............                       *
                  Legal fees and expenses...............                       *
                  Accounting fees and expenses..........                       *
                  Blue Sky fees and expenses............                       *
                  Transfer agent and custodian fees.....                       *
                  Miscellaneous.........................                       *
                                                                       ---------
              Total.....................................               $
                                                                       =========
------------------------
*Estimated

Item 32.  Sales to Special Parties

         Upon completion of this Offering, RAI will purchase __________ of the Company's Common Shares at a price of $______ per share (the public offering price, less underwriting discounts and commissions).

         As a result of such purchase, RAI will hold 9.8% of the Company's Common Shares outstanding (_____% if the Underwriters exercise their over-allotment option). These securities will be issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.

Item 33.  Recent Sales of Unregistered Securities

         See Item 32, above.

Item 34.  Indemnification of Directors and Officers

         Maryland law permits a Maryland REIT to include in its trust agreement a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

         The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(1) any present or former trustee or officer or (2) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former trustee or officer of the Company. The Declaration of Trust of the Company obligates it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former trustee or officer who is made a party to the proceeding by reason of his service in that capacity or
(2) any individual who, while a trustee of the Company and at the request of the individual who, while a trustee of the Company and at the request of the Company, serves or has served as an officer, director, trustee, partner or otherwise in another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity.

         Maryland law requires a REIT (unless its trust agreement provides otherwise, which the Company's Declaration of Trust does not) to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a REIT to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) the trustee or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland REIT may not indemnify for an adverse judgment in a suit by or in the right of the trust or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law requires the Company, as a condition to advancing expenses, to obtain (1) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company and (2) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

         In addition, the Company has entered into an Indemnity Agreement (Exhibit 10 hereto) with its officers and trustees. The Underwriting Agreement (Exhibit 1) also provides for indemnification by the Underwriters of the Company, its trustees and officers and persons who control the Company within the meaning of Section 15 of the Securities Act with respect to certain liabilities, including liabilities arising under the Securities Act.

ITEM 35.  Treatment of Proceeds from Shares Being Registered

         Not applicable.

ITEM 36.  Financial Statements and Exhibits

         (a)      Financial Statements included in the Prospectus are:

                  Consolidated Balance Sheet as of August 25, 1997

         All other schedules have been omitted because they are either not applicable, not required or the information required has been disclosed in the financial statements and related notes or otherwise in the Prospectus.

         (b)      Exhibits

                  1*       Form of Underwriting Agreement
                  3.1(a)   Declaration of Trust of the Company
                  3.1(b)   Form of Amended and Restated Declaration of Trust
                  3.2      Bylaws of the Company
                  3.3      Articles of Incorporation of RAIT General, Inc.
                  3.4      By-laws of RAIT General, Inc.
                  3.5      Articles of Incorporation of RAIT Limited, Inc.
                  3.6      By-laws of RAIT Limited, Inc.
                  3.7      Certificate of Limited Partnership of RAIT Partnership, L.P.
                  3.8      Limited Partnership Agreement of RAIT Partnership, L.P.
                  4*       Form of Certificate for Common Shares of the Company
                  5.1*     Opinion of Ledgewood Law Firm, P.C.
                  5.2*     Opinion of Arnold & Porter
                  8*       Opinion of Ledgewood Law Firm, P.C. (as to tax matters)
                  10.1*    Form of Indemnification Agreement
                  10.2*    Form of Agreement between Company and Resource America, Inc.
                  23.1     Consent of Ledgewood Law Firm, P.C. (contained in Exhibits 5.1 and 8)
                  23.2     Consent of Arnold & Porter (contained in Exhibit 5.2)
                  23.3     Consent of Grant Thornton LLP
                  23.4*    Consent of Johnson, McClellan, Sullins & Page
                  23.5*    Consent of Joseph Dennis Pasquarella & Co.
                  23.6*    Consent of M. Richard Cohen
                  24       Power of Attorney (included on signature page)

----------------------
* To be filed by amendment.

ITEM 37.  Undertakings

         The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

         Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 34 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policies as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 2nd day of September, 1997.

                         RESOURCE ASSET INVESTMENT TRUST



                         By: /s/ Betsy Z. Cohen
                            ----------------------------------------------------
                            Betsy Z. Cohen, Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below in so signing also makes, constitutes and appoints Betsy Z. Cohen and Jay J. Eisner, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact's substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                      TITLE                            DATE
    ---------                      -----                            ----

/s/ Betsy Z. Cohen
----------------------     Chairman, Chief Executive          September 2, 1997
Betsy Z. Cohen             Officer and Trustee
                           (Principal Executive Officer)

/s/ Jay J. Eisner
----------------------     President and Chief Operating      September 2, 1997
Jay J. Eisner              Officer

/s/ Ellen J. DiStefano
----------------------     Chief Financial Officer            September 2, 1997
Ellen J. DiStefano

/s/ Jonathan Z. Cohen
----------------------     Trustee                            September 2, 1997
Jonathan Z. Cohen

/s/ Jerome S. Goodman
----------------------     Trustee                            September 2, 1997
Jerome S. Goodman

/s/ Joel R. Mesznik
----------------------     Trustee                            September 2, 1997
Joel R. Mesznik

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

    SIGNATURE                      TITLE                            DATE
    ---------                      -----                            ----


/s/ Daniel Promislo
----------------------                                        September 2, 1997
Daniel Promislo            Trustee


/s/ Jack L. Wolgin
----------------------                                        September 2, 1997
Jack L. Wolgin             Trustee

                                 EXHIBIT INDEX


 1*       Form of Underwriting Agreement
 3.1(a)   Declaration of Trust of the Company
 3.1(b)   Form of Amended and Restated Declaration of Trust
 3.2      Bylaws of the Company
 3.3      Articles of Incorporation of RAIT General, Inc.
 3.4      By-laws of RAIT General, Inc.
 3.5      Articles of Incorporation of RAIT Limited, Inc.
 3.6      By-laws of RAIT Limited, Inc.
 3.7      Certificate of Limited Partnership of RAIT Partnership, L.P.
 3.8      Limited Partnership Agreement of RAIT Partnership, L.P.
 4*       Form of Certificate for Common Shares of the Company
 5.1*     Opinion of Ledgewood Law Firm, P.C.
 5.2*     Opinion of Arnold & Porter
 8*       Opinion of Ledgewood Law Firm, P.C. (as to tax matters)
 10.1*    Form of Indemnification Agreement
 10.2*    Form of Agreement between Company and Resource America, Inc.
 23.1     Consent of Ledgewood Law Firm, P.C. (contained in Exhibits 5.1 and 8)
 23.2     Consent of Arnold & Porter (contained in Exhibit 5.2)
 23.3     Consent of Grant Thornton LLP
 23.4*    Consent of Johnson, McClellan, Sullins & Page
 23.5*    Consent of Joseph Dennis Pasquarella & Co.
 23.6*    Consent of M. Richard Cohen
 24       Power of Attorney (included on signature page)

----------------------
* To be filed by amendment.